Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7

AMENDMENT NO. 7, dated as of February 27, 2018 (this “Amendment”), to the Loan Agreement dated as of April 29, 2016, as amended by Amendment No. 1, dated as of August 17, 2016, Amendment No. 2, dated as of September 22, 2016, Amendment No. 3, dated as of March 14, 2017, Amendment No. 4, dated as of March 23, 2017, Amendment No. 5, dated as of November 8, 2017 and Amendment No. 6, dated as of November 29, 2017 (as further amended, supplemented, amended and restated or otherwise modified from time to time) (the “Loan Agreement”) among WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

WHEREAS, Section 2.16 of the Loan Agreement provides that the Borrower may, by written notice to the Administrative Agent, incur Refinancing Term Loans, the proceeds of which are used to refinance in whole or in part any Class of Term Loans pursuant to Section 2.8(c)(i) of the Loan Agreement, by entering into Refinancing Amendments with Lenders willing to provide such Refinancing Term Loans;

WHEREAS, the Borrower desires, pursuant to Section 2.16(a) of the Loan Agreement, to create a new Class of Term A-1 Loans (as defined in the Amended Loan Agreement (as defined below)) under the Loan Agreement in the same aggregate principal amount as the Term A Loans prior to the Amendment No. 7 Effective Date (such amount being $4,021,875,000) and having the terms, rights and obligations under the Loan Documents as set forth in the Loan Agreement and Loan Documents, as amended by this Amendment;

WHEREAS, each Term A Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) to exchange all (or such lesser amount allocated to it by the Administrative Agent) (such existing or lesser amount as set forth on Schedule 1 under the heading “Term A-1 Cashless Roll”) of its Term A Loans outstanding for Term A-1 Loans upon effectiveness of this Amendment and thereafter become a Term A-1 Lender, shall be deemed have consented to this Amendment, including the Collateral and Guarantee Release Amendments (and shall be deemed to have signed the Amendment with respect to the Collateral and Guarantee Release Amendments);

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as an Additional Term A-1 Lender (each, an “Additional Term A-1 Lender”, and collectively, the “Additional Term A-1 Lenders”) will make Term A-1 Loans in the amount set forth opposite such Additional Term A-1 Lender’s name on Schedule 1 hereto to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Term A Loans (as defined in the Amended Loan Agreement);

WHEREAS, the Borrower desires, pursuant to Section 2.14 of the Loan Agreement, to increase the aggregate amount of the Term A-1 Loans under the Loan Agreement by utilizing the Ratio-Based Incremental Amount;

WHEREAS, each Person identified on Schedule 1 hereto as having an Incremental Term A-1 Commitment (each, an “Incremental Term A-1 Lender”, and collectively, the “Incremental Term A-1 Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Loan Agreement, to provide a Term Commitment Increase to the Term A-1 Facility (as defined in the Amended Loan Agreement) in the amount set forth opposite such Incremental Term A-1 Lender’s name on Schedule 1 hereto (and the aggregate principal amount of Term Commitment Increases to the Term A-1 Facility provided pursuant to this Amendment shall be $1,000,000,000);

WHEREAS, Section 2.16 of the Loan Agreement provides that the Borrower may, by written notice to the Administrative Agent, establish Replacement Revolving Credit Commitments, which replace in whole or in part any Class of Revolving Credit Commitments, by entering into Refinancing Amendments with Lenders willing to provide such Replacement Revolving Credit Commitments;

WHEREAS, the Borrower desires, pursuant to Section 2.16(c) of the Loan Agreement, to create a new Class of 2018 Revolving Credit Commitments (as defined in the Amended Loan Agreement) under the Loan Agreement in the same aggregate principal amount as Original Revolving Credit Commitments (as defined in the Amended Loan Agreement) which shall replace the Original Revolving Credit Commitments, and having the terms, rights and obligations as set forth in the Loan Agreement and Loan Documents, as amended by this Amendment;

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as a 2018 Revolving Lender (each a “2018 Revolving Lender”) shall have a 2018 Revolving Credit Commitment in the amount set forth opposite such 2018 Revolving Lender’s name on Schedule 1 hereto and agrees, severally and not jointly, to make Revolving Loans to the Borrower in an amount in Dollars up to the amount of such 2018 Revolving Lender’s 2018 Revolving Credit Commitment;

WHEREAS, after the establishment of the 2018 Revolving Credit Commitments, the Borrower desires, pursuant to Section 2.14 of the Loan Agreement, to increase the aggregate amount of the 2018 Revolving Credit Commitments under the Loan Agreement by utilizing the Ratio-Based Incremental Amount;

WHEREAS, each Person identified on Schedule 1 hereto with a Revolving Credit Commitment Increase (each, a “2018 Revolving Increase Lender”, and collectively, the “2018 Revolving Increase Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Loan Agreement, to provide a Revolving Credit Commitment Increase in the amount set forth opposite such 2018 Revolving Increase Lender’s name on Schedule 1 hereto (and the total amount of Revolving Credit Commitment Increases provided pursuant to this Amendment shall be $750,000,000);

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WHEREAS, pursuant to Section 10.11 of the Loan Agreement, the Borrower has requested certain amendments to the Loan Agreement and the other Loan Documents, and the Lenders party hereto and the Lenders that have executed a Consent constitute (i) the Lenders required pursuant to Section 10.11 of the Loan Agreement with respect to the amendments provided for in Section 2 below and (ii) the Lenders required pursuant to Section 10.11 of the Loan Agreement with respect to the Collateral and Guarantee Release Amendments;

WHEREAS, J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof) (“Merrill Lynch”), Mizuho Bank, Ltd. (“Mizuho”), RBC Capital Markets (“RBCCM”), Wells Fargo Securities, LLC (“Wells Fargo”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“MUFG”), SunTrust Robinson Humphrey, Inc., HSBC Securities (USA) Inc. (“HSBC”), Sumitomo Mitsui Banking Corporation (“Sumitomo Mitsui”), Citigroup Global Markets Inc. and TD Bank, N.A. (“TD Bank”) will act as joint lead arrangers and joint bookrunners, J.P. Morgan, Bank of America, N.A., Mizuho, RBCCM, and Wells Fargo will act as co-syndication agents, MUFG, SunTrust Bank, HSBC, Sumitomo Mitsui, Citibank, N.A., TD Bank, BBVA Compass, The Bank of Nova Scotia and BNP Paribas SA will act as co-documentation agents and DBS Bank Ltd., U.S. Bank N.A. and Fifth Third Bank will act as senior managing agents, in each case, for the Amended Loan Agreement (as defined below);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Loan Agreement.

Section 2. Amendment No. 7 Amendments.

(a) Effective as of the Amendment No. 7 Effective Date (as defined below), the Loan Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto (the “Amended Loan Agreement”).

(b) Exhibit D-1 of the Loan Agreement is hereby amended and restated in its entirety in the form of Annex B hereto.

(c) Schedules 2.3(a), 5.10, 5.17, 6.11, 6.14, 6.15 and 6.17 of the Loan Agreement are hereby amended and restated in their entirety in the form of Schedules 2.3(a), 5.10, 5.17, 6.11, 6.14, 6.15 and 6.17 hereto.

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Section 3. Refinancing Term Loans.

(a) Pursuant to Section 2.16(a) of the Loan Agreement, on the Amendment No. 7 Effective Date, each of the Term A-1 Lenders and the Additional Term A-1 Lenders will make Term A-1 Loans (including Additional Term A-1 Loans) to the Borrower as described in Section 2.1 of the Amended Loan Agreement, with the Term A-1 Loans having the terms set forth in the Amended Loan Agreement. The Borrower shall prepay in full the outstanding principal amount of the Term A Loans with the gross cash proceeds of the Term A-1 Loans (including the Additional Term A-1 Loans).

(b) Each Additional Term A-1 Lender (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Additional Term A-1 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Loan Agreement are required to be performed by it as a Lender.

(c) Upon (i) the execution of a counterpart of this Amendment by each Additional Term A-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Additional Term A-1 Lenders party to this Amendment shall become Lenders under the Amended Loan Agreement and shall have the respective Additional Term A-1 Commitment set forth on Schedule I hereto, effective as of the Amendment No. 7 Effective Date.

(d) This Amendment No. 7 constitutes a Refinancing Amendment in respect of the Term A Loans.

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Section 4. Replacement Revolving Commitments.

(a) Pursuant to Section 2.16(c) of the Loan Agreement, each of the 2018 Revolving Lenders shall have a 2018 Revolving Credit Commitment in the amount set forth opposite such 2018 Revolving Lender’s name on Schedule 1 hereto and agrees, severally and not jointly, to make Revolving Loans to the Borrower as described in Section 2.2 of the Amended Loan Agreement, with such 2018 Revolving Credit Commitments having the terms set forth in the Amended Loan Agreement. On the Amendment No. 7 Effective Date, the 2018 Revolving Commitments will replace the Original Revolving Credit Commitments. The Borrower shall prepay in full the outstanding principal amount of any Revolving Loans outstanding immediately prior to the Amendment No. 7 Effective Date. Any Letters of Credit outstanding immediately prior to the Amendment No. 7 Effective Date shall be deemed to be issued under the 2018 Revolving Credit Commitments.

(b) Each 2018 Revolving Lender (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other 2018 Revolving Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Loan Agreement are required to be performed by it as a Lender.

(c) Upon (i) the execution of a counterpart of this Amendment by each 2018 Revolving Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the 2018 Revolving Lenders party to this Amendment shall become Lenders under the Amended Loan Agreement and shall have the respective 2018 Revolving Credit Commitment set forth on Schedule I hereto, effective as of the Amendment No. 7 Effective Date.

(d) This Amendment No. 7 constitutes a Refinancing Amendment in respect of the Original Revolving Credit Commitments.

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Section 5. Incremental Term Facility.

(a) Pursuant to Section 2.14 of the Loan Agreement, on the Amendment No. 7 Effective Date, immediately after the incurrence of the Term A-1 Loans, each of the Incremental Term A-1 Lenders will make Incremental Term A-1 Loans to the Borrower as described in Section 2.1 of the Amended Loan Agreement. The Incremental Term A-1 Loans shall be part of the Class as, and increase the amount of, the Term A-1 Loans.

(b) Each Incremental Term A-1 Lender (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Incremental Term A-1 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Loan Agreement are required to be performed by it as a Lender.

(c) Upon (i) the execution of a counterpart of this Amendment by each Incremental Term A-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Incremental Term A-1 Lenders party to this Amendment shall become Lenders under the Amended Loan Agreement and shall have the respective Incremental Term A-1 Commitment set forth on Schedule I hereto, effective as of the Amendment No. 7 Effective Date.

(d) This Amendment shall constitute an Incremental Amendment with respect to the Incremental Term A-1 Loans for all purposes under the Loan Agreement.

Section 6. Revolving Credit Commitment Increase.

(a) The Borrower and each 2018 Revolving Increase Lender hereby agree that, on the Amendment No. 7 Effective Date immediately after the establishment of the 2018 Revolving Credit Commitments, the Revolving Credit Commitment Increase of such 2018 Revolving Increase Lender shall become effective and the 2018 Revolving Credit Commitments shall be deemed increased by the amount of the Revolving Credit Commitment Increases of such 2018 Revolving Increase Lenders in the amounts set forth on Schedule 1 hereto. Pursuant to Section 2.14 of the Loan Agreement, the Revolving Credit Commitment Increases shall be 2018 Revolving Credit Commitments for all purposes under the Loan Agreement and each of the other Loan Documents and shall be of the same Class as, and shall have terms identical to, the 2018 Revolving Credit Commitments.

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(b) Each 2018 Revolving Increase Lender acknowledges and agrees that upon the Amendment No. 7 Effective Date, such 2018 Revolving Increase Lender shall be a “Lender” under, and for all purposes of, the Loan Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c) This Amendment shall constitute an Incremental Amendment with respect to the Revolving Credit Commitment Increase for all purposes under the Loan Agreement.

Section 7. Representations and Warranties.

Each Loan Party represents and warrants as of the Amendment No. 7 Effective Date that:

(a) Immediately before and after giving effect to this Amendment, each of the representations and warranties set forth in the Amended Loan Agreement and in the other Loan Documents shall be and remain true and correct in all material respects (or, if qualified as to “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) as of said time, except to the extent the same expressly relate to an earlier date.

(b) At the time of and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 8. Conditions to Effectiveness of Amendment No. 7.

This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 7 Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (and, to the extent requested by the Administrative Agent, followed promptly by originals) unless otherwise specified:

(1) counterparts of this Amendment or a Consent, as applicable, executed by each of the Loan Parties, the Term A-1 Lenders, the Additional Term A-1 Lenders, the Incremental Term A-1 Lenders, the 2018 Revolving Lenders, the 2018 Revolving Increase Lenders, the L/C Issuers and the Required Lenders; and

(2) a Term A-1 Note executed by the Borrower in favor of each Term A-1 Lender requesting a Term A-1 Note at least two (2) Business Days prior to the Amendment No. 7 Effective Date, if any.

(b) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (and, to the extent requested by the Administrative Agent, followed promptly by originals) unless otherwise specified;

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(1) (A) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Loan Parties and (B) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Young Conaway Stargatt & Taylor, LLP, local counsel to the Borrower and the Guarantors in the state of Delaware;

(2) (i) copies of the certificate of formation, certificate of incorporation, certificate of organization, operating agreement, articles of incorporation, memorandum and articles of association and bylaws, as applicable (or comparable organizational documents) of the Borrower and the Guarantors and, to the extent applicable, certified as of a recent date by the appropriate governmental official (or a representation that such documents have not been amended since the prior date of delivery); (ii) incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party as of the Amendment No. 7 Effective Date and prior to the funding of the Term A-1 Loans; (iii) resolutions of the board of directors or similar governing body of the Loan Parties approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party as of the Amendment No. 7 Effective Date and prior to the funding of the Term A-1 Loans, certified as of the Amendment No. 7 Effective Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) copies of the certificates of good standing or the equivalent (if any) for each Loan Party from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, in each case dated a recent date prior to the Amendment No. 7 Effective Date; and

(3) a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in (i) Section 2.14(a)(B) of the Loan Agreement with respect to the Incremental Term A-1 Loans and the Revolving Credit Commitment Increase, (ii) Section 2.16(a)(v) of the Loan Agreement with respect to the Term A-1 Loans, (iii) Section 2.16(c)(iv) of the Loan Agreement with respect to the 2018 Revolving Credit Commitments and (iv) in paragraphs (i) and (j) of this Section 8 as of the Amendment No. 7 Effective Date.

(c) The Term A Loans shall be repaid with the proceeds of the Term A-1 Loans substantially simultaneously with effectiveness of this Amendment and the Borrower shall have delivered a prepayment notice with respect to such repayment as required by Section 2.8(a)(i) of the Loan Agreement.

(d) To the extent outstanding, any Revolving Loans outstanding immediately prior to the Amendment No. 7 Effective Date under the Original Revolving Commitments shall be repaid with the proceeds of Revolving Loans under the 2018 Revolving Credit Commitments (including as increased by the Revolving Credit Commitment Increase) and the Original Revolving Credit Commitments shall be terminated substantially simultaneously with the effectiveness of this Amendment and the Borrower shall have delivered a prepayment notice with respect to such repayment as required by Section 2.8(a)(i) of the Loan Agreement and a

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termination notice with respect to such termination as required by Section 2.10 of the Loan Agreement.

(e) The aggregate principal amount of the Term A-1 Loans (other than any Incremental Term A-1 Loans) plus the aggregate principal amount of the Additional Term A-1 Loan Commitments shall equal the aggregate principal amount of the outstanding Term A Loans immediately prior to the Amendment No. 7 Effective Date.

(f) The Borrower shall have paid to the Administrative Agent, for the ratable account of the Term A Lenders and the Revolving Lenders immediately prior to the Amendment No. 7 Effective Date, all accrued and unpaid interest and fees on the Term A Loans, Revolving Loans and Original Revolving Credit Commitments to, but not including, the Amendment No. 7 Effective Date.

(g) The Borrower shall have paid to the Administrative Agent, (x) for the ratable account of the Term A-1 Lenders, upfront fees equal to (i) 0.10% of the aggregate principal amount of Term A-1 Loans that are provided by Term A Lenders up to the aggregate principal amount of the Term A Loans of any such Term A Lender immediately prior to the Amendment No. 7 Effective Date and (ii) 0.20% of the aggregate principal amount of Term A-1 Loans that are provided either (i) by persons that are not Term A Lenders or (ii) by a Term A Lender in an amount in excess of the aggregate principal amount of the Term A Loans of any such Term A Lender immediately prior to the Amendment No. 7 Effective Date, (y) for the ratable account of the 2018 Revolving Lenders, upfront fees equal to (i) 0.10% of the aggregate principal amount of 2018 Revolving Credit Commitments that are provided by Lenders who were Revolving Lenders immediately prior to the Amendment No. 7 Effective Date (an “Existing Revolving Lender”) up to the aggregate principal amount of the Original Revolving Credit Commitments of any such Existing Revolving Lender immediately prior to the Amendment No. 7 Effective Date and (ii) 0.20% of the aggregate principal amount of 2018 Revolving Credit Commitments that are provided either (i) by persons that are not Existing Revolving Lenders or (ii) by an Existing Revolving Lender in an amount in excess of the aggregate principal amount of the Original Revolving Credit Commitments of such Existing Revolving Lender immediately prior to the Amendment No. 7 Effective Date and (z) for the ratable account of the U.S. Term B-3 Lenders, consent fees equal to 0.025% of the aggregate principal amount of U.S. Term B-3 Loans of U.S. Term B-3 Lenders who provide a counterpart to this Amendment.

(h) All reasonable and documented out-of-pocket fees and expenses due to the Administrative Agent and Merrill Lynch required to be paid on the Amendment No. 7 Effective Date (including pursuant to Section 16 hereof) shall have been paid (or the Borrower shall have made arrangements reasonably satisfactory to the Administrative Agent for such payment).

(i) At the time and immediately after giving effect to the incurrence of the Term A-1 Loans and the establishment of the 2018 Revolving Credit Commitments, no Default or Event of Default shall have occurred and be continuing.

(j) Each of the representations and warranties of the Loan Parties set forth in the Loan Agreement, Section 7 of this Amendment and in the other Loan Documents shall be

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and remain true and correct in all material respects (or, if qualified as to “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) as of the Amendment No. 7 Effective Date, except to the extent the same expressly relate to an earlier date.

(k) The Administrative Agent shall have received, no later than 3 Business Days in advance of the Amendment No. 7 Effective Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least seven (7) Business Days prior to the Amendment No. 7 Effective Date by the Term A-1 Lenders, Additional Term A-1 Lenders, Incremental Term A-1 Lenders or Revolving Lenders through the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(l) The Administrative Agent shall have received the notice of Borrowing required by Section 2.5 of the Loan Agreement; provided that the parties hereto agree that the notice of Borrowing in respect of such Term A-1 Loans, Additional Term A-1 Loans, the Incremental Term A-1 Loans or Revolving Loans under the 2018 Revolving Credit Commitments may be made conditional on the effectiveness of this Amendment.

(m) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each other Loan Party relating thereto).

(n) The Administrative Agent shall have received an executed Solvency Certificate signed on behalf of the Borrower, dated the Amendment No. 7 Effective Date.

(o) The Administrative Agent shall have received the results of a recent Lien search with respect to each Grantor to the extent customary in the applicable jurisdiction and reasonably requested by the Administrative Agent with respect to the Grantors.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 7 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, the obligations of the Term A-1 Lenders to make Term A-1 Loans and the 2018 Revolving Lenders to provide the 2018 Revolving Credit Commitments will automatically terminate, if each of the conditions set forth or referred to in this Section 8 has not been satisfied at or prior to 5:00 p.m., New York City time, on February 27, 2018.

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Section 9. Collateral and Guarantee Release Amendments.

Effective as of the Collateral and Guarantees Release Amendments Effective Date, the Loan Agreement is hereby amended as follows (collectively, the “Collateral and Guarantee Release Amendments”):

(a) The first sentence of Section 9.12 of the Loan Agreement is hereby amended by adding the following new clause (vii):

“(vii) upon the written request of the Borrower during a Collateral and Guarantee Suspension Period, release any of the Guarantors from their obligations under the Guaranty and release any Liens granted to or held by the Collateral Agent under any Loan Document covering any of the Property of the Grantors.”

(b) The first sentence of the fourth paragraph of Section 9.12 of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

“Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, on or following a Collateral and Guarantee Suspension Date, (a) the Borrower shall be entitled to request by written notice to the Administrative Agent and Collateral Agent the release of any or all of the Liens granted on the Collateral and the release of any or all of the Guarantors from their obligations under the Guaranty, (b) the Lenders hereby irrevocably agree such Liens shall automatically be released and the Guaranty of such Guarantors shall automatically be discharged and released without any further action by any Person (and the Administrative Agent and Collateral Agent shall (and are authorized by the Lenders to), at the expense of the Borrower, take all steps reasonably requested by the Borrower to promptly evidence or confirm any such release) and (c) the Unsecured Covenant Package shall become effective.”

(c) Section 10.11(a) of the Loan Agreement is hereby amended by adding the following as a new paragraph at the end thereof:

“In addition, notwithstanding the foregoing, only the consent of the Required Lenders shall be required in respect of any amendments or modifications of the following definitions: Collateral and Guarantee Suspension Period and Collateral and Guarantee Period.”

Section 10. Conditions to Effectiveness of Collateral and Guarantee Release Amendments.

This Collateral and Guarantee Release Amendments shall become effective on the date on which each of the following conditions is satisfied (the “Collateral and Guarantee Release Amendments Effective Date”):

(a) The Amendment No. 7 Effective Date has occurred.

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(b) No U.S. Term B-3 Loans (or any other term B loans under the Amended Loan Agreement) remain outstanding.

The Borrower shall notify the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) of the Collateral and Guarantee Release Amendments Effective Date and such notice shall be conclusive and binding.

Section 11. Formal Requests Deemed Made.

By its execution of this Amendment, the Borrower hereby delivers and the Administrative Agent hereby acknowledges receipt of this Amendment as the satisfaction of the requirements to give notice required to the Administrative Agent pursuant to Section 2.14(a), Section 2.16(a) and Section 2.16(c) of the Loan Agreement.

Section 12. Acknowledgments.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Term A-1 Loans and the 2018 Revolving Credit Commitments) pursuant to the Collateral Documents and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Term A-1 Loans and the 2018 Revolving Credit Commitments) pursuant to the Collateral Documents.

Section 13. Liens Unimpaired.

Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that after giving effect to this Amendment, neither the modification of the Loan Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (including, for the avoidance of doubt, any Cayman Islands law governed share mortgage granted by any Loan Party), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 14. Entire Agreement.

This Amendment, the Loan Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth

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herein, this Amendment and the Loan Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Loan Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Loan Agreement or any of the Loan Documents. It is understood and agreed that each reference in each Loan Document to the “Loan Agreement,” whether direct or indirect, shall hereafter be deemed to be a reference to the Loan Agreement as amended by this Amendment and that this Amendment is a “Loan Document”, a “Refinancing Amendment” and an “Incremental Amendment.”

Section 15. Amendment, Modification and Waiver.

This Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

Section 16. Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 17. Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 18. Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10.22 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

Section 19. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

13

Section 20. Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Additionally, the Lenders party hereto and the Lenders that have executed a Consent (such Lenders constituting the relevant Required Lenders) hereby consent to the terms of to the Amended Loan Agreement and the Collateral and Guarantee Release Amendments. In addition, the consent of each Term A-1 Lender, Additional Term A-1 Lender, Incremental Term A-1 Lender and Revolving Lender to the Collateral and Guarantee Release Amendments shall be binding upon each of their successors and assigns (and in connection with any assignment of the Loans or Revolving Credit Commitments of such Lender, by signing the Assignment and Assumption the assignee of the Loans or Revolving Credit Commitments shall be deemed to have signed this Amendment with respect to the Collateral and Guarantee Release Amendments).

Section 21. Mortgage Amendments.

Within ninety (90) days after the Amendment No. 7 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, with respect to each Mortgaged Property, the Administrative Agent shall have received either the items listed in paragraph (a) or the items listed in paragraph (b) as follows:

(a) a favorable opinion or email confirmation, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which each Mortgaged Property is located substantially to the effect that:

(i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Loan Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Loan Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

14

(b) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i) an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(ii) a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment (such opinion may take assumptions for any matters addressed in the local counsel opinion originally delivered in connection with the Mortgage);

(iii) a date down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

(iv) evidence of payment by the Borrower of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and

(v) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section 21 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the title policy contemplated in this Section 21.

Section 22. Tax Matters.

All of the Term A-1 Loans (whether issued for cash or issued in exchange for Term A Loans) will be treated as one fungible tranche for U.S. federal income tax purposes.

15

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WESTERN DIGITAL CORPORATION

By:	/s/ Mark Long
Name: Mark Long
Title: President WD Capital, Chief Strategy Officer and Chief Financial Officer

[Signature Page To Amendment No. 7]

HGST, INC.

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: President and Secretary

WD MEDIA, LLC

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: Secretary

WESTERN DIGITAL (FREMONT), LLC

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: Vice President and Secretary

WESTERN DIGITAL TECHNOLOGIES, INC.

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: Executive Vice President, Chief Legal Officer and Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Executive Director

[Signature Page To Amendment No. 7]

LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

SCHEDULE I

Lender	Term A-1 Cashless Roll	Additional Term A-1 Commitment	Incremental Term A-1 Commitment	Total
JPMorgan Chase Bank, N.A.	$300,000,000.00	$28,629,574.81	$17,312,175.19	$345,941,750.00
Royal Bank of Canada	$146,770,198.17	$153,229,801.83	$0.00	$300,000,000.00
Wells Fargo Bank, N.A.	$156,951,219.52	$143,048,780.48	$0.00	$300,000,000.00
Citibank, N.A.	$0.00	$200,000,000.00	$0.00	$200,000,000.00
Fifth Third Bank	$0.00	$140,000,000.00	$0.00	$140,000,000.00
Mizuho Bank, Ltd.	$276,986,204.27	$0.00	$23,013,795.73	$300,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$240,182,926.83	$0.00	$22,317,073.17	$262,500,000.00
SunTrust Bank	$183,823,170.73	$0.00	$78,676,829.27	$262,500,000.00
HSBC Bank USA, National Association	$187,532,926.83	$0.00	$22,317,073.17	$209,850,000.00
Sumitomo Mitsui Banking Corporation	$215,807,926.83	$0.00	$46,692,073.17	$262,500,000.00
TD Bank, N.A.	$156,951,219.52	$0.00	$105,548,780.48	$262,500,000.00
BBVA Compass	$0.00	$0.00	$192,500,000.00	$192,500,000.00
The Bank of Nova Scotia	$181,326,219.52	$0.00	$33,673,780.48	$215,000,000.00
DBS Bank Ltd.	$98,094,512.20	$0.00	$41,905,487.80	$140,000,000.00
U.S. Bank N.A.	$109,865,853.65	$0.00	$30,134,146.35	$140,000,000.00
BNP Paribas SA	$73,125,000.00	$0.00	$31,875,000.00	$105,000,000.00
PNC Bank, National Association	$58,856,707.32	$0.00	$11,143,292.68	$70,000,000.00
Industrial and Commercial Bank of China, Ltd., New York Branch	$0.00	$0.00	$70,000,000.00	$70,000,000.00
Bank of China, Los Angeles Branch	$35,314,024.40	$0.00	$5,985,975.60	$41,300,000.00
Comerica Bank	$23,542,682.92	$0.00	$1,457,317.08	$25,000,000.00
American Savings Bank, F.S.B.	$0.00	$0.00	$10,500,000.00	$10,500,000.00
Crédit Agricole Corporate and Investment Bank	$0.00	$0.00	$60,000,000.00	$60,000,000.00
State Bank of India, New York Branch	$29,250,000.00	$0.00	$25,750,000.00	$55,000,000.00
Santander Bank, N.A.	$0.00	$0.00	$35,000,000.00	$35,000,000.00
Raiffeisen Bank International AG	$0.00	$0.00	$10,000,000.00	$10,000,000.00
Branch Banking & Trust Company	$0.00	$0.00	$25,000,000.00	$25,000,000.00
Bank Hapoalim B.M.	$0.00	$0.00	$6,324,573.01	$6,324,573.01

Lender	Term A-1 Cashless Roll	Additional Term A-1 Commitment	Incremental Term A-1 Commitment	Total
Stiffel Bank & Trust	$0.00	$0.00	$6,324,400.00	$6,324,400.00
Woodforest National Bank	$0.00	$0.00	$5,000,000.00	$5,000,000.00
Hua Nan Commercial Bank, Los Angeles Branch	$0.00	$0.00	$29,250,000.00	$29,250,000.00
Raymond James Bank, N.A.	$0.00	$0.00	$10,000,000.00	$10,000,000.00
Bank of Taiwan, a Republic of China Bank acting through its Los Angeles Branch	$0.00	$0.00	$19,596,321.34	$19,596,321.34
Peapack-Gladstone Bank	$0.00	$0.00	$10,626,905.48	$10,626,905.48
Banco de Credito e Inversiones SA, Miami Branch	$0.00	$0.00	$3,000,000.00	$3,000,000.00
MidFirst Bank	$0.00	$0.00	$5,000,000.00	$5,000,000.00
Liberty Bank	$2,925,000.00	$0.00	$1,075,000.00	$4,000,000.00
First Commercial Bank, Ltd., A Republic of China Bank Acting Through Its Los Angeles Branch	$0.00	$0.00	$3,000,000.00	$3,000,000.00
Bank of America, N.A.	$300,000,000.00	$0.00	$0.00	$300,000,000.00
HSBC Bank PLC	$52,650,000.00	$0.00	$0.00	$52,650,000.00
Bank of the West	$59,500,000.00	$0.00	$0.00	$59,500,000.00
KeyBank National Association	$52,500,000.00	$0.00	$0.00	$52,500,000.00
The Northern Trust Company	$42,000,000.00	$0.00	$0.00	$42,000,000.00
First Hawaiian Bank	$28,000,000.00	$0.00	$0.00	$28,000,000.00
PowerShares Senior Loan Portfolio	$102,757,107.73	$0.00	$0.00	$102,757,107.73
The Bank of East Asia Limited, New York Branch	$53,625,000.00	$0.00	$0.00	$53,625,000.00
First Tennessee Bank National Association	$21,450,000.00	$0.00	$0.00	$21,450,000.00
Bangkok Bank Public Company Limited, New York Branch	$24,375,000.00	$0.00	$0.00	$24,375,000.00
Credit Industriel et Commercial – New York Branch	$14,625,000.00	$0.00	$0.00	$14,625,000.00

Lender	Term A-1 Cashless Roll	Additional Term A-1 Commitment	Incremental Term A-1 Commitment	Total
Taiwan Cooperative Bank, Los Angeles Branch	$19,500,000.00	$0.00	$0.00	$19,500,000.00
Mega International Commercial Bank Los Angeles Branch	$17,550,000.00	$0.00	$0.00	$17,550,000.00
CTBC Bank Co., Ltd., New York Branch	$14,625,000.00	$0.00	$0.00	$14,625,000.00
E. Sun Commercial Bank, Ltd., Los Angeles Branch	$14,625,000.00	$0.00	$0.00	$14,625,000.00
55 Loan Strategy Fund a series Trust of Multi Manager Global Investment Trust	$1,055,417.02	$0.00	$0.00	$1,055,417.02
55 Loan Strategy Fund Series 2 A Series Trust Of Multi Manager Global Investment Trust	$1,943,688.82	$0.00	$0.00	$1,943,688.82
55 Loan Strategy Fund Series 3 A Series Trust of Multi Manager Global Investment Trust	$1,401,723.38	$0.00	$0.00	$1,401,723.38
55 Loan Strategy Fund Series 4 a Series Trust of Multi Manager Global Investment Trust	$102,699.68	$0.00	$0.00	$102,699.68
BlackRock Global Long/Short Credit Fund of BlackRock Funds	$5,213,012.51	$0.00	$0.00	$5,213,012.51
Houston Casualty Company	$288,918.82	$0.00	$0.00	$288,918.82
JNL/BlackRock Global Long Short Credit Fund	$243,750.49	$0.00	$0.00	$243,750.49
Magnetite IX, Limited	$443,625.49	$0.00	$0.00	$443,625.49
Magnetite VII, Limited	$1,126,124.51	$0.00	$0.00	$1,126,124.51
Magnetite VIII, Limited	$560,624.51	$0.00	$0.00	$560,624.51
Magnetite XI, Limited	$307,125.49	$0.00	$0.00	$307,125.49

Lender	Term A-1 Cashless Roll	Additional Term A-1 Commitment	Incremental Term A-1 Commitment	Total
R3 Capital Partners Master, L.P.	$22,749.68	$0.00	$0.00	$22,749.68
U.S. Specialty Insurance Company	$288,723.82	$0.00	$0.00	$288,723.82
UnitedHealthcare Insurance Company	$154,985.02	$0.00	$0.00	$154,985.02
Apollo AF Loan Trust 2012	$9,750,000.00	$0.00	$0.00	$9,750,000.00
First Interstate Bank	$3,417,523.20	$0.00	$0.00	$3,417,523.20
Octagon Investment Partners 28, Ltd.	$1,950,000.00	$0.00	$0.00	$1,950,000.00
Octagon Investment Partners XIV, Ltd.	$2,925,000.00	$0.00	$0.00	$2,925,000.00
Octagon Investment Partners XV, Ltd.	$2,437,500.00	$0.00	$0.00	$2,437,500.00
Octagon Investment Partners XXIII, Ltd.	$1,462,500.00	$0.00	$0.00	$1,462,500.00
Atlas Senior Loan Fund II, Ltd.	$419,250.00	$0.00	$0.00	$419,250.00
Atlas Senior Loan Fund III, Ltd.	$3,831,750.00	$0.00	$0.00	$3,831,750.00
Atlas Senior Loan Fund V, Ltd.	$516,750.00	$0.00	$0.00	$516,750.00
Atlas Senior Loan Fund VI, Ltd.	$565,500.00	$0.00	$0.00	$565,500.00
Eaton Vance Floating Rate Portfolio	$2,925,000.00	$0.00	$0.00	$2,925,000.00
Eaton Vance Institutional Senior Loan Fund	$1,706,250.00	$0.00	$0.00	$1,706,250.00
Eaton Vance Loan Fund Series III A Series Trust of Multi Manager Global Investment Trust	$243,750.00	$0.00	$0.00	$243,750.00
California Street CLO XII, Ltd.	$1,462,500.00	$0.00	$0.00	$1,462,500.00
Symphony CLO XIV, Ltd	$2,437,500.00	$0.00	$0.00	$2,437,500.00
Symphony CLO XV, Ltd	$975,000.00	$0.00	$0.00	$975,000.00
Carlyle Global Market Strategies CLO 2013-2, Ltd.	$780,000.00	$0.00	$0.00	$780,000.00
Carlyle Global Market Strategies CLO 2013-3, Ltd.	$633,750.00	$0.00	$0.00	$633,750.00

Lender	Term A-1 Cashless Roll	Additional Term A-1 Commitment	Incremental Term A-1 Commitment	Total
Carlyle Global Market Strategies CLO 2014-1, Ltd.	$536,250.00	$0.00	$0.00	$536,250.00
Gamstar (US) Pte. Ltd.	$9,750,000.00	$0.00	$0.00	$9,750,000.00

Total:	$3,356,966,842.88	$664,908,157.12	$1,000,000,000.00	$5,021,875,000.00

Lender	2018 Revolving Credit Commitment	Revolving Credit Commitment Increase	Total
JPMorgan Chase Bank, N.A.	$152,500,000.00	$47,500,000.00	$200,000,000.00
Royal Bank of Canada	$0.00	$167,500,000.00	$167,500,000.00
Wells Fargo Bank, N.A.	$0.00	$167,500,000.00	$167,500,000.00
Mizuho Bank, Ltd.	$0.00	$167,500,000.00	$167,500,000.00
Bank of America, N.A.	$0.00	$200,000,000.00	$200,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$112,500,000.00	$0.00	$112,500,000.00
HSBC Bank USA, National Association	$112,500,000.00	$0.00	$112,500,000.00
SunTrust Bank	$112,500,000.00	$0.00	$112,500,000.00
Sumitomo Mitsui Banking Corporation	$112,500,000.00	$0.00	$112,500,000.00
Citibank, N.A.	$175,000,000.00	$0.00	$175,000,000.00
The Toronto-Dominion Bank, New York Branch	$112,500,000.00	$0.00	$112,500,000.00
BBVA Compass	$82,500,000.00	$0.00	$82,500,000.00
The Bank of Nova Scotia	$60,000,000.00	$0.00	$60,000,000.00
DBS Bank Ltd.	$60,000,000.00	$0.00	$60,000,000.00
U.S. Bank National Association	$60,000,000.00	$0.00	$60,000,000.00
Fifth Third Bank	$60,000,000.00	$0.00	$60,000,000.00
BNP Paribas	$45,000,000.00	$0.00	$45,000,000.00
Credit Suisse AG, Cayman Islands Branch	$67,300,000.00	$0.00	$67,300,000.00
PNC Bank, National Association	$30,000,000.00	$0.00	$30,000,000.00
Industrial and Commercial Bank of China, Ltd., New York Branch	$30,000,000.00	$0.00	$30,000,000.00
Bank of the West	$25,500,000.00	$0.00	$25,500,000.00
KeyBank National Association	$22,500,000.00	$0.00	$22,500,000.00
The Northern Trust Company	$18,000,000.00	$0.00	$18,000,000.00
Bank of China, Los Angeles Branch	$17,700,000.00	$0.00	$17,700,000.00
Comerica Bank	$15,000,000.00	$0.00	$15,000,000.00
First Hawaiian Bank	$12,000,000.00	$0.00	$12,000,000.00
American Savings Bank, F.S.B.	$4,500,000.00	$0.00	$4,500,000.00

Total:	$1,500,000,000.00	$750,000,000.00	$2,250,000,000.00

EXHIBIT A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 7 (“Amendment”) to that certain Loan Agreement, dated as of April 29, 2016 (as extended, renewed, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Loan Agreement”), by and among Western Digital Corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the Lenders from time to time party thereto and the other parties thereto. Unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment (including the form of Amended Loan Agreement attached thereto).

Existing Term A Lenders / Cashless Settlement

Each undersigned Term A Lender hereby irrevocably and unconditionally (i) consents to convert 100% of the outstanding principal amount of the Term A Loans held by such Term A Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into a Term A-1 Loan in a like principal amount via a cashless roll, (ii) consents to the terms of the Amendment and the Amended Loan Agreement and (iii) consents to (and shall be deemed to have signed the Amendment with respect to) the Collateral and Guarantee Release Amendments (which consent shall be binding upon its successors and assigns (and in connection with any assignment of the Loans of such Lender, by signing the Assignment and Assumption the assignee of the Loans shall be deemed to have signed the Amendment with respect to the Collateral and Guarantee Release Amendments)).

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: February , 2018

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

ANNEX A

Amended Loan Agreement

[See attached.]

LOAN AGREEMENT

AMONG

WESTERN DIGITAL CORPORATION,

a Delaware corporation, as Borrower,

VARIOUS LENDERS

FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MIZUHO BANK, LTD.,

RBC CAPITAL MARKETS,

WELLS FARGO SECURITIES, LLC,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

SUNTRUST ROBINSON HUMPHREY, INC,

HSBC SECURITIES (USA) INC.,

SUMITOMO MITSUI BANKING CORPORATION,

CITIGROUP GLOBAL MARKETS INC., and

TD BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners,

J.P. MORGAN SECURITIES LLC,

BANK OF AMERICA, N.A.,

MIZUHO BANK, LTD.,

RBC CAPITAL MARKETS, and

WELLS FARGO SECURITIES, LLC,

as Co-Syndication Agents,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

SUNTRUST BANK,

HSBC BANK PLC,

SUMITOMO MITSUI BANKING CORPORATION,

CITIBANK, N.A.,

TD BANK, N.A.,

BBVA COMPASS,

THE BANK OF NOVA SCOTIA, and

BNP PARIBAS SA,

as Co-Documentation Agents

and

DBS BANK LTD.,

U.S. BANK N.A., and

FIFTH THIRD BANK,

as Senior Managing Agents

Dated as of April 29, 2016

as amended by Amendment No. 1, dated as of August 17, 2016

as further amended by Amendment No. 2, dated as of September 22, 2016 as further amended by Amendment No. 3, dated as of March 14, 2017 as further amended by Amendment No. 4, dated as of March 23, 2017 as further amended by Amendment No. 5, dated as of November 8, 2017 as further amended by Amendment No. 6, dated as of November 29, 2017 and as further amended by Amendment No. 7, dated as of February 27, 2018

-i-

-ii-

-iii-

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Term A-1 Note
EXHIBIT D-2	—	U.S. Term B-3 Note
EXHIBIT D-3	—	[Reserved]
EXHIBIT D-4	—	Revolving Note
EXHIBIT E	—	Solvency Certificate
EXHIBIT F	—	Compliance Certificate
EXHIBIT G	—	Assignment and Assumption
EXHIBIT H-1	—	Form of Trademark Security Agreement
EXHIBIT H-2	—	Form of Patent Security Agreement
EXHIBIT H-3	—	Form of Copyright Security Agreement
EXHIBIT I	—	Form of Security Agreement
EXHIBIT J	—	Form of Guaranty
EXHIBIT K	—	Escrow Agreement
EXHIBIT L	—	U.S. Tax Compliance Certificate
EXHIBIT M	—	Form of Global Intercompany Note

SCHEDULE 1	—	Term Loan Commitments and Revolving Credit Commitments as of the Closing Date
SCHEDULE 2.3(a)	—	Existing Letters of Credit
SCHEDULE 5.5	—	Litigation
SCHEDULE 5.10	—	Subsidiaries
SCHEDULE 5.17	—	Capitalization
SCHEDULE 6.11	—	Transactions with Affiliates
SCHEDULE 6.14	—	Indebtedness
SCHEDULE 6.15	—	Liens
SCHEDULE 6.17	—	Investments
SCHEDULE 6.24	—	Certain Post-Closing Obligations

-iv-

LOAN AGREEMENT

This Loan Agreement is entered into as of April 29, 2016, as amended by Amendment No. 1, dated as of August 17, 2016, Amendment No. 2, dated as of September 22, 2016, Amendment No. 3, dated as of March 14, 2017, Amendment No. 4, dated as of March 23, 2017, Amendment No. 5, dated as of November 8, 2017, Amendment No. 6, dated as of November 29, 2017 and Amendment No. 7, dated as of February 27, 2018, by and among WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Borrower”), the various institutions from time to time party to this Agreement, as Lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent” or “Collateral Agent”).

Preliminary Statements

The Borrower has entered into the Agreement and Plan of Merger, dated as of October 21, 2015 (together with the exhibits and disclosure schedules thereto and as in effect on the Closing Date, the “Acquisition Agreement”) with Schrader Acquisition Corporation, a Delaware corporation and a Wholly-owned Subsidiary of the Borrower (“Merger Sub”), and SanDisk Corporation, a Delaware corporation (the “Target Company”), pursuant to which (i) Western Digital Technologies, Inc., a Delaware corporation and a Wholly-owned Subsidiary of the Borrower, will acquire all of the outstanding shares of the Target Company and (ii) Merger Sub will merge with and into the Target Company, with the Target Company surviving such merger as a Wholly-owned Subsidiary of the Borrower (collectively, the “Schrader Acquisition”).

The Borrower has requested that (i) the Revolving Lenders provide a revolving credit facility to the Borrower on the Escrow Release Date in an aggregate principal amount of $1,000,000,000 pursuant to this Agreement, (ii) the Term A Lenders extend the Term A Loans to the Borrower on the Escrow Release Date in an aggregate principal amount of $4,125,000,000 pursuant to this Agreement, (iii) the U.S. Term B Lenders extend the U.S. Term B Loan to the Borrower on the Closing Date in an aggregate principal amount of $3,750,000,000 pursuant to this Agreement and (iv) the Euro Term B Lenders extend the Euro Term B Loan to the Borrower on the Closing Date in an aggregate principal amount of €885,000,000 pursuant to this Agreement.

On the Closing Date, the Borrower and the Escrow Agent (as defined below) entered into an Escrow Agreement, pursuant to which the proceeds of the Term B Loans were deposited into the Escrow Account.

On the Escrow Release Date, the borrowings of the Term Loans were used, together with the net proceeds of the issuance of the Senior Secured Notes and the Senior Unsecured Notes, the net proceeds of the Additional Bridge Facility, any borrowings of the Revolving Loans on the Escrow Release Date and cash on hand (i) to finance the Schrader Acquisition and the Escrow Release Date Refinancing and (ii) to pay fees and expenses incurred in connection therewith. The Revolving Loans and Letters of Credit will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of the transactions that are not prohibited by the terms of this Agreement.

The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1. DEFINITIONS; INTERPRETATION.

Section 1.1 Definitions. The following terms when used herein shall have the following meanings:

“2018 Revolving Credit Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1 to Amendment No. 7 and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Lenders’ 2018 Revolving Credit Commitments (including the Revolving Credit Commitment Increase) on the Amendment No. 7 Effective Date is $2,250.0 million.

“2024 Convertible Notes” means the $1,100 million aggregate principal amount of 1.50% Convertible Senior Notes due 2024 of the Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time, including any senior unsecured exchange notes issued in lieu thereof.

“2024 Convertible Notes Documents” means the 2024 Convertible Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Convertible Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“2024 Convertible Notes Indenture” means the Indenture dated as of February 13, 2018, under which the 2024 Convertible Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2026 Senior Unsecured Notes” means the $2,300 million aggregate principal amount of 4.750% Senior Unsecured Notes due 2026 of the Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time, including any senior unsecured exchange notes issued in lieu thereof.

“2026 Senior Unsecured Notes Documents” means the 2026 Senior Unsecured Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“2026 Senior Unsecured Notes Indenture” means the Indenture dated as of February 13, 2018, under which the 2026 Senior Unsecured Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of 50.00% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Restricted Subsidiary), but, at the Borrower’s option, including acquisitions of Equity Interests increasing the ownership of the Borrower or a Subsidiary in an existing Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Restricted Subsidiary); provided that the Borrower or a Restricted Subsidiary is the surviving entity or the surviving entity becomes a Restricted Subsidiary.

“Acquisition Agreement” is defined in the Preliminary Statements hereto.

“Additional Bridge Agreement” means the Bridge Loan Agreement, to be dated the Escrow Release Date, by and among Western Digital Technologies, Inc., the lenders party thereto, the Additional Bridge Facility Administrative Agent and the other parties named therein, as such agreement may be amended, supplemented, waived or otherwise modified from time to time; provided that the maturity date of all or any portion thereof may not be extended (other than an extension of the maturity date by up to 30 days if the Joint Lead Arrangers agree to an extension of the time period to consummate the Intercompany Transactions pursuant to Section 6.25 of the Original Loan Agreement).

“Additional Bridge Facility” means the collective reference to the Additional Bridge Loan Documents, any notes issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time; provided that the maturity date of all or any portion thereof may not be extended (other than an extension of the maturity date by up to 30 days if the Joint Lead Arrangers agree to an extension of the time period to consummate the Intercompany Transactions pursuant to Section 6.25 of the Original Loan Agreement).

“Additional Bridge Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Additional Bridge Facility.

“Additional Bridge Loan Documents” means the “Loan Documents” (or comparable term) as defined in the Additional Bridge Agreement, as the same may be amended, supplemented, waived, otherwise modified from time to time, but in any event not extended, renewed, refinanced or replaced (other than an extension of the maturity date by up to 30 days if the Joint Lead Arrangers agree to an extension of the time period to consummate the Intercompany Transactions pursuant to Section 6.25 of the Original Loan Agreement).

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Revolving Credit Commitment Increase or Incremental Revolving Credit Facility pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Revolving Lender’s providing such Commitment Increases, if such consent would be required under Section 10.10(b) for an assignment of Revolving Credit Commitments to such Additional Revolving Lender.

“Additional Term A-1 Commitment” means, with respect to an Additional Term A-1 Lender, the commitment of such Additional Term A-1 Lender to make an Additional Term A-1 Loan hereunder on the Amendment No. 7 Effective Date, in the amount set forth opposite such Lender’s name on Schedule 1 to Amendment No. 7 and made a part hereof. The aggregate amount of the Additional Term A-1 Commitments of all Additional Term A-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term A Loans.

“Additional Term A-1 Lender” means a Person with an Additional Term A-1 Commitment to make Additional Term A-1 Loans to the Borrower on the Amendment No. 7 Effective Date.

“Additional Term A-1 Loan” means a Loan that is made pursuant to Section 2.1(i) of this Agreement on the Amendment No. 7 Effective Date.

“Additional Term Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Term Commitment Increase or Incremental Term Loan pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Term Lender’s making such Incremental Term Loans, if such consent would be required under Section 10.10(b) for an assignment of Loans to such Additional Term Lender.

“Additional U.S. Term B-1 Commitment” means, with respect to an Additional U.S. Term B-1 Lender, the commitment of such Additional U.S. Term B-1 Lender to make an Additional U.S. Term B-1 Loan hereunder on the Amendment No. 1 Effective Date, in the amount set forth on the signature page of such Additional U.S. Term B-1 Lender to the Amendment No. 1 Joinder. The aggregate amount of the Additional U.S. Term B-1 Commitments of all Additional U.S. Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged U.S. Term B Loans.

“Additional U.S. Term B-1 Lender” means a Person with an Additional U.S. Term B-1 Commitment to make Additional U.S. Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date.

“Additional U.S. Term B-1 Loan” means a Loan that was made pursuant to Section 2.1(d) of this Agreement on the Amendment No. 1 Effective Date.

“Additional U.S. Term B-2 Commitment” means, with respect to an Additional U.S. Term B-2 Lender, the commitment of such Additional U.S. Term B-2 Lender to make an Additional U.S. Term B-2 Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth on the signature page of such Additional U.S. Term B-2 Lender to the Amendment No. 3 Joinder. The aggregate amount of the Additional U.S. Term B-2 Commitments of all Additional U.S. Term B-2 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged U.S. Term B-1 Loans.

“Additional U.S. Term B-2 Lender” means a Person with an Additional U.S. Term B-2 Commitment to make Additional U.S. Term B-2 Loans to the Borrower on the Amendment No. 3 Effective Date.

“Additional U.S. Term B-2 Loan” means a Loan that was made pursuant to Section 2.1(d) of this Agreement on the Amendment No. 3 Effective Date.

“Additional U.S. Term B-3 Commitment” means, with respect to an Additional U.S. Term B-3 Lender, the commitment of such Additional U.S. Term B-3 Lender to make an Additional U.S. Term B-3 Loan hereunder on the Amendment No. 5 Effective Date, in the amount set forth on the signature page of such Additional U.S. Term B-3 Lender to the Amendment No. 5 Joinder. The aggregate amount of the Additional U.S. Term B-3 Commitments of all Additional U.S. Term B-3 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged U.S. Term B-2 Loans.

“Additional U.S. Term B-3 Lender” means a Person with an Additional U.S. Term B-3 Commitment to make Additional U.S. Term B-3 Loans to the Borrower on the Amendment No. 5 Effective Date.

“Additional U.S. Term B-3 Loan” means a Loan that was made pursuant to Section 2.1(d) of this Agreement on the Amendment No. 5 Effective Date.

“Adjusted LIBOR” means, for any Borrowing of Term A-1 Loans, Revolving Loans that are Eurodollar Loans or Term B Loans that are Eurodollar Loans, a rate per annum equal to the greater of (i) 0% and (ii) the quotient of (A) LIBOR, divided by (B) one (1) minus the Reserve Percentage.

“Administrative Agent” means JPMorgan Chase Bank, N.A. and its affiliates (including J.P. Morgan Europe Limited), as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.7 hereof.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.

“Affected Lender” is defined in Section 8.5 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Administrative Agent, the Collateral Agent, any Co-Syndication Agent, any Co-Documentation Agent or any Senior Managing Agent, as applicable.

“Agreement” means this Loan Agreement, as the same may be amended, modified, restated, amended and restated or supplemented from time to time pursuant to the terms hereof.

“Amendment No. 1” means Amendment No. 1 to the Loan Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” means August 17, 2016, the date on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 1 Joinder” means the Joinder Agreement dated as of the Amendment No. 1 Effective Date among the Borrower, the Administrative Agent and each Additional U.S. Term B-1 Lender.

“Amendment No. 2” means Amendment No. 2 to the Loan Agreement dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” means September 22, 2016, the date on which all conditions precedent set forth in Section 3 of Amendment No. 2 are satisfied.

“Amendment No. 2 Joinder” means the Joinder Agreement dated as of the Amendment No. 2 Effective Date among the Borrower, the Administrative Agent and each Additional Euro Term B-1 Lender (as defined therein).

“Amendment No. 3” means Amendment No. 3 to the Loan Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means March 14, 2017, the date on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.

“Amendment No. 3 Joinder” means the Joinder Agreement dated as of the Amendment No. 3 Effective Date among the Borrower, the Administrative Agent and each Additional U.S. Term B-2 Lender.

“Amendment No. 4” means Amendment No. 4 to the Loan Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means March 23, 2017, the date on which all conditions precedent set forth in Section 3 of Amendment No. 4 are satisfied.

“Amendment No. 4 Joinder” means the Joinder Agreement dated as of the Amendment No. 4 Effective Date among the Borrower, the Administrative Agent and each Additional Euro Term B-2 Lender (as defined therein).

“Amendment No. 5” means Amendment No. 5 to the Loan Agreement dated as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Effective Date” means November 8, 2017, the date on which all conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied.

“Amendment No. 5 Joinder” means the Joinder Agreement dated as of the Amendment No. 5 Effective Date among the Borrower, the Administrative Agent and each Additional U.S. Term B-3 Lender.

“Amendment No. 6” means Amendment No. 6 to the Loan Agreement dated as of the Amendment No. 6 Effective Date.

“Amendment No. 6 Effective Date” means November 29, 2017, the date on which all conditions precedent set forth in Section 5 of Amendment No. 6 are satisfied.

“Amendment No. 7” means Amendment No. 7 to the Loan Agreement dated as of the Amendment No. 7 Effective Date.

“Amendment No. 7 Effective Date” means February 27, 2018, the date on which all conditions precedent set forth in Section 8 of Amendment No. 7 are satisfied.

“Amendment No. 7 Transactions” means, collectively, (a) the transactions contemplated by this Agreement and the other Loan Documents (including Amendment No. 7), (b) the defeasance, repayment, redemption, purchase, repurchase or discharge of the Senior Notes, (c) the entry into the 2026 Senior Unsecured Notes Documents and the offering and issuance of the 2026 Senior Unsecured Notes, (d) the entry into the 2024 Convertible Notes Documents and the offering and issuance of the 2024 Convertible Notes and (e) the payment of fees and expenses in connection with the foregoing.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act, as amended, applicable to the Borrower, the Borrower’s Subsidiaries or any Guarantor from time to time concerning or relating to bribery or corruption.

“Applicable Laws” means, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” means:

(a) with respect to any U.S. Term B-3 Loan, (i) 2.00% per annum, in the case of a Eurodollar Loan, and (ii) 1.00% per annum, in the case of a Base Rate Loan;

(b) [reserved];

(c) with respect to any Term A-1 Loan or any Revolving Loan, on and after the Amendment No. 7 Effective Date, the applicable rate set forth below under the caption “Term A Eurodollar Spread,” “Term A Base Rate Spread,” “Eurodollar Revolving Spread” or “Base Rate Revolving Spread” based upon the corresponding corporate family ratings of the Borrower (from at least two of S&P, Moody’s and Fitch).

Corporate Family Rating	Term A Eurodollar Spread	Eurodollar Revolving Spread	Term A Base Rate Spread	Base Rate Revolving Spread	Commitment Fee
Category 1 BBB+/Baa1/BBB+	1.125%	1.125%	0.125%	0.125%	0.120%
Category 2 BBB/Baa2/BBB	1.250%	1.250%	0.250%	0.250%	0.150%
Category 3 BBB-/Baa3/BBB-	1.375%	1.375%	0.375%	0.375%	0.200%
Category 4 BB+/Ba1/BB+	1.500%	1.500%	0.500%	0.500%	0.250%
Category 5 BB/Ba2/BB	1.750%	1.750%	0.750%	0.750%	0.300%
Category 6 < BB-/Ba3/BB-	2.000%	2.000%	1.000%	1.000%	0.350%

For purposes of the foregoing, (i) if the ratings established by two or more rating agencies for the Borrower shall fall within the same Category, the Applicable Margin shall be determined by reference to such Category, (ii) if none of Moody’s, S&P or Fitch shall have in effect a rating for the Borrower, then the Applicable Margin shall be based on Category 6; (iii) if only one rating agency shall have in effect a rating for the Borrower, the Applicable Margin shall be determined by reference to the Category in which such rating falls, (iv) if each of Moody’s, S&P and Fitch have a ratings in effect and the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Borrower shall fall within different Categories, the Applicable Margin shall be based on the middle of the three ratings; and (v) if only two of S&P, Moody’s and Fitch shall have in effect a rating for the Borrower and such ratings shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category below that of the higher of the two ratings.

Initially the Applicable Margin shall be determined based on Category 4. Thereafter, if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Borrower shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporations, unless the Borrower has exercised its option in the last sentence of this paragraph with respect to such rating agency, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or if the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. In addition, the Borrower shall have the right to cease maintaining ratings from one ratings agency and, upon notice of such election to the Administrative Agent, the Applicable Margin shall be determined by reference to the ratings of the two remaining ratings agencies.

“Application” is defined in Section 2.3(b) hereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent and the Borrower.

“Authorized Representatives” means those persons shown on the list of officers provided by the Borrower pursuant to Section 3.2(a)(iv) hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum, without duplication, of:

(i) $100.0 million; plus

(ii) the Available ECF Amount; plus

(iii) the amount of any capital contributions or other equity issuances received as cash equity by the Borrower, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower as a capital contribution or in return for issuances of equity, in each case, during the period from and including the Business Day immediately following the Escrow Release Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower or any Restricted Subsidiary issued after the Escrow Release Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests of the Borrower that do not constitute Disqualified Equity Interests, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or any Restricted Subsidiary upon such exchange or conversion; plus

(v) the net proceeds received by the Borrower or any Restricted Subsidiary after the Escrow Release Date in connection with the sale or other disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any investment made pursuant to Section 6.17(o) (in an amount not to exceed the original amount of such investment); plus

(vi) the proceeds received by the Borrower or any Restricted Subsidiary after the Escrow Release Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any investment made pursuant to Section 6.17(o) (in an amount not to exceed the original amount of such investment); plus

(vii) the amounts of any Declined Proceeds; plus

(viii) an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any Restricted Subsidiary, the amount of the investments of the Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 6.9 (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary after the Escrow Release Date from any dividend or other distribution by an Unrestricted Subsidiary; minus

(b) the sum, without duplication, of:

(i) the aggregate amount of any investments made by the Borrower or any Restricted Subsidiary pursuant to clause (b)(ii) of the defined term “Permitted Acquisition” in reliance on Section 6.17(l) after the Escrow Release Date and prior to such time;

(ii) the aggregate amount of any investments, loans or advances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.17(o) after the Escrow Release Date and prior to such time;

(iii) the aggregate amount of any Distributions made by the Borrower pursuant to Section 6.18(f)(y) after the Escrow Release Date and prior to such time; and

(iv) the aggregate amount of any optional or voluntary payments, prepayments, repurchases, redemptions or defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.20(a)(iv)(y) after the Escrow Release Date and prior to such time.

“Available ECF Amount” means, on any date, the positive amount, if any, determined on a cumulative basis equal to Excess Cash Flow for each year, commencing with the first full fiscal year ended after the Escrow Release Date and ending with the fiscal year of the Borrower most recently ended prior to the date of determination for which financial statements and a Compliance Certificate have been delivered pursuant to Section 6.1(e) minus the Restricted ECF Amount for such period minus the cumulative ECF Payments for such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBOR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBOR for any day shall be based on the Adjusted LIBOR at approximately 11:00 a.m. (London time) on such day. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.3(b), then the Base Rate with respect to Term A-1 Loans and Revolving Loans shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR, respectively.

“Base Rate Loan” means a Term Loan or Revolving Loan bearing interest at a rate specified in Section 2.4(a) or Section 2.4(c) hereof, as applicable.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 10.25.

“Borrower SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by the Borrower with the U.S. Securities and Exchange Commission or furnished by the Borrower to the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under the applicable Facility on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under the applicable Facility according to their Percentages of such Facility. A Borrowing of Loans is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one (1) type of Loan to the other, all as requested by the Borrower pursuant to Section 2.5(a) hereof. Base Rate Loans and Eurodollar Loans are each a “type” of Loan.

“Business Day” means, any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in the State of New York; provided, however, that, when used in connection with a Eurodollar Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined with GAAP as of the Closing Date be considered a Capital Lease (whether or not such lease was in effect on such date) regardless of any change in GAAP following the Closing Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capital Lease.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash Equivalents” means, as to any Person: (a) investments in direct obligations of the United States of America or any member of the European Union or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America or any member of the European Union or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof; provided that any such obligations shall mature within one (1) year of the date of issuance thereof; (b) investments in commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within 90 days from the date of issuance thereof; (c) investments in certificates of deposit or bankers’ acceptances issued by any Lender or by any domestic or foreign bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million in the case of non-U.S. banks which have a maturity of one (1) year or less; (d) investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above; provided that all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-2 by Moody’s or A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service), (f) (i) Dollars, Canadian dollars, pounds, Euros or any national currency of any participating member state of the EMU; or (ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary or any jurisdiction in which the Borrower and the Restricted Subsidiaries conduct business, such local currencies held by it from time to time in the ordinary course of business and (g) investments in money market funds that invest at least 90.0% of their assets in investments of the type described in the immediately preceding clauses (a) through (f) above. In the case of investments by any Foreign Subsidiary that is a Restricted Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (g) and in this sentence. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (f)(i) above; provided that such amounts are converted into any currency listed in clause (f)(i) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Flow” means, with reference to any period, the difference (if any) of (a) Consolidated Net Income for such period plus the sum of all amounts deducted in arriving at such Consolidated Net Income amount in respect of all Charges for (without duplication) (i) depreciation of fixed assets and amortization of intangible assets for such period and (ii) all other Non-Cash Charges for such period minus (plus) (b) additions (reductions) to Consolidated Working Capital of the Borrower and its Restricted Subsidiaries for such period (but excluding any such addition or reduction, as applicable, arising from any Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice versa) and current liabilities to long term liabilities (and vice versa) and the application of purchase accounting) minus (c) all non-cash gains or benefits added in computing Consolidated Net Income for such period minus (plus) (d) any non-cash charges (gains) attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP minus (plus) (e) any effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes minus (plus) (f) any net unrealized gain (loss) (after any offset) resulting in such period from currency translation and transaction gains (losses) including those related to currency remeasurements of Indebtedness (including any net gain (loss) resulting from (i) Hedging Obligations for currency exchange risk and (ii) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gains (losses) are non-cash items.

“Cash Management Services” means treasury, depository, overdraft, credit or debit card, including noncard payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services and other cash management services.

“Cayman Share Mortgage” means the Cayman Islands law governed equitable share mortgage in respect of shares of Western Digital International Ltd. dated as of the Escrow Release Date between Western Digital Technologies, Inc. and the Collateral Agent.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

A “Change of Control” shall be deemed to have occurred if (a) any “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than 35.00% of outstanding Voting Stock of the Borrower or (b) during any 24 consecutive month period, commencing after the Escrow Release Date, the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (x) the Borrower becomes a direct or indirect wholly-owned Subsidiary of another Person and (y) (i) the shares of the Borrower’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Person.

“changed date” shall have the meaning assigned to such term in the definition of the term “Fiscal Quarter End Date.”

“Charges” means any charge, expense, cost, accrual or reserve of any kind.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Term A-1 Loan Commitments or outstanding Term A-1 Loans, (ii) Lenders having U.S. Term B-3 Commitments or outstanding U.S. Term B-3 Loans or (iii) Lenders having Revolving Exposure and (b) with respect to Loans, each of the following classes of Loans: (i) Term A-1 Loans, (ii) U.S. Term B-3 Loans and (iii) Revolving Loans.

“Closing Date” means April 29, 2016.

“Co-Documentation Agents” means, collectively, The Bank of Tokyo-Mitsubishi UFJ, LTD., SunTrust Bank, HSBC Bank PLC, Sumitomo Mitsui Banking Corporation, Citibank, N.A., TD Bank, N.A., BBVA Compass, The Bank of Nova Scotia and BNP Paribas SA.

“Co-Syndication Agents” means, collectively, J.P. Morgan Securities LLC Bank of America, N.A., Mizuho Bank, Ltd., RBC Capital Markets and Wells Fargo Securities, LLC.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (a) prior to the Escrow Release Date, the Escrow Account Funds and (b) on and after the Escrow Release Date, all properties, rights, interests, and privileges of the Loan Parties on which a Lien is required to be granted to the Collateral Agent, or any security trustee therefor, by Section 4.1 and Section 4.2.

“Collateral Account” is defined in Section 7.4(b) hereof.

“Collateral Agent” means JPMorgan Chase Bank, N.A. and any successor pursuant to Section 9.7 hereof.

“Collateral and Guarantee Period” is defined in Section 9.12 hereof.

“Collateral and Guarantee Suspension Date” means any Business Day following the Amendment No. 7 Effective Date on which (I) (a) the Borrower has achieved a corporate family rating equal to or higher than the following from at least two of the following three ratings agencies: (i) at least Ba1 from Moody’s, (ii) at least BB+ from S&P and (iii) at least BB+ from Fitch, in each case, with a stable or better outlook, (b) there exists no Priority Debt then outstanding other than (x) Priority Debt in an aggregate amount not in excess of the greater of $2,000 million and 12.5% of Consolidated Total Assets and (y) the Obligations under this Agreement (to the extent constituting Priority Debt) (assuming for purposes of this clause (b), that a Collateral and Guarantee Suspension Period is in effect) and (c) no U.S. Term B-3 Loans or any other term B Loans under this Agreement remain outstanding and (II) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the satisfaction (or concurrent satisfaction) of the foregoing.

“Collateral and Guarantee Suspension Period” is defined in Section 9.12 hereof.

“Collateral Documents” means the Escrow Agreement, the Security Agreement (as supplemented by each Security Agreement Supplement), the Intellectual Property Security Agreements, the Cayman Share Mortgage, Mortgages and all other security agreements, pledge agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Collateral Agent or such Liens are perfected, and as shall from time to time secure the Obligations, the Hedging Liability, and the Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, or any part thereof pursuant to Article 4.

“Collateral Reinstatement Date” is defined in Section 9.12 hereof.

“Commitment Fee” is defined in Section 2.13(a) hereof.

“Commitment Increase” is defined in Section 2.14(a) hereof.

“Commitments” means, with respect to any Lender, such Lender’s applicable Revolving Credit Commitment and/or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Material Adverse Effect” has the meaning assigned to that term in the Acquisition Agreement (as in effect on the Closing Date).

“Compliance Certificate” means the Compliance Certificate to be delivered pursuant to Section 6.1(e) hereof, substantially in the form of Exhibit F hereof.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income (other than in the case of clause (xii) below), the sum of the following amounts for such period:

(i) interest expense (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate hedging obligations with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees), after giving effect to the impact of interest rate risk hedging, and, to the extent not reflected in such interest expense, unused line fees and letter of credit fees payable hereunder,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds),

(iii) depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs,

(iv) any Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or other modification thereof) (whether or not successful), including in connection with the Transactions,

(v) Non-Cash Charges,

(vi) (A) extraordinary Charges and (B) unusual or nonrecurring Charges, in each case, to the extent not of a type described in clause (viii),

(vii) all cash and Non-Cash Charges and expenses incurred before the Closing Date with respect to the Seagate Arbitration to the extent that the aggregate amount of all such Charges and expenses do not exceed $32 million,

(viii) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring, integration or transformational charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans); provided that amounts added back pursuant to this clause (viii), together with any amounts added back pursuant to clause (xii) below and the amount of any Pro Forma Adjustment to Consolidated Adjusted EBITDA for such period, shall not exceed the greater of $500 million and 15% of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to any such add-back); provided further that Charges relating to (A) the Transactions and (B) up to $800 million of the foregoing in connection with the MOFCOM Restructuring, in each case, added back to Consolidated Adjusted EBITDA pursuant to this clause (viii) for any period ending on or prior to the 24th month following the Escrow Release Date shall not be subject to the caps in the preceding proviso,

(ix) the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly-owned Subsidiary,

(x) [reserved],

(xi) [reserved],

(xii) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable and reasonably anticipated to be realized within 18 months of the date thereof (in the good faith determination of the Borrower) related to permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specified transactions conducted after the Escrow Release Date; provided that amounts added back pursuant to this clause (xii), together with any amounts added back pursuant to clause (viii) above and the amount of any Pro Forma Adjustment to Consolidated Adjusted EBITDA for such period, shall not exceed the greater of $500 million and 15% of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to any such add-back); provided further that any of the foregoing in connection with (A) the Transactions and (B) up to $650 million of the foregoing in connection with the MOFCOM Restructuring, in each case, added back to Consolidated Adjusted EBITDA pursuant to this clause (xii) for any period ending on or prior to the 24th month following the Escrow Release Date shall not be subject to the caps in the preceding proviso,

(xiii) transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA at the end of such four fiscal quarter period),

(xiv) earn-out obligations incurred in connection with any Permitted Acquisitions or other investment and paid or accrued during the applicable period and on similar acquisitions, and

(xv) casualty or business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such fiscal quarters in the future)); less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains, and

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period); provided, in each case, that, if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to Consolidated Adjusted EBITDA for such period to the extent excluded from Consolidated Adjusted EBITDA in any prior period,

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk),

(iii) any effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, and

(iv) any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, or any comparable regulation,

in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the cumulative effect of a change in accounting principles during such period to the extent included in net income (loss), (b) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (c) the income (or loss) of any Person in which any other Person has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period, (d) the income of any Restricted Subsidiary of the Borrower (other than any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary that is not subject to such prohibitions, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), (f) after tax gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan, (g) any net gains or Charges with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than assets, properties or operations pending the disposal, abandonment, divestiture and/or termination thereof) and (ii) facilities that have been closed during such period, (h) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments and (i) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness.

“Consolidated Senior Secured Debt” means, at any date of determination, the aggregate principal amount of Total Funded Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or the Restricted Subsidiaries, which Total Funded Debt is not, by its terms, subordinated in right of payment to the Obligations.

“Consolidated Total Assets” means, at any time, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Working Capital” means, at any time, Current Assets minus Current Liabilities, at such time.

“Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Director” means, at any date, any individual (a) who is a director of the Borrower on the Escrow Release Date after giving effect to the Schrader Acquisition and the other transactions contemplated thereby or (b) whose nomination for election to the board of directors of the Borrower is recommended by a majority of the directors who were either directors of the Borrower on the Escrow Release Date (after giving effect to the Schrader Acquisition and the other transactions contemplated thereby) or whose election or nomination for election was previously so approved by directors who were Continuing Directors.

“Contract Consideration” shall have the meaning assigned to such term in the definition of the term “Excess Cash Flow.”

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) or of an affiliated service group under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convertible Notes” means any convertible senior notes issued under the Existing Indentures.

“Credit Extension” means the advancing of any Loan or the issuance or extension of, or increase in the amount of, any Letter of Credit.

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower or any of its Restricted Subsidiaries), (ii) permitted loans to third parties or related parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred income Taxes and Taxes based on profit or capital and (v) assets held for sale).

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, other than (i) current maturities of long-term debt, (ii) outstanding revolving loans and letter of credit reimbursement obligations, (iii) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred income Taxes and Taxes based on profit or capital (including obligations in respect of any tax receivable agreement), (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries, (ix) the current portion of any Capitalized Lease Obligation, (x) the current portion of any other long-term liability for borrowed money, (xi) permitted short term indebtedness from third parties or related parties and (xii) settlement obligations.

“Damages” means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.

“Declined Proceeds” has the meaning provided in Section 2.8(c)(vii) hereof.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Excess” has the meaning provided in Section 2.8(d) hereof.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Reimbursement Obligations required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such failure has been cured, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit unless such Lender notifies the Administrative Agent in writing or such public statement that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm to the Administrative Agent in a reasonably satisfactory manner that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt by the Administrative Agent of such written confirmation) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) upon delivery of written notice of such determination to the Borrower, the Lenders and the L/C Issuer.

“Departing Administrative Agent” is defined in Section 9.7 hereof.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.16(o) or (p) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents).

“Disposition” means the sale, lease, conveyance or other disposition of Property pursuant to Section 6.16(p), Section 6.16(q) or Section 6.16(r).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests or as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale shall be subject to the termination of the Facilities), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the later of the Final Maturity Date and the Final Revolving Termination Date.

“Distributions” has the meaning provided in Section 6.18 hereof.

“Dollars” and “$” each means the lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or one (1) of its Subsidiaries in order to purchase Term B Loans (or any Term B Loans funded under a Term Commitment Increase, which for purposes of this definition shall be deemed to be Term B Loans (and the holders thereof, Term B Lenders)) in accordance with the following procedures:

(a) Notice Procedures. In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the relevant Term B Lenders) of the Term B Loans that will be subject to the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10.0 million with minimum increments of $1.0 million (the “Auction Amount”), (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term B Loans at issue that represents the range of purchase prices that could be paid in the Auction and (iii) be extended, at the sole discretion of the Borrower, to (x) each Term B Lender and/or (y) each Lender with respect to any Term B Loan of any Class.

(b) Reply Procedures. In connection with any Auction, each relevant Term B Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a percentage (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of such Term B Loans which must be in increments of $1.0 million (the “Reply Amount”). A Term B Lender may avoid the minimum amount condition solely when submitting a Reply Amount equal to the Term B Lender’s entire remaining amount of such Class of Term B Loans. Term B Lenders may only submit one (1) Return Bid per Auction but each Return Bid may contain up to three (3) bids only one (1) of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Term B Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Assumption with the Dollar or Euro amount of the Term B Loan to be left in blank, which amount shall be completed by the Administrative Agent in accordance with the final determination of such Term B Lender’s Qualifying Bid pursuant to subclause (c) below.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount, the Borrower or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Borrower or its Subsidiary, as applicable, shall purchase the applicable Term B Loans (or the respective portions thereof) from each such Term B Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that, if the aggregate proceeds required to purchase all such Term B Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower or its Subsidiary, as applicable, shall purchase such Term B Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). If a Term B Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or greater than the Applicable Discount will be deemed the Qualifying Bid of such Term B Lender. Each participating Term B Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.

(d) Additional Procedures. Furthermore, in connection with any Auction, upon submission by a Term B Lender of a Qualifying Bid, such Term B Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“ECF Payment” is defined in Section 2.8(c)(iii) hereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved in writing by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuers, and (iii) unless an Event of Default has occurred and is continuing under Section 7.1(a), (j) or (k) hereof, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, in the case of assignments of Term B Loans, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice from the Administrative Agent of such request for its consent; provided further that, notwithstanding the foregoing, (A) “Eligible Assignee” shall not include (x) any Prohibited Lenders, (y) any natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (z) except to the extent provided in Section 10.10(h), the Borrower or any Subsidiary or Affiliate of the Borrower and (B) in the case of assignments of Revolving Credit Commitments or Revolving Exposure, no Person shall be an Eligible Assignee pursuant to clause (a), (b) or (c) above unless such Person is, or is an Affiliate or an Approved Fund of, an existing Lender under the Revolving Facility.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising pursuant to, or in connection with (a) an actual or alleged violation of, any Environmental Law, (b) from any actual or threatened abatement, removal, remedial, corrective or response action in connection with the Release of Hazardous Material, (c) an order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to human health or safety as it relates to exposure to Hazardous Materials or the Environment.

“Environmental Law” means any current or future Applicable Law pertaining to (a) the protection of the Environment, or health and safety as it relates to exposure to Hazardous Materials or (b) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those directly or indirectly resulting from or relating to: (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract or written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or in the share capital of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Escrow Account” means the escrow account or accounts established with the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Account Funds” means all cash, securities and other property held or credited to the Escrow Account.

“Escrow Agent” means SunTrust Bank.

“Escrow Agreement” means the Escrow Agreement dated as of the Closing Date among the Borrower, the Administrative Agent and the Escrow Agent substantially in the form of Exhibit K.

“Escrow Release Conditions” means, collectively, the conditions set forth in Section 3.3 hereof.

“Escrow Release Date” means the date on which the conditions set forth in Section 3.3 are satisfied and the proceeds of the Loans are released from the Escrow Account to the Borrower, which date shall be a Business Day.

“Escrow Release Date Refinancing” means all existing third party debt for borrowed money of the Borrower and its Subsidiaries under that certain Credit Agreement, dated as of January 9, 2014, among Western Digital Technologies, Inc. and Western Digital Ireland, Ltd., as borrowers, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the other lenders and financial institutions party thereto (as amended from time to time) being repaid, redeemed, defeased, discharged, refinanced or terminated in full and all guarantees and Liens (if any) in respect thereof being terminated and released (or arrangements reasonably satisfactory to the Administrative Agent being in place for the termination and release of such guarantees and Liens).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the official lawful currency of the participating member states of the EMU.

“Eurodollar Loan” means a Term Loan or Revolving Loan bearing interest at the rate specified in Section 2.4(b) or Section 2.4(d) hereof, as applicable.

“Event of Default” means any event or condition identified as such in Section 7.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property.

“Excess Cash Flow” means, with respect to any period, the amount (if any, but which amount shall not be less than zero) by which (a) Cash Flow during such period exceeds (b) the sum of (i) the aggregate amount of payments or repurchases required to be (and actually) made or otherwise paid by the Borrower and its Restricted Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding voluntary prepayments deducted pursuant to Section 2.8(c)(iii)(B)), plus, (ii) to the extent each of the following is not deducted in computing Consolidated Net Income and without duplication,

(A) without duplication of amounts deducted pursuant to this subclause (A) or subclause (D) below in a prior period, capital expenditures, capitalized software expenses, acquisitions of intellectual property of the Borrower and its Restricted Subsidiaries, in each case, made in cash during such period or, at the option of the Borrower, made prior to the date the applicable Excess Cash Flow payment is required to be made under Section 2.8(c)(iii) with respect to such period (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(B) without duplication of amounts deducted pursuant to subclause (D) below in a prior period, the amount of (i) investments made by the Borrower and its Restricted Subsidiaries pursuant to Section

6.17(f), (l)(ii), (o), (q), (u) and (y) and (ii) Distributions made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.18(b), (f)(x), (g) and (h), in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(C) cash losses from any sale or disposition outside the ordinary course of business,

(D) without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or any planned cash expenditures (the “Planned Expenditures”), in each case, relating to investments permitted pursuant to Section 6.17(f), (l), (o), (q), (u) or (y), capital expenditures, capitalized software expenses or acquisitions of intellectual property to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount of cash actually utilized to finance such investments permitted pursuant to Section 6.17(f), (l), (o), (q), (u) or (y), capital expenditures, capitalized software expenses or acquisitions of intellectual property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(E) the aggregate amount of expenditures (other than investments or Distributions) actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such period or any prior period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(F) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness,

(G) payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,

(H) cash expenditures in respect of Hedge Agreements during such fiscal year, and

(I) the amount of Taxes (including penalties and interest) paid in cash (without duplication) or tax reserves set aside or payable with respect to such period in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period.

“Excess Interest” is defined in Section 10.18 hereof.

“Exchanged Term A Loans” means each Term A Loan extended on the Closing Date (or portion thereof) and held by a Rollover Term A Lender on the Amendment No. 7 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 7 Effective Date and as to which the Rollover Term A Lender thereof has consented to exchange into a Term A-1 Loan and the Administrative Agent has allocated into a Term A-1 Loan.

“Exchanged U.S. Term B Loans” means each U.S. Term B Loan extended on the Closing Date (or portion thereof) and held by a Rollover U.S. Term B Lender on the Amendment No. 1 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 1 Effective Date and as to which the Rollover U.S. Term B Lender thereof has consented to exchange into a U.S. Term B-1 Loan and the Administrative Agent has allocated into a U.S. Term B-1 Loan.

“Exchanged U.S. Term B-1 Loans” means each U.S. Term B-1 Loan extended on the Amendment No. 1 Effective Date (or portion thereof) and held by a Rollover U.S. Term B-1 Lender on the Amendment No. 3 Effective

Date immediately prior to the extension of credit hereunder on the Amendment No. 3 Effective Date and as to which the Rollover U.S. Term B-1 Lender thereof has consented to exchange into a U.S. Term B-2 Loan and the Administrative Agent has allocated into a U.S. Term B-2 Loan.

“Exchanged U.S. Term B-2 Loans” means each U.S. Term B-2 Loan extended on the Amendment No. 3 Effective Date (or portion thereof) and held by a Rollover U.S. Term B-2 Lender on the Amendment No. 5 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 5 Effective Date and as to which the Rollover U.S. Term B-2 Lender thereof has consented to exchange into a U.S. Term B-3 Loan and the Administrative Agent has allocated into a U.S. Term B-3 Loan.

“Excluded Equity Interests” means (a) any capital stock or other Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower, (b) solely in the case of any pledge of voting Equity Interests of any CFC Holdco or any First-Tier Foreign Subsidiary that is a CFC, any voting Equity Interests in excess of 65.00% of the outstanding voting Equity Interests of such entity, (c) any Equity Interests to the extent the pledge thereof would be prohibited by (i) any applicable law or would require governmental consent, approval, license or authorization (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law) or (ii) contractual obligation binding on such Equity Interests on the Closing Date (with respect to the Borrower or any of its Subsidiaries as of the Closing Date) or the Escrow Release Date (with respect to the Target) or if later, at the time of the acquisition of such Equity Interests and not incurred in contemplation of such acquisition (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law), (d) margin stock or any interest in partnerships, joint ventures and non-Wholly-owned Subsidiaries which cannot be pledged without the consent of, or a pledge of which is restricted by (including as a result of a right of first refusal, call option or a similar right or a requirement to give notice that will trigger such right of first refusal, call option or a similar right), one or more third parties other than the Borrower or any of its Subsidiaries (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), and (e) the Equity Interests of any (i) Immaterial Subsidiary (except to the extent the security interest in such Equity Interest may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Unrestricted Subsidiary, (iii) Captive Insurance Subsidiary, (iv) not-for-profit subsidiary, (v) Receivables Financing Subsidiary, (vi) Subsidiary that is an Excluded Subsidiary described in clauses (e), (f), (g) and (h) of the definition of Excluded Subsidiary, (vii) Subsidiary of a Foreign Subsidiary that is a CFC and (viii) any entity whose Equity Interests are specifically agreed by the Administrative Agent to be Excluded Equity Interests as a result of such entity being disregarded as an entity separate from its owner (within the meaning of U.S. Treasury Regulation 301.7701-3(a)) that owns a Subsidiary that is a CFC, so long as such disregarded entity is a Guarantor and has provided a security interest in its assets pursuant to and to the extent provided in the Collateral Documents (it being understood that the Administrative Agent has agreed that Equity Interests of HGST, Inc. will be Excluded Equity Interests once it has become such a disregarded entity).

“Excluded Property” means (a) any Excluded Equity Interests, (b) any property to the extent that the grant of a Lien thereon or perfection of a security interest therein (i) is prohibited by applicable law or contractual obligation, binding on such assets (including, without limitation, Capital Leases) on the Escrow Release Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law), (ii) requires the consent, approval, license or authorization of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Borrower or any Subsidiary and such third party binding on such assets on the Escrow Release Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) or (iii) other than with respect to the Equity Interests of the Borrower or any Guarantor, would trigger a termination event pursuant to any “change of control” or similar provision binding on such assets on the Escrow Release Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) (in each case of clauses (i), (ii) and (iii) of this clause (b), after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (c) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, (d) all vehicles and other assets subject to certificates of title, (e) Property that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Property, (f) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $30 million, (g) (i) any leasehold real property, (ii) any fee-owned real property having an individual fair market value not exceeding $30 million (as determined by the Borrower in good faith and without requirement of delivery of an appraisal or other third-party valuation) (iii) any fee-owned real property wherein a portion of said fee-owned real property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, and (iv) any real property located outside of the United States, (h) any letter of credit rights that cannot be perfected by a UCC filing and (i) any direct proceeds, substitutions or replacements of any of the foregoing, but only to the extent such proceeds, substitutions or replacements would otherwise constitute Excluded Property; provided, however, that no Intercompany Notes (as defined in the Security Agreement) shall constitute Excluded Property.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable law, rule or regulation or by any contractual obligation existing on the Escrow Release Date (or, if later, the date of the acquisition of such Restricted Subsidiary and not incurred in contemplation of such acquisition) from guaranteeing or providing collateral for the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Foreign Subsidiary, (c) any CFC Holdco or any Subsidiary of a Foreign Subsidiary that is a CFC, (d) any Subsidiary that is not a Material Subsidiary, (e) any Receivables Financing Subsidiary, (f) any Captive Insurance Subsidiary, (g) any not-for-profit subsidiary, (h) any Subsidiary that is not a Wholly-owned Subsidiary, and (i) any other Subsidiary with respect to which the cost or other consequences (including any adverse tax consequences) of providing Collateral or guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower.

“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee given by such Loan Party or the grant of such security interest, as applicable, becomes effective with respect to such Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent and each Lender, (i) any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed as a result of the Administrative Agent or such Lender, as applicable, being organized or having its principal executive office (or, in the case of a Lender, its applicable Lending Office) located in, such jurisdiction (or any political subdivision thereof), or as a result of any other present or former connection between the Administrative Agent or such Lender, as applicable, and such jurisdiction (or any political subdivision thereof), other than a connection arising from executing, delivering, entering into, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, engaging in any other transaction pursuant to, or enforcing any Loan Document, or selling or assigning an interest in any Loan or Loan Document, (ii) any Taxes attributable to a Lender’s failure to comply with Section 10.1(c), (iii) in the case of a Lender (other than a Lender becoming a party hereto pursuant to the Borrower’s request under Section 8.5), any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts or indemnification under Section 10.1, or (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indentures” means (a) the Indenture with respect to the Target Company’s 1.5% Convertible Senior Notes due 2017, dated as of August 25, 2010, by and between the Target Company and The Bank of New York Mellon Trust Company, N.A. and (b) the Indenture with respect to the Target Company’s 0.5% Convertible Senior

Notes due 2020, dated as of October 29, 2013, by and between the Target Company and The Bank of New York Mellon Trust Company, N.A. (each as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date).

“Existing Letters of Credit” is defined in Section 2.3(a) hereof.

“Extended Revolving Credit Commitment” is defined in Section 2.15(a)(ii) hereof.

“Extended Revolving Loans” is defined in Section 2.15(a)(ii) hereof.

“Extended Term A Loans” means any Term A-1 Loans extended pursuant to an Extension.

“Extended Term B Loans” means any Term B Loans extended pursuant to an Extension.

“Extended Term Loans” is defined in Section 2.15(a)(iii) hereof.

“Extension” is defined in Section 2.15(a) hereof.

“Extension Offer” is defined in Section 2.15(a) hereof.

“Facility” means any of the Revolving Facility and any Term Facility.

“FATCA” means Sections 1471-1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury Regulations promulgated thereunder or official guidance or interpretations issued pursuant thereto and any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above), any intergovernmental agreement implementing such sections of such Code, and any fiscal or regulatory legislation, rules or practices adopted implementing such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letter” means that certain Amended and Restated Fee Letter dated November 13, 2015 among the Borrower and the financial institutions party thereto.

“Final Maturity Date” means, as at any date, the latest to occur of (a) the Term A-1 Termination Date, (b) the Term B Termination Date, (c) the latest maturity date in respect of any outstanding Extended Term Loans and (d) the latest maturity date in respect of any Incremental Term Loans.

“Final Revolving Termination Date” means, as at any date, the latest to occur of (a) the Revolving Credit Termination Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments and (c) the latest termination date in respect of any Incremental Revolving Credit Facility.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by the Borrower or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Fiscal Quarter End Date” means the last day of each fiscal quarter of the Borrower, which shall be July 1, 2016, September 30, 2016, December 30, 2016, March 31, 2017, June 30, 2017, September 29, 2017, December 29, 2017, March 30, 2018, June 29, 2018, September 28, 2018, December 28, 2018, March 29, 2019, June 28, 2019, October 4, 2019, January 3, 2020, April 3, 2020, July 3, 2020, October 2, 2020, January 1, 2021, April 2, 2021, July 2, 2021, October 1, 2021, December 31, 2021, April 1, 2022, July 1, 2022, September 30, 2022, December 30, 2022 and March 31, 2023; provided that in each case if such day is not a Business Day, the Fiscal Quarter End Date shall be the immediately preceding Business Day; provided, further, that if the Borrower changes the last day of any fiscal quarter to a date (a “changed date”) on or about the date specified above (a “specified date”), such changed date shall be deemed to be the Fiscal Quarter End Date with respect to such specified date.

“Fitch” means Fitch, Inc.

“Fixed Amounts” is defined in Section 1.3(a) hereof.

“Fixed Dollar Incremental Amount” is defined in Section 2.14(b) hereof.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute there-to and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Borrower, as determined in accordance with GAAP in good faith by the Borrower without intercompany eliminations.

“Formula Based Increase” has the meaning provided in Section 6.22.

“Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations” means the liability of the Borrower or any of its Restricted Subsidiaries that is (i) owing to any entity that was a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger at the time the relevant transaction was entered into or (ii) outstanding on the Closing Date and owing to any entity that is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger on the Closing Date, in each case, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower and/or any Restricted Subsidiary now or hereafter maintained, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts and (c) any other deposit, disbursement, and Cash Management Services afforded to the Borrower or any such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Global Intercompany Note” means the Global Intercompany Note, substantially in the form of Exhibit M to this Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Grantors” means the Borrower and the Guarantors (other than the SD Guarantor).

“Guarantor” is defined in Section 4.3 hereof.

“Guaranty” is defined in Section 4.3 hereof.

“Guaranty Supplement” means an Assumption and Supplement to Guaranty Agreement in the form attached to the Guaranty Agreement as Exhibit A.

“Hazardous Material” means any (a) asbestos, asbestos-containing materials, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any substance, waste or material classified or regulated as “hazardous,” “toxic,” “contaminant” or “pollutant” or words of like import pursuant to any Environmental Law.

“Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity arrangements or precious metal hedging arrangements.

“Hedging Liability” means Hedging Obligations (other than with respect to any Loan Party’s Hedging Liabilities that constitute Excluded Swap Obligations solely with respect to such Loan Party) (i) owing by the Borrower or any of its Restricted Subsidiaries (a) to any entity that was a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger at the time the relevant Hedge Agreement was entered into or (b) with respect to Hedging Obligations outstanding on the Closing Date, to any entity that is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger on the Closing Date and (ii) at the Borrower’s option, with respect to Hedging Obligations outstanding on the Escrow Release Date, owing by the Target to any entity that is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Hostile Acquisition” means the acquisition of the capital stock or other Equity Interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other Equity Interests which has not been approved (prior to such acquisition) by resolutions of the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation, and, if such acquisition has been so approved, as to which such approval has been withdrawn.

“Immaterial Subsidiary” has the meaning set forth in the definition of “Material Subsidiary.”

“Impacted LIBOR Interest Period” shall have the meaning assigned to such term in the definition of the term “LIBOR.”

“Impacted Loans” is defined in Section 8.3(a)(iii) herein.

“Incremental Amendment” is defined in Section 2.14(a) herein.

“Incremental Cap” is defined in Section 2.14(b) herein.

“Incremental Equivalent Debt” is defined in Section 6.14(I)(u).

“Incremental Facility” means (a) any Incremental Term Facility, (b) any Incremental Revolving Credit Facility, (c) the commitments (if any) of Additional Revolving Lenders to make Incremental Revolving Loans in respect of any Revolving Credit Commitment Increase and the Incremental Revolving Loans in respect thereof and/or (d) the commitments (if any) of Additional Term Lenders to make Incremental Term Loans in respect of any Term Commitment Increase and the Incremental Term Loans in respect thereof.

“Incremental Loans” means any loans made pursuant to Section 2.14(a).

“Incremental Revolving Credit Facility” is defined in Section 2.14(a) herein.

“Incremental Revolving Loans” means any revolving loans made under any Incremental Revolving Credit Facility or in respect of any Revolving Credit Commitment Increase.

“Incremental Term A Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term A Loans in accordance with Section 2.14(a) and the Incremental Term A Loans in respect thereof.

“Incremental Term A Loans” means any term A loans (i.e., having no more than a 5 year maturity and with lenders that are primarily commercial banks) made pursuant to Section 2.14(a).

“Incremental Term A-1 Commitment” means, with respect to an Incremental Term A-1 Lender, the commitment of such Incremental Term A-1 Lender to make an Incremental Term A-1 Loan hereunder on the Amendment No. 7 Effective Date, in the amount set forth opposite such Lender’s name on Schedule 1 to Amendment No. 7 and made a part hereof.

“Incremental Term A-1 Lender” means a Person with an Incremental Term A-1 Commitment to make Incremental Term A-1 Loans to the Borrower on the Amendment No. 7 Effective Date.

“Incremental Term A-1 Loan” means a Loan that is made pursuant to Section 2.1(j) of this Agreement on the Amendment No. 7 Effective Date.

“Incremental Term B Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term B Loans in accordance with Section 2.14(a) and the Incremental Term B Loans in respect thereof.

“Incremental Term B Loans” means any term B loans made pursuant to Section 2.14(a).

“Incremental Term Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term Loans in accordance with Section 2.14(a) and the Incremental Term Loans in respect thereof.

“Incremental Term Loans” means any term loans made pursuant to Section 2.14(a).

“Indebtedness” means for any Person (without duplication):

(a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured,

(b) all indebtedness for the deferred purchase price of Property,

(c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien,

(d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee,

(e) any liability in respect of banker’s acceptances or letters of credit,

(f) any indebtedness of another Person, whether or not assumed, of the types described in clauses (a) through (c) above or clauses (g) and (h) below, secured by Liens on Property acquired by the Borrower or its Subsidiaries at the time of acquisition thereof,

(g) all obligations under any so-called “synthetic lease” transaction entered into by such Person, and

(h) all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (g) hereof,

provided that the term “Indebtedness” shall not include (i) trade payables and accrued expenses arising in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (iii) prepaid or deferred revenue arising in the ordinary course of business,

(iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset and (v) any operating leases or guarantees of operating leases, including of joint ventures. The amount of Indebtedness of any person for purposes of clause (f) above shall (unless such indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such indebtedness and (B) the fair market value of the property encumbered thereby.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” has the meaning provided in Section 10.23.

“Initial Lenders” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., HSBC Bank PLC, HSBC Bank USA, National Association, Sumitomo Mitsui Banking Corporation, BBVA Compass, The Bank of Nova Scotia, BNP Paribas, Bank of the West, First Hawaiian Bank, TD Bank, N.A., Toronto Dominion (Texas) LLC, Wells Fargo Bank, National Association, U.S. Bank National Association, Fifth Third Bank, Standard Chartered Bank and SunTrust Bank.

“Intellectual Property Security Agreements” means any of the following agreements executed on or after the Escrow Release Date: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3.

“Intercompany Transactions” means the intercompany transactions described in the Confidential Information Memorandum dated March 15, 2016.

“Intercreditor Agreement” means an intercreditor agreement dated as of the Escrow Release Date, among the Loan Parties, the Collateral Agent, the collateral agent in respect of the Senior Secured Notes and the collateral agent in respect of the Additional Bridge Facility, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Interest Expense” means, with reference to any period, (a) the sum of all interest expense (including imputed interest charges with respect to Capitalized Lease Obligations) of the Borrower and its Restricted Subsidiaries payable in cash for such period determined on a consolidated basis in accordance with GAAP but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) costs in connection with the Escrow Release Date Refinancing, the repurchase of the Convertible Notes in connection with the Schrader Acquisition and any annual administrative or other agency fees, (iv) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness (including in connection with the Transactions) and (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, minus (b) interest income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to Eurodollar Loans, the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and ending one week or 1, 2, 3, 6, or if available to all affected Lenders in respect of LIBOR, 12 months thereafter, as selected by the Borrower; provided, however, that:

(i) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, except in the case of an Interest Period of less than one month, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(ii) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans of one month or longer, a month means a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that, if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Interpolated Rate” means, at any time, for any Interest Period, in relation to “LIBOR” for any Impacted Loans, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (i) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted LIBOR Interest Period and (ii) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted LIBOR Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Lead Arrangers” means, collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Mizuho Bank, Ltd., RBC Capital Markets1, Wells Fargo Securities, LLC, The Bank of Tokyo-Mitsubishi UFJ, LTD., SunTrust Robinson Humphrey, Inc., HSBC Securities (USA) Inc., Sumitomo Mitsui Banking Corporation, Citigroup Global Markets Inc. and TD Bank, N.A.

“L/C Backstop” means, in respect of any Letter of Credit, (a) a letter of credit delivered to the L/C Issuer which may be drawn by the L/C Issuer to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with the “L/C Issuer” to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, in an amount not to exceed 101.00% of the undrawn face amount and any unpaid Reimbursement Obligations with respect to such Letter of Credit and on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective L/C Issuer.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall be its Revolver Percentage of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or Article 36 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“L/C Issuer” means each of (a) JPMorgan Chase Bank, N.A., with respect to up to $44,350,000 of Letters of Credit, (b) Bank of America, N.A., with respect to up to $44,350,000 of Letters of Credit, (c) Royal Bank of Canada, with respect to up to $37,100,000 of Letters of Credit (provided that it shall only be required to issue standby letters of credit), (d) Wells Fargo Bank, National Association, with respect to up to $37,100,000 of Letters of Credit (e) Mizuho Bank, Ltd, with respect to up to $37,100,000 of Letters of Credit, (f) with respect to the Existing Letters of Credit, Bank of Tokyo Mitsubishi UFJ, Ltd., in each case, acting through any of its Affiliates or branches, and (g) and any other L/C Issuer designated pursuant to Section 2.3(j) in each case in its capacity as an L/C Issuer, and its successors in such capacity as provided in Section 2.3(i). An L/C Issuer may, in its discretion, arrange for one (1) or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term L/C Issuer shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $200.0 million, as reduced pursuant to the terms hereof.

“Lenders” means the several banks and other financial institutions and other lenders from time to time party to this Agreement (excluding Prohibited Lenders), including each assignee Lender pursuant to Section 10.10 hereof.

“Lending Office” is defined in Section 8.6 hereof.

“Letter of Credit” is defined in Section 2.3(a) hereof.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuer and not theretofore reimbursed by or on behalf of Borrower.

“Leverage Ratio” means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries as of such date to Consolidated Adjusted EBITDA for the period of four (4) fiscal quarters then ended.

“LIBOR” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan denominated in Dollars, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period administered by ICE Benchmark Administration Limited, as published by Reuters on Reuters Page LIBOR01 (or any replacement Reuters page that displays that rate) as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of such Interest Period; provided that, in the event that such rate does not appear on Reuters, the “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates for Dollar deposits as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which Dollar deposits of like amounts and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (in each case, the “LIBOR Screen Rate”); provided, further, that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBOR Interest Period”), then LIBOR shall be the Interpolated Rate at such time, subject to Section 8.3; provided that in no event shall LIBOR be less than 0% per annum.

“LIBOR Screen Rate” shall have the meaning assigned to such term in the definition of the term “LIBOR.”

“Lien” means, with respect to any Property, any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of such Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” means any Revolving Loan, Term Loan, any loan issued under any Incremental Facility, any Extended Revolving Loan or Extended Term Loan, any loan issued pursuant to the final paragraph of Section 10.11(a) hereof or any Refinancing Term Loans or Loans under any Replacement Revolving Facility.

“Loan Documents” means this Agreement, the Guaranty (solely during a Collateral and Guarantee Period (or if the Guaranty is otherwise in effect at the Borrower’s option)), the Collateral Documents (solely during a Collateral and Guarantee Period), the Intercreditor Agreement (solely during a Collateral and Guarantee Period (to the extent in effect)), any additional intercreditor agreements contemplated by Section 9.12(v) hereof and, other than for purposes of Section 10.11, the Notes (if any), the Letters of Credit, Amendment No. 1, Amendment No. 1 Joinder, Amendment No. 2, Amendment No. 2 Joinder, Amendment No. 3, Amendment No. 3 Joinder, Amendment No. 4, Amendment No. 4 Joinder, Amendment No. 5, Amendment No. 5 Joinder, Amendment No. 6 and Amendment No. 7.

“Loan Parties” means the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse effect upon the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect upon the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Obligations), of any one (1) or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $350 million.

“Material Plan” is defined in Section 7.1(h) hereof.

“Material Subsidiary” means and includes (i) each Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary), except any Restricted Subsidiary that does not have (together with its Subsidiaries) (a) at any time, Consolidated Total Assets the book value of which constitutes more than 2.00% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such time or (b) consolidated net income in accordance with GAAP for any four (4) consecutive fiscal quarters of the Borrower ending on or after July 3, 2015, that constitutes more than 2.00% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period (any such Subsidiary, an “Immaterial Subsidiary” and all such Subsidiaries, the “Immaterial Subsidiaries”; provided that at no time shall (A) the book value of the Consolidated Total Assets of all Immaterial Subsidiaries equal or exceed 5.00% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or (B) the consolidated net income in accordance with GAAP for any four (4) consecutive fiscal quarters of all Immaterial Subsidiaries ending on or after July 3, 2015 constitute more than 5.00% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period) and (ii) each Restricted Subsidiary that the Borrower has designated to the Administrative Agent in writing as a Material Subsidiary.

“Maximum Rate” is defined in Section 10.18 hereof.

“Merger Sub” is defined in the Preliminary Statements hereto.

“Minimum Extension Condition” is defined in Section 2.15(b) hereof.

“MOFCOM Restructuring” is defined in Section 6.16(r) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, trust deed or deed to secure debt in form and substance reasonably satisfactory to the Collateral Agent and its counsel and covering a Mortgaged Property, duly executed by the appropriate Loan Party.

“Mortgaged Property” means all fee-owned real property of any Grantor that is not an Excluded Property.

“Net Cash Proceeds” means, with respect to any mandatory prepayment event pursuant to Section 2.8(c), (a) the gross cash and cash equivalent proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such prepayment event or issuance, as the case may be, less (b) the sum of:

(i) the Borrower’s good faith estimate of taxes paid or payable in connection with any such prepayment event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) associated with the assets that are the subject of such prepayment event, and retained by the Borrower (or any of its members) or any of the Restricted Subsidiaries, including, with respect to Net Cash Proceeds from a Disposition, liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a prepayment event occurring on the date of such reduction,

(iii) in the case of a Disposition, (x) the amount of any Indebtedness (other than Indebtedness under this Agreement or Indebtedness that is secured by Collateral on a pari passu or junior basis with Indebtedness under this Agreement (other than Capitalized Lease Obligations)) secured by a Lien permitted hereunder on the assets that are the subject of such prepayment event that is repaid upon consummation of such prepayment event or otherwise subject to mandatory prepayment as a result of such event and (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower or the Restricted Subsidiaries as a result thereof, and

(iv) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary costs and fees payable in connection therewith.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase or recapitalization accounting and (e) all other non-cash charges (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA or Cash Flow to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, limited liability company or partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” is defined in Section 8.5 hereof.

“Non-Exchanged Term A Loan” means each Term A Loan extended on the Closing Date (or portion thereof) other than an Exchanged Term A Loan.

“Non-Exchanged U.S. Term B Loan” means each U.S. Term B Loan extended on the Closing Date (or portion thereof) other than an Exchanged U.S. Term B Loan.

“Non-Exchanged U.S. Term B-1 Loan” means each U.S. Term B-1 Loan extended on the Amendment No 1. Effective Date (or portion thereof) other than an Exchanged U.S. Term B-1 Loan.

“Non-Exchanged U.S. Term B-2 Loan” means each U.S. Term B-2 Loan extended on the Amendment No. 3 Effective Date (or portion thereof) other than an Exchanged U.S. Term B-2 Loan.

“Note” and “Notes” is defined in Section 2.12(d) hereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Restricted Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, including all interest, fees and other amounts which, but for the filing of any insolvency or bankruptcy proceeding with respect to any Loan Party, would have accrued on any Obligations, whether or not a claim is allowed against such Loan Party for such interest, fees or other amounts in such proceeding; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligation.

“OID” is defined in Section 2.14(a)(H) hereof.

“Original Loan Agreement” means this Agreement as in effect immediately prior to the Amendment No. 7 Effective Date.

“Original Revolving Credit Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit as set forth in this Agreement immediately prior to the Amendment No. 7 Effective Date.

“Other Applicable Indebtedness” is defined in Section 2.8(c)(ii) hereof.

“Other Taxes” is defined in Section 10.4 hereof.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” is defined in Section 10.10(d) hereof.

“Participant Register” is defined in Section 10.10(d) hereof.

“Participating Interest” is defined in Section 2.3(d) hereof.

“Participating Lender” is defined in Section 2.3(d) hereof.

“Patriot Act” is defined in Section 5.21(b) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis, such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.

“Perfection Certificate” means the perfection certificate dated as of the Escrow Release Date executed by the Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent.

“Permitted Acquisition” means any Acquisition by the Borrower or a Restricted Subsidiary that is a Domestic Subsidiary with respect to which all of the following conditions shall have been satisfied:

(a) after giving effect to the Acquisition, the Borrower is in compliance with Section 6.13 hereof;

(b) solely during any Secured Covenants Period, the Total Consideration for any acquired business that does not become a Guarantor (or the assets of which are not acquired by the Borrower or a Guarantor), when taken together with the Total Consideration for all such acquired businesses acquired after the Escrow Release Date, does not exceed the sum of (i) the greater of $350 million and 1.25% of Consolidated Total Assets (measured as of the date of such Acquisition and calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) plus (ii) the Available Amount at such time plus (iii) amounts available under Section 6.17(f) plus (iv) amounts available under Sections 6.17(d) and 6.17(e); provided that this clause (b) shall not apply to the extent (x) the relevant Acquisition is made with proceeds of sales of, or contributions to, the common equity of the Borrower or (y) (1) the Person so acquired (or the Persons owning such assets so acquired) (A) has its primary headquarters in the United States, (B) is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia and (C) becomes a Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Guarantors and (2) the assets owned by subsidiaries of such Person that do not become Guarantors do not comprise more than 40% of the assets of the consolidated target (determined by reference to the book value of such assets);

(c) if a new Subsidiary (other than an Excluded Subsidiary) is formed or acquired as a result of or in connection with the Acquisition, such new Subsidiary shall be a Domestic Subsidiary and the Borrower shall have complied with the requirements of Article 4 hereof in connection therewith (as and when required by Article 4); and

(d) (i) no Event of Default (or in the case of Permitted Acquisitions whose consummation is not conditioned on the availability of, or on obtaining, third party financing and for which third party financing is committed or otherwise obtained, no Event of Default under Section 7.1(a), (j) or (k)) shall exist and (ii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22, recomputed as of the last day of the most recently completed period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b), in the case of each of clauses (i) and (ii), on the date the relevant Acquisition is consummated and after giving effect thereto, or, at the Borrower’s election, the date of the signing of the acquisition agreement with respect thereto; provided that if the Borrower has made such an election, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and until the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated or expires, such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio or Senior Secured Leverage Ratio or a higher ratio of Consolidated Adjusted EBITDA to Interest Expense than would apply if such calculation was made without giving Pro Forma Effect to such Acquisition, other Specified Transactions and Indebtedness.

“Permitted Liens” is defined in Section 6.15 hereof.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which it sells, conveys or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor for fair value as reasonably determined by the Borrower (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Borrower or any Subsidiary other than any Receivables Financing Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Financing Subsidiary) or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any “employee pension benefit plan” covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group (including the Borrower) for current or former employees of a member of the Controlled Group (including the Borrower) or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which a member of the Controlled Group (including the Borrower) is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions or, in either case, under which a member of the Controlled Group (including the Borrower) is reasonably expected to incur liability.

“Planned Expenditures” shall have the meaning assigned to such term in the definition of the term “Excess Cash Flow.”

“Platform” has the meaning assigned to such term in Section 10.25.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” means the rate of interest per annum determined by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City and notified to the Borrower (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Priority Debt” has the meaning assigned to such term in Section 6.14(II)(x).

“Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease in Consolidated Adjusted EBITDA projected by the Borrower in good faith based on the Borrower’s reasonable assumptions (as set forth in a Pro Forma Adjustment Certificate, if applicable) as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings within 18 months of the date thereof, or (b) any additional costs incurred prior to or during such Post-Transaction Period to effect operating expense reductions and other operating improvements or synergies reasonably expected to result from a Specified Transaction; provided that, (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated Adjusted EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated Adjusted EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated Adjusted EBITDA for such period. Notwithstanding the foregoing, any Pro Forma Adjustment to Consolidated Adjusted EBITDA for any period, together with any amounts added back pursuant to clauses (a)(viii) and (a)(xii) of the definition of “Consolidated Adjusted EBITDA” for such period, shall not exceed the greater of $500 million and 15% of Consolidated Adjusted EBITDA for such period (calculated prior to such add-back).

“Pro Forma Adjustment Certificate” means any certificate by the chief financial officer or treasurer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent delivered pursuant to Section 6.1(h).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Borrower or any division or product line of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated Adjusted EBITDA” and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment.”

“Prohibited Lender” means (a) any Person identified in writing upon two (2) Business Days’ notice by the Borrower to the Administrative Agent that is at the time a competitor of the Borrower or any of its Subsidiaries or (b) any Affiliate of any Person described in clause (a) to the extent such Affiliate is clearly identifiable solely on the basis of the similarity of such Affiliate’s name to any Person described in clause (a) (but excluding any Affiliate of such Person that is a bona fide debt fund or investment vehicle that is primarily engaged, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity), in each case, solely to the extent the list of Prohibited Lenders described in clause (a) is made available to all Lenders (either by the Borrower or by the Administrative Agent with the Borrower’s express authorization) on the Platform); it being understood that to the extent the Borrower provides such list (or any supplement thereto) to the Administrative Agent, the Administrative Agent is authorized to and shall post such list (and any such supplement thereto)) on the Platform; provided that no supplement to the list of Prohibited Lenders described in clause (a) shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Public Lender” has the meaning assigned to such term in Section 10.25(a).

“Qualified Acquisition” means an Acquisition (a) of (i) assets comprising all or substantially all or any significant portion of a business or an operating unit or division of a business or (ii) at least a majority (in number of votes) of the capital stock or other Equity Interests of a Person, (b) the aggregate cash consideration for which equals or exceeds $200 million, (c) the Leverage Ratio after giving Pro Forma Effect to such Qualified Acquisition is greater than the Leverage Ratio immediately prior to such Qualified Acquisition and (d) that the Borrower notifies the Administrative Agent in writing at least five (5) Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) prior to the consummation of such Acquisition that such Acquisition shall be a “Qualified Acquisition” for purposes of this Agreement along with a certificate signed by a Responsible Officer of the Borrower setting forth a calculation of (x) the Leverage Ratio immediately prior to such Qualified Acquisition and (y) the Leverage Ratio after giving Pro Forma Effect to such Qualified Acquisition for any Formula Based Increase; provided that if the Borrower publicly announces such Acquisition later than five (5) Business Days prior to consummation of the Acquisition, the Borrower shall deliver such notice (and certificate, if applicable) on the date of announcement.

“Qualified Public Offering” means the issuance by the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Ratio-Based Incremental Amount” is defined in Section 2.14(b) herein.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., and any future amendments.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Receivables Financing Subsidiary” means any Wholly-owned Subsidiary of the Borrower formed solely for the purpose of, and that engages only in, one or more Permitted Receivables Financings.

“Refinancing Amendment” is defined in Section 2.16(f) hereof.

“Refinancing Indebtedness” means any incurrence by the Borrower or any Restricted Subsidiary of Indebtedness which serves to refund or refinance other Indebtedness or any Indebtedness issued to so refund, replace or refinance (herein, “refinance”) such Indebtedness, including, in each case, additional Indebtedness incurred to pay accrued but unpaid interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(B) to the extent such Refinancing Indebtedness refinances Indebtedness that was originally (1) subordinated or pari passu to the Obligations (other than Indebtedness incurred under clause (w) of Section 6.14(I)), such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded, (2) secured by the Collateral on a pari passu or junior basis, such Refinancing Indebtedness is secured only by the Collateral and only to the extent as the Indebtedness being refinanced or refunded (but, for the avoidance of doubt, may be unsecured), (3) secured by assets other than the Collateral, such Refinancing Indebtedness is secured only by assets other than the Collateral or (4) unsecured, such Refinancing Indebtedness is unsecured; and

(C) shall not include Indebtedness of a non-Loan Party that refinances Indebtedness of a Loan Party.

“Refinancing Notes” means any secured or unsecured notes issued by the Borrower or any Guarantor (whether under an indenture or otherwise) and the Indebtedness represented thereby; provided that (a) 100% of the Net Cash Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments no later than three (3) Business Days after the date on which such Refinancing Notes are issued; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the termination date of the Term Loans so reduced or the Revolving Credit Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid or the Revolving Credit Commitments so replaced; (e) the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the termination date of the Term Loans so reduced or the Revolving Credit Commitments so replaced, as applicable (other than (x) in the case of notes, customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default and (y) in the case of loans, customary amortization and mandatory and voluntary prepayment provisions which are, when taken as a whole, consistent in all material respects with, or not materially more restrictive to the Borrower and its Subsidiaries than (as reasonably determined by the Borrower), those applicable to the Term Loans and/or Revolving Credit Commitments, as the case may be, with such Indebtedness to provide that any such mandatory prepayments as a result of asset sales, events of loss, or excess cash flow, shall be allocated on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the Term Loans outstanding pursuant to this Agreement); (f) there shall be no obligor with respect thereto that is not a Loan Party; (g) if such Refinancing Notes are secured, the security agreements relating to such assets shall not extend to any assets not constituting Collateral and shall be no more favorable to the secured party or parties, taken as a whole (as reasonably determined by the Borrower) than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent); (h) if such Refinancing Notes are secured, such Refinancing Notes shall be secured by all or a portion of the Collateral, but shall not be secured by any assets of the Borrower or its subsidiaries other than the Collateral; (i) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a customary intercreditor agreement and (j) all other terms applicable to such Refinancing Notes (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in this clause (j))), when taken as a whole, shall (as reasonably determined by the Borrower) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms applicable to the Term Loans so reduced or the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to such Term Loans or Revolving Credit Commitments or are added for the benefit of the Lenders); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent for posting to the Lenders at least five (5) Business Days prior to the issuance of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in clause (j) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Required Lenders through the Administrative Agent notify the Borrower within such five (5) Business Day period that they disagree with such determination (including a reasonable description of the basis upon which they disagree).

“Refinancing Term Loans” is defined in Section 2.16(a) hereof.

“Register” is defined in Section 10.10(c)(i) hereof.

“Reimbursement Obligations” is defined in Section 2.3(c) hereof.

“Rejecting Lender” is defined in Section 2.8(c)(vii) hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, administrators, employees and agents of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration on, at, under, into or through the Environment.

“Relevant Existing Facility” is defined in Section 2.14(a)(H) hereof.

“Replacement Revolving Credit Commitments” is defined in Section 2.16(c) hereof.

“Replacement Revolving Facility” is defined in Section 2.16(c) hereof.

“Replacement Revolving Facility Effective Date” is defined in Section 2.16(c) hereof.

“Replacement Revolving Loans” is defined in Section 2.16(c) hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 27, 28, 29, 30, 31, 32, 34 or 35 of PBGC Regulation Section 4043.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the U.S. Term B-3 Loans with the proceeds of any secured term loans incurred or guaranteed by the Borrower or any Guarantor incurred for the primary purpose of reducing the effective yield (with the comparative determinations to be made by the Administrative Agent in a manner consistent with generally accepted financial practices, and in any event consistent with Section 2.14(a)(H)) to less than the effective yield (as determined by the Administrative Agent on the same basis) applicable to such Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement incurred for the primary purpose of reducing the effective yield (to be determined by the Administrative Agent on the same basis as set forth in preceding clause (a)) of the U.S. Term B-3 Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with a Change of Control, constitute a Repricing Transaction. Any determination by the Administrative Agent of any effective interest rate as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50.00% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments; provided that the Revolving Credit Commitment of, and the portion of the outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments held or deemed held by, any Defaulting Lender (so long as such Lender is a Defaulting Lender) or the Borrower or any of the Borrower’s Affiliates shall be excluded for purposes of making a determination of Required Lenders.

“Required RC/TLA Lenders” means, at any time, Lenders having Revolving Exposures, Term A-1 Loans and unused Commitments in respect of the foregoing representing more than 50% of the sum of the total Revolving Exposures, outstanding Term A-1 Loans and unused Commitments in respect of the foregoing at such time; provided that the Revolving Exposures, Term A-1 Loans and unused Commitments in respect of the foregoing held or deemed held by any Defaulting Lender (so long as such Lender is a Defaulting Lender) or the Borrower or any of the Borrower’s Affiliates shall be excluded for purposes of making a determination of Required RC/TLA Lenders.

“Required RC Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Revolving Credit Commitments at such time; provided that the Revolving Exposures and unused Revolving Credit Commitments held or deemed held by any Defaulting Lender (so long as such Lender is a Defaulting Lender) or the Borrower or any of the Borrower’s Affiliates shall be excluded for purposes of making a determination of Required RC Lenders.

“Reserve Percentage” means, for any Borrowing of Eurodollar Loans denominated in Dollars, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor thereof) on “Eurocurrency liabilities,” as defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be “Eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Responsible Officer” of any person means any executive officer (including, without limitation, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director, controller, any vice president, secretary and assistant secretary), any authorized person or financial officer of such person, any other officer or similar official or authorized person thereof with responsibility for the administration of the obligations of such person in respect of this Agreement and with respect to any Loan Party that is a limited liability company, any manager thereof appointed pursuant to the organizational documents of such Loan Party.

“Restricted Asset Sale Amount” is defined in Section 2.8(c)(vi)(I) hereof.

“Restricted Debt Payment” is defined in Section 6.20(a) hereof.

“Restricted ECF Amount” is defined in Section 2.8(c)(vi)(II) hereof.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. As of the Escrow Release Date, all of the Subsidiaries of the Borrower will be Restricted Subsidiaries.

“Revolver Percentage” means, for each Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Revolving Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit Commitment” means, (i) prior to the Amendment No. 7 Effective Date, the Original Revolving Credit Commitments, and (ii) on or after the Amendment No. 7 Effective Date, the 2018 Revolving Credit Commitments.

“Revolving Credit Commitment Increase” is defined in Section 2.14(a) hereof.

“Revolving Credit Termination Date” means the earliest of (a) February 27, 2023, (b) such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.10, 7.2 or 7.3 hereof and (c) with respect to any Revolving Lender that has extended its Revolving Credit Commitment pursuant to an Extension consummated under Section 2.15 and with respect to any L/C Issuer that has consented to such extension, the extended maturity date of such Revolving Lender’s Revolving Credit Commitment.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of an L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Facility” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.2 and 2.3 hereof.

“Revolving Lender” means any Lender holding all or a portion of the Revolving Facility.

“Revolving Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.12(d) hereof.

“Rollover Term A Lender” means each Term A Lender with a Term A Loan extended on the Closing Date that has consented to exchange such Term A Loan into a Term A-1 Loan, and that has been allocated such Term A-1 Loan by the Administrative Agent.

“Rollover U.S. Term B Lender” means each U.S. Term B Lender with a U.S. Term B Loan extended on the Closing Date that has consented to exchange such U.S. Term B Loan into a U.S. Term B-1 Loan, and that has been allocated such U.S. Term B-1 Loan by the Administrative Agent.

“Rollover U.S. Term B-1 Lender” means each U.S. Term B-1 Lender with a U.S. Term B-1 Loan extended on the Closing Date that has consented to exchange such U.S. Term B-1 Loan into a U.S. Term B-2 Loan, and that has been allocated such U.S. Term B-2 Loan by the Administrative Agent.

“Rollover U.S. Term B-2 Lender” means each U.S. Term B-2 Lender with a U.S. Term B-2 Loan extended on the Closing Date that has consented to exchange such U.S. Term B-2 Loan into a U.S. Term B-3 Loan, and that has been allocated such U.S. Term B-3 Loan by the Administrative Agent.

“Sanctioned Country” means, at any time, any country or territory that is, or whose government is, the subject or target of any Sanctions that broadly restrict or prohibit trade and investment or other dealings with that country, territory or government. As of the Closing Date, the following countries or territories are “Sanctioned Countries”: Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including, without limitation, (a) any Person listed in any applicable Sanctions-related list of designated Persons maintained and published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person controlled by, or acting for the benefit of or on behalf of, any such Person.

“Sanctions” means any applicable economic or trade sanctions enacted, imposed, administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom.

“Schrader Acquisition” is defined in the Preliminary Statements hereto.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“SD Guarantor” means SanDisk Technologies, Inc.

“Seagate Arbitration” means the arbitration between the Borrower and Seagate Technology, LLC and related matters based on the actions initially filed by Seagate Technology, LLC on October 4, 2006

“SEC Documents” means the Borrower SEC Documents and the Target SEC Documents.

“Secured Covenant Package” means the provisions, requirements, exceptions or baskets described in Section 2.8(c), Section 2.14 and Article 6, other than those that specifically state that they only apply during an Unsecured Covenants Period.

“Secured Covenants Period” is defined in Section 9.12 hereof.

“Secured Covenant Reinstatement Event” means any day following a Collateral and Guarantee Suspension Date on which (i) the Borrower’s corporate family rating shall be less than the following from at least two of the following three ratings agencies: (x) Ba2 from Moody’s, (y) BB from S&P and (z) BB from Fitch, in each case, with a stable or better outlook or (ii) the Borrower notifies the Administrative Agent in writing that it has elected to terminate a Collateral and Guarantee Suspension Period.

“Secured Parties” has the meaning assigned to that term in the Security Agreement.

“Security Agreement” means that certain Security Agreement, substantially in the form of Exhibit I, dated as of the Escrow Release Date by and between the Loan Parties party thereto and the Collateral Agent.

“Security Agreement Supplement” means an Assumption and Supplemental Security Agreement in the form attached to the Security Agreement as Schedule F.

“Senior Managing Agents” means, collectively, DBS Bank Ltd., U.S. Bank N.A. and Fifth Third Bank.

“Senior Notes” means, collectively, the Senior Secured Notes and the Senior Unsecured Notes.

“Senior Notes Documents” means, collectively, the Senior Secured Notes Documents and the Senior Unsecured Notes Documents.

“Senior Notes Escrow Accounts” means the escrow accounts established pursuant to the Senior Notes Escrow Agreements.

“Senior Notes Escrow Agreements” means the Senior Secured Notes Escrow Agreement and the Senior Unsecured Notes Escrow Agreement.

“Senior Notes Offering Memorandum” means the Offering Memorandum dated as of March 30, 2016 related to the offer and sale of the Senior Notes.

“Senior Secured Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated Adjusted EBITDA for the period of four (4) fiscal quarters then most recently ended.

“Senior Secured Notes” means the $1,875 million aggregate principal amount of 7.375% Senior Secured Notes due 2023 of the Borrower including, as the same may be amended, supplemented, waived or otherwise modified from time to time, including any senior secured exchange notes issued in lieu thereof.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“Senior Secured Notes Escrow Agreement” means the Escrow Agreement dated as of April 13, 2016, by and among Parent, the Trustee under the Senior Secured Notes, SunTrust Bank, as escrow agent and SunTrust Bank as securities intermediary, as such agreement is amended, modified, supplemented or restated from time to time.

“Senior Secured Notes Indenture” means the Indenture dated as of April 13, 2016, under which the Senior Secured Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Unsecured Notes” means the $3,350 million aggregate principal amount of 10.500% Senior Unsecured Notes due 2024 of the Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time, including any senior unsecured exchange notes issued in lieu thereof.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“Senior Unsecured Notes Escrow Agreement” means the Escrow Agreement dated as of April 13, 2016, by and among Parent, the Trustee under the Senior Unsecured Notes, SunTrust Bank, as escrow agent and SunTrust Bank as securities intermediary, as such agreement is amended, modified, supplemented or restated from time to time.

“Senior Unsecured Notes Indenture” means the Indenture dated as of April 13, 2016, under which the Senior Unsecured Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Significant Subsidiary” means and includes each Subsidiary that is a Restricted Subsidiary except any Restricted Subsidiary that does not have (together with its Subsidiaries) (a) at any time, Consolidated Total Assets the book value of which constitutes more than 2.50% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such time or (b) consolidated net income in accordance with GAAP for any four (4) consecutive fiscal quarters of the Borrower ending on or after July 3, 2015, that constitutes more than 2.50% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period; provided that at no time shall (A) the book value of the Consolidated Total Assets of all Subsidiaries that are not Significant Subsidiaries equal or exceed 10.00% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or (B) the consolidated net income in accordance with GAAP for any four (4)

consecutive fiscal quarters of all such Subsidiaries that are not Significant Subsidiaries ending on or after July 3, 2015 constitute more than 10.00% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period.

“Solvency Certificate” means the Solvency Certificate delivered pursuant to Section 3.3(a)(vi) hereof, substantially in the form of Exhibit E to this Agreement.

“Specified Acquisition Agreement Representations” is defined in Section 3.3(f) hereof.

“specified date” has the meaning assigned to such term in the definition of the term “Fiscal Quarter End Date.”

“Specified Representations” means the representations and warranties of the Loan Parties set forth in the following sections of this Agreement: Section 5.2(i) (solely with respect to organizational existence of the Loan Parties), Section 5.3 (solely as it relates to (x) organizational power and authority of the Loan Parties to duly authorize, execute, deliver and perform the Loan Documents, (y) the due authorization, execution, delivery and enforceability of the Loan Documents and (z) no conflicts of the Loan Documents (with respect to the execution and delivery by the Borrower and the Guarantors of this Agreement, the incurrence of indebtedness hereunder and the granting of the guarantees and security interests hereunder) with the organizational documents of the Loan Parties), Section 5.7, Section 5.13, Section 5.20, Section 5.21(c) and (x) for purposes of Section 3.2(b), the first sentence of Section 5.22(a) of the Original Loan Agreement and (y) for purposes of Section 3.3(b), Section 5.22 of the Original Loan Agreement (other than the first sentence of Section 5.22(a)).

“Specified Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other investments pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (c) the disposition of all or substantially all of the assets or stock of a Subsidiary (or any line of business or division thereof), (d) any retirement or repayment of Indebtedness or (e) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50.00% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one (1) or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Swap Obligation” has the meaning assigned to that term in the definition of “Excluded Swap Obligation.”

“Target” means the Target Company and its Subsidiaries.

“Target Company” is defined in the Preliminary Statements hereto.

“Target SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by the Target Company with the U.S. Securities and Exchange Commission or furnished by Target Company to the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

“Taxes” means all present or future taxes, levies, imposts, duties, deduction, withholdings (including backup withholding), value added taxes, sales and use taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Facility” means the credit facility for the Term A Loans described in Section 2.1(a) hereof.

“Term A Lender” means any Lender holding all or a portion of the Term A Facility.

“Term A Loan” is defined in Section 2.1(a) hereof.

“Term A Loan Commitment” means, as to any Lender, the obligation of such Lender to make Term A Loans on the Escrow Release Date pursuant to Section 2.1(a) hereof, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10. The Borrower and the Term A Lenders acknowledged and agreed that the Term A Loan Commitments of the Term A Lenders aggregated $4,125.0 million as of the Closing Date.

“Term A-1 Facility” means the credit facility for the Term A-1 Loans described in Section 2.1(i) hereof.

“Term A-1 Loan Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term A Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term A-1 Loans on the Amendment No. 7 Effective Date.

“Term A-1 Lender” means a Lender with an outstanding Term A-1 Loan Commitment or an outstanding Term A-1 Loan.

“Term A-1 Loan” means an Additional Term A-1 Loan, a Loan that is deemed made pursuant to Section 2.1(i) hereof or an Incremental Term A-1 Loan.

“Term A-1 Loan Percentage” means, for any Term A-1 Lender, the percentage held by such Term A-1 Lender of the aggregate principal amount of all Term A-1 Loans then outstanding.

“Term A-1 Note” is defined in Section 2.12(d) hereof.

“Term A-1 Termination Date” is defined in Section 2.7(a) hereof.

“Term B Facility” means the U.S. Term B-3 Facility.

“Term B Lender” means any Lender holding all or a portion of the Term B Facility.

“Term B Loan” means the U.S. Term B-3 Loans.

“Term B Loan Commitment” means the U.S. Term B-3 Commitments.

“Term B Note” means the U.S. Term B-3 Notes.

“Term B Termination Date” means, as of any date, the U.S. Term B-3 Termination Date.

“Term Commitment Increase” is defined in Section 2.14(a) hereof.

“Term Facilities” means, collectively, the Term A-1 Facility and the Term B Facility.

“Term Loan Commitments” means, collectively, the Term A-1 Loan Commitments and the Term B Loan Commitments.

“Term Loan Percentage” means any or all of the Term A-1 Loan Percentage and the U.S. Term B-3 Loan Percentage, as the context requires.

“Term Loans” means, collectively, the Term A-1 Loans and the Term B Loans.

“Termination Date” is defined in the lead-in to Article 6 hereof.

“Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) Indebtedness for borrowed money payable to the seller in connection with such

Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered to the seller in connection with any Acquisition, plus (d) the amount of Indebtedness assumed in connection with any Acquisition.

“Total Funded Debt” means, at any time the same is to be determined, the aggregate amount of all Indebtedness under clauses (a), (c), (d) and (e) of such definition (to the extent, in the case of clause (e), that such obligations are funded obligations that have not been reimbursed within two (2) Business Days following the funding thereof) of the Borrower and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

“tranche” is defined in Section 2.15(a) hereof.

“Transaction Expenses” means any fees, costs or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions (including OID).

“Transactions” means, collectively, (a) the transactions contemplated by this Agreement and the other Loan Documents (including the entering into of the Escrow Agreement, the funding of the Escrow Account and the release of funds therefrom), (b) the Escrow Release Date Refinancing and the repurchase of the Convertible Notes in connection with the Schrader Acquisition, (c) the Schrader Acquisition and the other transactions to occur pursuant to or in connection with the Acquisition Agreement, (d) the entry into the Senior Notes Documents and the offering and issuance of the Senior Notes (including the entering into of the Senior Notes Escrow Agreement, the funding of the Senior Notes Escrow Account and the release of funds therefrom), (e) the entry into the Additional Bridge Facility and the incurrence of Indebtedness thereunder, (f) the payment of the Transaction Expenses and (g) the Intercompany Transactions and related transactions.

“Treasury Regulations” means the regulations issued by the Internal Revenue Service under the Code, as such regulations may be amended from time to time.

“UCC” means the Uniform Commercial Code or any successor provision thereof as in effect from time to time (except as otherwise specified) in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Subsidiary” means (a) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.9 subsequent to the Escrow Release Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“Unsecured Covenant Package” means the provisions, requirements, exceptions or baskets described in Section 2.8(c), Section 2.14 and Article 6, other than those that specifically state that they only apply during an Secured Covenants Period.

“Unsecured Covenants Period” is defined in Section 9.12 hereof.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

“U.S. Tax Compliance Certificate” is defined in Section 10.1(c) hereof.

“U.S. Term B Facility” means the credit facility for the U.S. Term B Loans described in Section 2.1(b) hereof.

“U.S. Term B Lender” means any Lender holding all or a portion of the U.S. Term B Facility.

“U.S. Term B Loan” is defined in Section 2.1(b) hereof.

“U.S. Term B Loan Commitment” means, as to any Lender, the obligation of such Lender to make U.S. Term B Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10. The Borrower and the U.S. Term B Lenders acknowledged and agreed that the U.S. Term B Loan Commitments of the U.S. Term B Lenders aggregated $3,750.0 million as of the Closing Date.

“U.S. Term B-1 Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its U.S. Term B Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of U.S. Term B-1 Loans on the Amendment No. 1 Effective Date.

“U.S. Term B-1 Lender” means a Lender with an outstanding U.S. Term B-1 Commitment or an outstanding U.S. Term B-1 Loan.

“U.S. Term B-1 Loan” means an Additional U.S. Term B-1 Loan or a Loan that is deemed made pursuant to Section 2.1(d) hereof.

“U.S. Term B-2 Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its U.S. Term B-1 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of U.S. Term B-2 Loans on the Amendment No. 3 Effective Date.

“U.S. Term B-2 Lender” means a Lender with an outstanding U.S. Term B-2 Commitment or an outstanding U.S. Term B-2 Loan.

“U.S. Term B-2 Loan” means an Additional U.S. Term B-2 Loan or a Loan that is deemed made pursuant to Section 2.1(d) hereof.

“U.S. Term B-3 Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its U.S. Term B-2 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of U.S. Term B-3 Loans on the Amendment No. 5 Effective Date.

“U.S. Term B-3 Facility” means the credit facility for the U.S. Term B-3 Loans described in Section 2.1(h) hereof.

“U.S. Term B-3 Lender” means a Lender with an outstanding U.S. Term B-3 Commitment or an outstanding U.S. Term B-3 Loan.

“U.S. Term B-3 Loan” means an Additional U.S. Term B-3 Loan or a Loan that is deemed made pursuant to Section 2.1(h) hereof.

“U.S. Term B-3 Loan Percentage” means, for any U.S. Term B-3 Lender, the percentage held by such U.S. Term B-3 Lender of the aggregate principal amount of all U.S. Term B-3 Loans then outstanding.

“U.S. Term B-3 Note” is defined in Section 2.12(d) hereof.

“U.S. Term B-3 Termination Date” is defined in Section 2.7(b) hereof.

“Voting Stock” of any Person means capital stock, shares or other Equity Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such

Person (including, without limitation, general partners of a partnership), other than stock, shares or other Equity Interests having such power only by reason of the happening of a contingency.

“WDC Guarantor” means a Guarantor that is a Subsidiary of the Borrower as of the Closing Date.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by

(b) the sum of all such payments.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) or other Equity Interests are owned by any one (1) or more of the Borrower and the Borrower’s other Wholly-owned Subsidiaries at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Interpretation. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) Terms Generally. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. Unless otherwise specified therein, references in a particular agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in, such agreement. The term “including” is by way of example and not limitation. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any other Loan Document). All terms that are used in this Agreement or any other Loan Document which are defined in the UCC of the State of New York shall have the same meanings herein as such terms are defined in the New York UCC, unless this Agreement or such other Loan Document shall otherwise specifically provide.

(b) Times of Day. All references to time of day herein are references to New York City, New York time unless otherwise specifically provided.

(c) Accounting Terms; GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, (a) except as otherwise provided herein in the definition of “Capital Lease” and (b) without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities by the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Account Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.3 Certain Determinations.

(a) In calculating the Leverage Ratio and/or the Senior Secured Leverage Ratio for purposes of determining the permissibility of any incurrence of Indebtedness hereunder, including under the Ratio-Based Incremental Amount, with respect to the amount of any Indebtedness incurred in reliance on a provision of this Agreement that does not require compliance with a Leverage Ratio and/or Senior Secured Leverage Ratio test (any such amounts, the “Fixed Amounts”) which is incurred substantially concurrently with any Indebtedness incurred in reliance on a provision of this Agreement that requires compliance with a Leverage Ratio and/or Senior Secured Leverage Ratio test, it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of Indebtedness for purposes of such Leverage Ratio and/or Senior Secured Leverage Ratio test; provided that notwithstanding the foregoing, any provision of this Agreement requiring Pro Forma Compliance with Section 6.22 (or any part thereof), including in connection with a transaction, such as a Permitted Acquisition, must be satisfied on a Pro Forma Basis, including for the incurrence of Indebtedness, regardless of the provision under which such Indebtedness is or will be incurred.

(b) Notwithstanding anything to the contrary herein, financial ratios and tests (including the Leverage Ratio, the Senior Secured Leverage Ratio and the ratio of Consolidated Adjusted EBITDA to Interest Expense (and the components of each of the foregoing) and the amount of Consolidated Total Assets, but excluding Excess Cash Flow (and the components of each of the foregoing)) contained in this Agreement that are calculated with respect to any test period shall be calculated on a Pro Forma Basis.

Section 1.4 Change in Accounting Principles. If, after the Closing Date, there shall occur any change in GAAP (except as otherwise provided herein in the definition of “Capital Lease”) from those used in the preparation of the financial statements referred to in Section 6.1 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Restricted Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with Section 1.3(b), financial covenants (and all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any covenant hereunder nor out of compliance with any covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date.

Section 1.5 Currency Generally.

(a) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country, the adoption of the Euro by any member state of the European Union and any relevant market convention or practice relating to such change in currency or relating to the Euro.

(b) [Reserved].

(c) [Reserved].

ARTICLE 2. THE LOAN FACILITIES.

Section 2.1 The Term Loans.

(a) Subject to the terms and conditions set forth herein, each Term A Lender agrees, severally and not jointly, to and shall make a term loan (each individually, a “Term A Loan” and, collectively, the “Term A Loans”) in Dollars to the Borrower on the Escrow Release Date in a principal amount not to exceed such Term A Lender’s Term A Loan Commitment. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the Term A Loans comprising the Borrowing hereunder of Term A Loans be either Base Rate Loans or Eurodollar Loans.

(b) Subject to the terms and conditions set forth herein, each U.S. Term B Lender agrees, severally and not jointly, to and shall make a term loan (each individually, a “U.S. Term B Loan” and, collectively, the “U.S. Term B Loans”) in Dollars to the Borrower on the Closing Date in a principal amount not to exceed such U.S. Term B Lender’s U.S. Term B Loan Commitment. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the U.S. Term B Loans comprising the Borrowing hereunder of U.S. Term B Loans be either Base Rate Loans or Eurodollar Loans.

(c) [Reserved].

(d) Subject to the terms and conditions set forth herein and in Amendment No. 1, each Rollover U.S. Term B Lender severally agrees to exchange its Exchanged U.S. Term B Loans for a like principal amount of U.S. Term B-1 Loans on the Amendment No. 1 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 1, each Additional U.S. Term B-1 Lender severally agrees to make an Additional U.S. Term B-1 Loan to the Borrower on the Amendment No. 1 Effective Date in the principal amount equal to its Additional U.S. Term B-1 Commitment on the Amendment No. 1 Effective Date. The Borrower shall prepay the Non-Exchanged U.S. Term B Loans with a like amount of the gross proceeds of the Additional U.S. Term B-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the U.S. Term B Lenders immediately prior to the effectiveness of Amendment No. 1 all accrued and unpaid interest on the U.S. Term B Loans to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date. The U.S. Term B-1 Loans shall have the same terms as the U.S. Term B Loans as set forth in this Agreement and Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood that the U.S. Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents and shall have the same rights and obligations under this Agreement and Loan Documents as the U.S. Term B Loans prior to the Amendment No. 1 Effective Date. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the U.S. Term B-1 Loans comprising the Borrowing hereunder of U.S. Term B-1 Loans be either Base Rate Loans or Eurodollar Loans.

(e) [Reserved].

(f) Subject to the terms and conditions set forth herein and in Amendment No. 3, each Rollover U.S. Term B-1 Lender severally agrees to exchange its Exchanged U.S. Term B-1 Loans for a like principal amount of U.S. Term B-2 Loans on the Amendment No. 3 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 3, each Additional U.S. Term B-2 Lender severally agrees to make an Additional U.S. Term B-2 Loan to the Borrower on the Amendment No. 3 Effective Date in the principal amount equal to its Additional U.S. Term B-2 Commitment on the Amendment No. 3 Effective Date. The Borrower shall prepay the Non-Exchanged U.S. Term B-1 Loans with a like amount of the gross proceeds of the Additional U.S. Term B-2 Loans, concurrently with the receipt thereof. The Borrower shall pay to the U.S. Term B-1 Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the U.S. Term B-1 Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date. The U.S. Term B-2 Loans shall have the same terms as the U.S. Term B-1 Loans as set forth in this Agreement and Loan Documents before giving effect to Amendment No. 3, except as modified by Amendment No. 3; it being understood that the U.S. Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Loan Agreement and the other Loan Documents and shall have the same rights and obligations under this Agreement and Loan Documents as the U.S. Term B-1 Loans prior to the Amendment No. 3 Effective Date. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the U.S. Term B-2 Loans comprising the Borrowing hereunder of U.S. Term B-2 Loans be either Base Rate Loans or Eurodollar Loans.

(g) [Reserved].

(h) Subject to the terms and conditions set forth herein and in Amendment No. 5, each Rollover U.S. Term B-2 Lender severally agrees to exchange its Exchanged U.S. Term B-2 Loans for a like principal amount of U.S. Term B-3 Loans on the Amendment No. 5 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 5, each Additional U.S. Term B-3 Lender severally agrees to make an Additional U.S. Term B-3 Loan to the Borrower on the Amendment No. 5 Effective Date in the principal amount equal to its Additional U.S. Term B-3 Commitment on the Amendment No. 5 Effective Date. The Borrower shall prepay the Non-Exchanged U.S. Term B-2 Loans with a like amount of the gross proceeds of the Additional U.S. Term B-3 Loans, concurrently with the receipt thereof. The Borrower shall pay to the U.S. Term B-2 Lenders immediately prior to the effectiveness of Amendment No. 5 all accrued and unpaid interest on the U.S. Term B-2 Loans to, but not including, the Amendment No. 5 Effective Date on such Amendment No. 5 Effective Date. The U.S. Term B-3 Loans shall have the same terms as the U.S. Term B-2 Loans as set forth in this Agreement and Loan Documents before giving effect to Amendment No. 5, except as modified by Amendment No. 5; it being understood that the U.S. Term B-3 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents and shall have the same rights and obligations under this Agreement and Loan Documents as the U.S. Term B-2 Loans prior to the Amendment No. 5 Effective Date. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the U.S. Term B-3 Loans comprising the Borrowing hereunder of U.S. Term B-3 Loans be either Base Rate Loans or Eurodollar Loans.

(i) Subject to the terms and conditions set forth herein and in Amendment No. 7, each Rollover Term A Lender severally agrees to exchange its Exchanged Term A Loans for a like principal amount of Term A-1 Loans on the Amendment No. 7 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 7, each Additional Term A-1 Lender severally agrees to make an Additional Term A-1 Loan (which shall be considered an increase to (and part of) the Term A-1 Loans) to the Borrower on the Amendment No. 7 Effective Date in the principal amount equal to its Additional Term A-1 Commitment on the Amendment No. 7 Effective Date. The Borrower shall prepay the Non-Exchanged Term A Loans with a like amount of the gross proceeds of the Additional Term A-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term A Lenders immediately prior to the effectiveness of Amendment No. 7 all accrued and unpaid interest on the Term A Loans to, but not including, the Amendment No. 7 Effective Date on such Amendment No. 7 Effective Date. The Term A-1 Loans shall have the terms set forth in this Agreement and Loan Documents, including as modified by Amendment No. 7; it being understood that the Term A-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the Term A-1 Loans comprising the Borrowing hereunder of Term A-1 Loans be either Base Rate Loans or Eurodollar Loans.

(j) Subject to the terms and conditions set forth herein and in Amendment No. 7, each Incremental Term A-1 Lender severally agrees to make an Incremental Term A-1 Loan to the Borrower on the Amendment No. 7 Effective Date in the principal amount equal to its Incremental Term A-1 Commitment on the Amendment No. 7 Effective Date. The Incremental Term A-1 Loans shall be considered an increase to (and part of) the Term A-1 Loans. As provided in Section 2.5(a) and subject to the terms hereof, the Borrower may elect that the Incremental Term A-1 Loans comprising the Borrowing hereunder of Incremental Term A-1 Loans be either Base Rate Loans or Eurodollar Loans.

(k) Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.2 Revolving Credit Commitments. Prior to the Revolving Credit Termination Date, each Revolving Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars to the Borrower from time to time during the period from the Escrow Release Date to the Revolving Credit Termination Date up to the amount of such Lender’s Revolving Credit Commitment in effect at such time; provided, however, that the sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the sum of the total Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 2.5(a), and subject to the terms hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

Section 2.3 Letters of Credit.

(a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility, commencing with the Escrow Release Date, the L/C Issuers shall issue standby and documentary letters of credit (each a “Letter of Credit”) for the Borrower’s account and/or its Subsidiaries’ account (provided that each shall be jointly and severally liable) in an aggregate undrawn face amount up to the L/C Sublimit; provided, however, that the sum of the Revolving Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time; and provided further that (i) no L/C Issuer shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the amount stipulated for it in the definition of “L/C Issuer” (such amount, such L/C Issuer’s “Letter of Credit Commitment”), (ii) Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and their respective Affiliates shall not be obligated to issue any documentary Letters of Credit and (iii) no L/C Issuer shall be required to issue any Letter of Credit if doing so would result in the aggregate Revolving Loans and Letters of Credit extended by such L/C Issuer to exceed its Revolving Credit Commitment. Each Revolving Lender shall be obligated to reimburse the L/C Issuers for such Revolving Lender’s Revolver Percentage of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Revolving Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Borrower shall not reduce the Letter of Credit Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions set forth in clauses (i) and (iii) above shall not be satisfied. Notwithstanding anything to the contrary provided in this Agreement, each letter of credit listed on Schedule 2.3(a) (each, an “Existing Letter of Credit”) shall be deemed issued under this Agreement from and after the Amendment No. 7 Effective Date.

(b) Applications. At any time after the Escrow Release Date and before the Revolving Credit Termination Date, the L/C Issuers shall, at the request of the Borrower, issue one (1) or more Letters of Credit in Dollars, in form and substance acceptable to the applicable L/C Issuer, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or (ii) five (5) Business Days prior to the Revolving Credit Termination Date, in an aggregate face amount as requested by the Borrower subject to the limitations set forth in clause (a) of this Section 2.3, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the applicable L/C Issuer for the Letter of Credit requested (each an “Application”); provided that any Letter of Credit with a 12-month tenor may provide for the renewal thereof for additional 12-month periods (which shall in no event extend beyond the date referred to in clause (ii) above, unless an L/C Backstop has been provided to the L/C Issuers thereof). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.13(b) hereof, and (ii) if the applicable L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit as required pursuant to clause (c) of this Section 2.3, the Borrower’s obligation to reimburse such L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid to but excluding the date of reimbursement by the Borrower at a rate per annum equal to the sum of 2.00% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). Without limiting the foregoing, each L/C Issuer’s obligation to issue a Letter of Credit or increase the amount of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.1 and the other terms of this Section 2.3).

(c) The Reimbursement Obligations. Subject to Section 2.3(b) hereof, the Borrower shall reimburse the applicable L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) by no later than (x) 2:00 p.m. (New York time) on the Business Day after the date of such payment by such L/C Issuer under a Letter of Credit, if the Borrower has been informed of such drawing by the applicable L/C Issuer on or before 10:00 a.m. (New York time) on the date of the payment of such drawing, or (y) if notice of such drawing is given to the Borrower after 10:00 a.m. (New York time) on the date of the payment of such drawing, reimbursement shall be made within two Business Days following the date of the payment of such drawing, by the end of such day, in all instances in immediately available funds at the Administrative Agent’s principal office in New York, New York or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent shall thereafter cause to be distributed to the applicable L/C Issuer such amount(s) in like funds. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(d) below. In addition, for the benefit of the Administrative Agent, the L/C Issuers and each Lender, the Borrower agrees that, notwithstanding any provision of any Application, its obligations under this Section 2.3(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrower may otherwise have against the Administrative Agent, the L/C Issuers or any Lender, including without limitation (i) any lack of validity or enforceability of any Loan Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim of set-off the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, the L/C Issuers, any Lender or any other Person, whether in connection with this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or an L/C Issuer under a Letter of Credit against presentation to the Administrative Agent or an L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that the Administrative Agent’s or an L/C Issuer’s determination that documents presented under the Letter of Credit complied with the terms thereof did not constitute gross negligence, bad faith or willful misconduct of the Administrative Agent or an L/C Issuer (as determined by the final, non-appealable judgment of a court of competent jurisdiction); or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or an L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.3(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder or under an Application.

(d) The Participating Interests. Each Revolving Lender (other than the Lender acting as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuers, and each L/C Issuer hereby agrees to sell to each such Revolving Lender (a “Participating Lender”), an undivided participating interest (a “Participating Interest”) to the extent of its Revolver Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuers. Upon the Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if an L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from such L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 12:00 noon, or not later than 12:00 noon the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of such L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid Reimbursement Obligation together with interest on such amount accrued from the date such L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date such L/C Issuer made the related payment to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with each L/C Issuer retaining its Revolver Percentage thereof as a Revolving Lender hereunder.

The several obligations of the Participating Lenders to the L/C Issuers under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or has had against the Borrower, the L/C Issuers, the Administrative Agent, any Lender or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Revolving Lender, and each payment by a Participating Lender under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuers (to the extent not reimbursed by the Borrower and without relieving the Borrower of its obligation to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except as a result from any L/C Issuer’s gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction) that such L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.3(e) and all other parts of this Section 2.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(f) Manner of Requesting a Letter of Credit. The Borrower shall provide at least three (3) Business Days’ advance written notice to the Administrative Agent and the applicable L/C Issuer (or such lesser notice as the Administrative Agent and the L/C Issuers may agree in their sole discretion) of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the applicable L/C Issuer, in each case, together with the fees called for by this Agreement. The L/C Issuers shall promptly notify the Administrative Agent and the Lenders of the issuance, extension or amendment of a Letter of Credit.

(g) Conflict with Application. In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of this Agreement shall control.

(h) Existing Letters of Credit. Letters of credit of the Borrower, the Target Company and their respective Subsidiaries outstanding on the Escrow Release Date, if any, and set forth on Schedule 2.3(a) of the Original Loan Agreement shall be deemed issued under the Revolving Facility to the extent the applicable letter of credit issuer under such facility is an L/C Issuer under the Revolving Facility.

(i) Resignation or Replacement of L/C Issuer. An L/C Issuer may resign as an L/C Issuer hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Borrower. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.13(b). From and after the effective date of any such resignation or replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation or replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of such L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement but shall not be required to issue additional Letters of Credit.

(j) Additional L/C Issuers. From time to time, the Borrower may by notice to the Administrative Agent designate additional Lenders as an L/C Issuer each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent. Each such additional L/C Issuer shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an L/C Issuer hereunder for all purposes.

(k) Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit issued under such tranche, then (i) if one (1) or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Revolving Loans shall be repaid pursuant to Section 2.7(d) on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Letter of Credit Usage relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.3(d)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such non-terminating tranches at such time (it being understood that (1) the participations therein of Revolving Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall provide an L/C Backstop with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such L/C Backstop is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Revolving Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the L/C Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed with such Revolving Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Letter of Credit Usage with respect to the Revolving Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of the first sentence of this clause (k) (assuming Revolving Loans are repaid in accordance with clause (i)(x)).

(l) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of an L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.4 Applicable Interest Rates.

(a) Term Base Rate Loans. Each Term Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on each Fiscal Quarter End Date and at maturity (whether by acceleration or otherwise).

(b) Term Eurodollar Loans. Each Term Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or, in the case of a Eurodollar Loan denominated in Dollars, created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus in the case of a Eurodollar Loan denominated in Dollars, the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period.

(c) Revolving Base Rate Loans. Each Revolving Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on each Fiscal Quarter End Date and at maturity (whether by acceleration or otherwise).

(d) Revolving Eurodollar Loans. Each Revolving Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period.

(e) Default Rate. While any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees), or, with respect to the Borrower, Section 7.1(j) or (k) exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the overdue amounts of all Loans, Reimbursement Obligations, interest or fees owing hereunder by it at a rate equal to 2.00% per annum plus (i) in the case of Loans, the interest rate otherwise applicable thereto and (ii) otherwise, the rate applicable to Revolving Loans that are Base Rate Loans. Such interest shall be paid on demand subject, except in the case of any Event of Default under Section 7.1(j) or (k), to the request of the Administrative Agent at the request or with the consent of the Required Lenders.

(f) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Revolving Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.5 Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than: (i) 1:00 p.m. (New York time) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Loans that are Eurodollar Loans denominated in Dollars (or in the case of any Borrowing of Loans that are Eurodollar Loans denominated in Dollars on the Closing Date or the Escrow Release Date, 1:00 p.m. (New York time) at least two (2) Business Days prior to such date), (ii) [reserved] and (iii) 1:00 p.m. (New York time) on the date the Borrower requests the Lenders to advance a Borrowing of Loans that are Base Rate Loans. The Loans included in each Borrowing of Loans shall bear interest initially at the type of rate specified in such notice. Thereafter, with respect to Base Rate Loans and Eurodollar Loans that are denominated in Dollars, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Loans or, subject to Section 2.6 hereof, a portion thereof, as follows: (i) if such Borrowing of Loans is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing of Loans is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing of Loans to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable (other than in the case of any notice given in respect of the Escrow Release Date, which may be conditioned upon the consummation of the Schrader Acquisition) once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Loans that are Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Eurodollar Loans must be given by no later than 1:00 p.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion of a Borrowing of Loans that are denominated in Dollars. All notices concerning the advance, continuation or conversion of a Borrowing of Loans shall specify the date of the requested advance, continuation or conversion of a Borrowing of Loans (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans (Base Rate Loans or Eurodollar Loans) to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing of Eurodollar Loans, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrower hereby indemnifies the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 2.5(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c) Borrower’s Failure to Notify; Automatic Continuations and Conversions. If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Loans that are Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.8(a) or (b), such Borrowing shall, at the end of the Interest Period applicable thereto, automatically be converted into a Borrowing of Base Rate Loans (unless such Borrowing is a Borrowing of Term B Loans, in which case such Term B Loans shall be continued as a Eurodollar Loan with an Interest Period of one month). In the event the Borrower fails to give notice pursuant to Section 2.5(a) of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (New York time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Loans that are Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing, if otherwise available hereunder, shall be applied to pay the Reimbursement Obligation then due.

(d) Disbursement of Loans. Not later than 2:00 p.m. on the date of any requested advance of a new Borrowing of Loans, subject to Article 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent shall promptly wire transfer the proceeds of each new Borrowing of Loans to an account designated by the Borrower in the applicable notice of borrowing; provided that in the case of the Borrowing of Loans on the Closing Date such funds will be deposited in the Escrow Account.

(e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the date (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on such date) on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan

(which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent, in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 hereof so that the Borrower will have no liability under such Section with respect to such payment.

Section 2.6 Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under the applicable Facility shall be in an amount not less than $1.0 million or such greater amount that is an integral multiple of $1.0 million. Each Borrowing of Eurodollar Loans advanced, continued or converted under the applicable Facility shall be in an amount equal to $1.0 million or such greater amount that is an integral multiple of $1.0 million. Without the Administrative Agent’s consent, there shall not be more than fifteen (15) Borrowings of Eurodollar Loans outstanding at any one time.

Section 2.7 Maturity of Loans.

(a) Scheduled Payments of Term A-1 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the Term A-1 Loans in installments on each Fiscal Quarter End Date, commencing with the first full fiscal quarter ending after the Amendment No. 7 Effective Date, in an aggregate amount equal to the following percentages of the aggregate principal amount of the Term A-1 Loans made on the Amendment No. 7 Effective Date: (i) for the first (1st) through the fourth (4th) full fiscal quarters following the Amendment No. 7 Effective Date, 0.625% and (ii) for the fifth (5th) through the nineteenth (19th) full fiscal quarters following the Amendment No. 7 Effective Date, 1.25%, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term A-1 Loans, shall be due and payable on February 27, 2023, the final maturity thereof (the “Term A-1 Termination Date”).

(b) Scheduled Payments of U.S. Term B-3 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the U.S. Term B-3 Loans in installments on each Fiscal Quarter End Date, commencing with the first fiscal quarter ended after the Amendment No. 5 Effective Date, in an aggregate amount equal to 0.25% of the aggregate principal amount of the U.S. Term B-3 Loans made on the Amendment No. 5 Effective Date, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the U.S. Term B-3 Loans, shall be due and payable on April 29, 2023, the final maturity thereof (the “U.S. Term B-3 Termination Date”).

(c) [Reserved].

(d) Revolving Loans. Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

Section 2.8 Prepayments.

(a) Voluntary Prepayments of Term Loans.

(i) The Borrower may, at its option, upon notice as herein provided, prepay without premium or penalty (subject to the requirements of Section 2.8(a)(iii) below and except as set forth in Section 8.1 below) at any time all, or from time to time any part of, the Term Loans, in each case, in a minimum aggregate amount of $5.0 million or such greater amount that is an integral multiple of $1.0 million or, if less, the entire principal amount thereof then outstanding. The Borrower will give the Administrative Agent written notice (or telephone notice promptly confirmed by written notice) of each prepayment under this Section 2.8 prior to 1:00 p.m. (New York time) at least one (1) Business Day in the case of Base Rate Loans and three (3) Business Days in the case of Eurodollar Loans prior to the date fixed for such prepayment (which notice may be revoked at the Borrower’s option). Each such notice shall specify the date of such prepayment (which shall be a Business Day), the principal amount of such Term Loans to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being repaid. Such notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayments made pursuant to this Section 2.8(a) shall be applied against the Class of Term Loans and the remaining scheduled installments of principal due in respect of such Term Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, on a pro rata basis to all Classes of Term Loans in direct order of maturity and may not be reborrowed.

(ii) [Reserved].

(iii) In the event that, on or prior to the date that is six (6) months after the Amendment No. 5 Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any U.S. Term B-3 Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.8(c)(i) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable U.S. Term B-3 Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the U.S. Term B-3 Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the U.S. Term B-3 Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. If, on or prior to the date that is six (6) months after the Amendment No. 5 Effective Date, all or any portion of the U.S. Term B-3 Loans held by any U.S. Term B-3 Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 8.5 as a result of, or in connection with, such U.S. Term B-3 Lender being a Non-Consenting Lender with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(iv) [Reserved].

(b) Voluntary Prepayments of Revolving Loans. The Borrower may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of (i) Revolving Loans that are Eurodollar Loans at any time upon at least three (3) Business Days’ prior notice by the Borrower to the Administrative Agent or (ii) Revolving Loans that are Base Rate Loans at any time upon at least one (1) Business Day’s prior notice by the Borrower to the Administrative Agent (in the case of each of clauses (i) and (ii), such notice must be in writing (or telephone notice promptly confirmed by written notice) and received by the Administrative Agent prior to 2:00 p.m. (New York time) on such date), in each case, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided, however, that the Borrower may not partially repay a Borrowing (i) if such Borrowing is of Base Rate Loans, in a principal amount less than $0.5 million, and (ii) if such Borrowing is of Eurodollar Loans, in a principal amount less than $1.0 million, except, in each case, in such lesser amount of the entire principal amount thereof then outstanding. Any such notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Mandatory Prepayments.

(i) From and after the Escrow Release Date, if the Borrower or any Restricted Subsidiary shall at any time or from time to time incur any Indebtedness (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.14 (other than Refinancing Indebtedness, Refinancing Notes, Refinancing Term Loans and Replacement Revolving Credit Commitments to the extent the proceeds are used to refinance Term Loans)), then promptly and in any event within five (5) Business Days of receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds from the incurrence of such Indebtedness, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100.00% of the amount of all such Net Cash Proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. The amount of each such prepayment shall be applied to the outstanding Term Loans of each Class, pro rata, until paid in full; provided that, in the case of any prepayment under this clause (i) made using the Net Cash Proceeds of any Refinancing Indebtedness, each such prepayment shall be applied (A) first, to the Class or Classes of Term Loans, as directed by the Borrower, with the earliest maturity date (ratably among Classes, if multiple Classes exist with the same maturity date), until all such Term Loans of such Class or Classes have been repaid or terminated in full and (B) thereafter, to the successive Class or Classes of Term Loans with the next earliest maturity date (ratably among Classes, if multiple Classes exist with the same maturity date), and so on, until 100% of Net Cash Proceeds of such Refinancing Indebtedness has been applied to the Term Loans as required under this clause (i).

(ii) From and after the Escrow Release Date, if the Borrower or any Restricted Subsidiary shall at any time or from time to time make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $15.0 million in a single transaction or in a series of related transactions or $25.0 million in the aggregate for all such Dispositions or Events of Loss during such fiscal year, then promptly and in any event within five (5) Business Days of receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds of such Disposition or such Event of Loss, the Borrower shall prepay the Term B Loans and, solely during a Secured Covenants Period, the Term A-1 Loans, in an aggregate amount equal to 100.00% of the amount of all such Net Cash Proceeds in excess of the amount specified above; provided that, in the case of each Disposition and Event of Loss, if the Borrower or the applicable Restricted Subsidiary intends to invest or reinvest, as applicable, within twelve (12) months of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets used or useful in the operations of the Borrower or its Subsidiaries, then the Borrower shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested within such twelve-month period, or the Borrower or a Restricted Subsidiary has committed to so invest or reinvest such Net Cash Proceeds during such twelve-month period and such Net Cash Proceeds are so reinvested within 180 days after the expiration of such twelve-month period; provided, however, that if any Net Cash Proceeds have not been so invested or reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Term Loans in the amount of such Net Cash Proceeds in excess of the amount specified above not so invested or reinvested; provided, further, that if, at the time that any such prepayment would be required hereunder, the Borrower is required to prepay or offer to repurchase any other Indebtedness secured on a pari passu basis (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis) with the Obligations pursuant to the terms of the documentation governing such Indebtedness with such Net Cash Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be prepaid or offered to be so repurchased, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term

Loans that would have otherwise been required pursuant to this Section 2.8(c)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof. The amount of each such prepayment shall be applied to the outstanding Term Loans of each Class pro rata, until paid in full.

(iii) No later than the fifth Business Day after the date on which financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 6.1(b) (beginning with the first full fiscal year ended after the Escrow Release Date), the Borrower shall prepay the then outstanding Term B Loans by an amount equal to (A) 50% of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the Borrower; provided that the foregoing percentage shall be reduced to 25% when the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 1.50:1.00, and 0% when the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 1.00:1.00 minus (B) the principal amount of (1) any Term Loans, and, to the extent pari passu with the Term Loans in right of payment and with respect to security, Senior Secured Notes, Incremental Term Loans, Incremental Equivalent Debt, Refinancing Term Loans, Refinancing Notes and Refinancing Indebtedness in the form of term loans and (2) any Revolving Loans, Incremental Revolving Loans and Refinancing Indebtedness in the form of revolving loans (in each case, to the extent accompanied by a permanent reduction of the relevant revolving commitment) voluntarily prepaid pursuant to paragraphs (a) and (b) of this Section 2.8 or purchased by the Borrower or any of its Subsidiaries in cash pursuant to Section 10.10(h) (with the amount of the deduction pursuant to this subclause (B) for Loans purchased pursuant to Section 10.10(h) being limited to the amount of cash paid by the Borrower or any of its Subsidiaries in connection therewith) or voluntarily prepaid or purchased pursuant to the applicable provisions of the documentation governing such Refinancing Indebtedness, Incremental Equivalent Debt, Senior Secured Notes, Refinancing Term Loans or Refinancing Notes, in each case, during such fiscal year on or, at the option of the Borrower, prior to the date of the required prepayment under this Section 2.8(c)(iii) in respect of such fiscal year; provided that (x) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.8(c)(iii) for more than one fiscal year, (y) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.8(c)(iii) to the extent financed with long-term Indebtedness (other than revolving Indebtedness) and (z) no mandatory prepayment shall be required under this Section 2.8(c)(iii) to the extent the amount calculated hereby does not exceed $20.0 million. The amount of each such prepayment shall be applied to the outstanding Term B Loans pro rata until paid in full. Any payment under this clause (iii) shall be an “ECF Payment.”

(iv) [Reserved].

(v) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans and, if necessary after such Revolving Loans have been repaid in full, replace or cause to be cancelled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the L/C Issuers) outstanding Letters of Credit by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced. Each prefunding of L/C Obligations that the Borrower chooses to make to the Administrative Agent as a result of the application of this clause (v) by the deposit of cash or Cash Equivalents with the Administrative Agent shall be made in accordance with Section 7.4.

(vi) (I) Notwithstanding any provision under this Section 2.8(c) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrower pursuant to Section 2.8(c)(ii) above shall not be required to be so prepaid to the extent any such Disposition is consummated by a Foreign Subsidiary, such Net Cash Proceeds in respect of any Event of Loss are received by a Foreign Subsidiary or such Indebtedness is incurred by a Foreign Subsidiary, for so long as the repatriation to the United States of any such amounts would be prohibited under any Applicable Laws (including any such laws with respect to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and (B) if the Borrower determines in good faith that the repatriating of any amounts required to mandatorily prepay the Loans pursuant to Section 2.8(c)(ii) above would result in a tax liability that is material to the amount of funds otherwise required to be repatriated (including any withholding tax) (such amount in clauses (A) and (B), a “Restricted Asset Sale Amount”), the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.8(c)(ii) shall be reduced by the Restricted Asset Sale Amount until such time as it may repatriate such Restricted Asset Sale Amount without incurring such tax liability.

(II) Notwithstanding any provision under this Section 2.8(c) to the contrary, for purposes of calculating the amount of the ECF Payment in Section 2.8(c)(iii), “Excess Cash Flow” will be deemed to be reduced by the amount of Excess Cash Flow generated by a Foreign Subsidiary (A) that would be prohibited under any Applicable Laws (including any such laws with respect to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of directors of the relevant Subsidiaries) from being repatriated to the United States or (B) that the Borrower determines in good faith would result in a tax liability that is material to the amount of funds otherwise required to be repatriated (including any withholding tax) if repatriated to the United States (the amount of such Foreign Subsidiary Excess Cash Flow in clauses (A) and (B) without duplication, the “Restricted ECF Amount”); provided that such amounts in clause (A) shall only constitute a Restricted ECF Amount for so long as such repatriation to the United States is prohibited under Applicable Laws, and in clause (B) shall only constitute Restricted ECF Amount for so long as such repatriation would result in such tax liability.

(vii) Notwithstanding the foregoing, each Term B Lender shall have the right to reject its applicable Term Loan Percentage of any mandatory prepayment of the Term Loans pursuant to Section 2.8(c)(i) (other than Refinancing Indebtedness in respect of the Term Loans), (ii) and (iii) above (each such Lender, a “Rejecting Lender”); provided that any amount rejected by a Rejecting Lender shall be offered on a pro rata basis to the Term A-1 Lenders, which they may elect to decline such prepayment, and thereafter any amounts so rejected may be retained by the Borrower (the aggregate amount of such proceeds so rejected as of any date of determination, the “Declined Proceeds”).

(viii) Unless the Borrower otherwise directs, prepayments of Revolving Loans under this Section 2.8(c) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.8(c) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 8.1. Except as otherwise provided in Section 2.8(c)(i), Section 2.8(c)(ii) or Section 2.8(c)(iv), mandatory prepayments of the Term Loans shall be applied to each Class of Term Loans on a pro rata basis (other than with respect to prepayments made under Section 2.8(c)(iii)) and applied to the installments thereof as directed by the Borrower, or if not so specified before the date of required payment, in the direct order of maturity other than with respect to that portion of any installment held by a Rejecting Lender.

(ix) [Reserved].

(d) Defaulting Lenders. Until such time as the Default Excess (as defined below) with respect to any Defaulting Lender has been reduced to zero, (i) any voluntary prepayment of the Revolving Loans pursuant to Section 2.8(b) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no loans outstanding and the Revolving Credit Commitments of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Loans pursuant to Section 2.8(c) shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender has funded all defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (d). “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of the applicable Loans of all the applicable Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of the applicable Loans of such Defaulting Lender.

(e) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower, and in the case of any partial prepayment under Section 2.8(a) hereof, such prepayment shall be applied to the Class of Term Loans and the remaining amortization payments on such Term Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, on a pro rata basis to all Classes of Term Loans in the direct order of maturity.

Section 2.9 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower in writing) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim, except as provided in Section 10.7. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 hereof or (y) after written instruction by the Required Lenders or Required RC/TLA Lenders, as applicable, after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders, shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 10.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c) third, to the payment of principal on the Term Loans, Revolving Loans, unpaid Reimbursement Obligations (together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 7.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit, to the extent the same have not been replaced or cancelled or otherwise provided for to the reasonable satisfaction of the L/C Issuers)), and Hedging Liability, the aggregate amount paid to (or held as collateral security for) the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents (including, without limitation, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e) fifth, to the Borrower or whoever else may be lawfully entitled thereto.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 2.10 Commitment Terminations. The Term B Loan Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the Term B Loans on the Closing Date. The U.S. Term B-1 Commitments and Additional U.S. Term B-1 Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the U.S. Term B-1 Loans on the Amendment No. 1 Effective. The U.S. Term B-2 Commitments and Additional U.S. Term B-2 Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the U.S. Term B-2 Loans on the Amendment No. 3 Effective Date. The U.S. Term B-3 Commitments and Additional U.S. Term B-3 Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the U.S. Term B-3 Loans on the Amendment No. 5 Effective Date. The Term A-1 Loan Commitments, Additional Term A-1 Commitments and Incremental Term A-1 Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the Term A-1 Loans, Additional Term A-1 Loans and Incremental Term A-1 Loans on the Amendment No. 7 Effective Date. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days’ prior written notice to the Administrative Agent (which notice may conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than $1.0 million or any greater amount that is an integral multiple of $0.1 million and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages; provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and of L/C Obligations then outstanding; provided further that all Revolving Credit Commitments shall terminate automatically on the Revolving Credit Termination Date. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination (in whole or in part) of the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11 [Reserved].

Section 2.12 Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, with respect to Revolving Loans, the type thereof and, with respect to Eurodollar Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term A-1 Loan and referred to herein as a “Term A-1 Note”), Exhibit D-2 (in the case of its U.S. Term B-3 Loan and referred to herein as a “U.S. Term B-3 Note”), Exhibit D-4 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), as applicable (the Term A-1 Notes, U.S. Term B-3 Notes and Revolving Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender in the amount of such Lender’s Percentage of the applicable Term Loan or Revolving Credit Commitment, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one (1) or more Notes, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.13 Fees.

(a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver Percentages a commitment fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments (the “Commitment Fee”); provided, however, that no Commitment Fee shall accrue to the Unused Revolving Credit Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. Such Commitment Fee shall be payable quarterly in arrears on each Fiscal Quarter End Date (commencing on the first such date occurring after the Escrow Release Date).

(b) Letter of Credit Fees. Quarterly in arrears, on each Fiscal Quarter End Date, commencing on the first such date occurring after the Escrow Release Date, and on the Revolving Credit Termination Date, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) each outstanding Letter of Credit. Quarterly in arrears, on each Fiscal Quarter End Date, commencing on the first such date occurring after the Escrow Release Date, and on the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility (computed on the basis of a year of 360 days and the actual number of days elapsed) during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that while any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees) or Section 7.1(j) or Section 7.1(k) exists or after acceleration (but without duplication of the rate set forth in Section 2.4(e)), such rate with respect to overdue fees shall increase by 2.00% over the rate otherwise payable and such fee shall be paid on demand subject, except in the case of any Event of Default under Section 7.1(j) or (k), to the request of the Administrative Agent at the request or with the consent of the Required Lenders; provided further that no letter of credit fee shall accrue to the Revolver Percentage of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to the L/C Issuers for their own account the L/C Issuers’ standard drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuers from time to time.

(c) Ticking Fees. The Borrower shall pay the ticking fees pursuant to the Fee Letter.

(d) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e) Fees Generally. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders, except that the Borrower shall pay the fronting fees directly to the applicable L/C Issuer. Once paid when due and payable, none of the fees shall be refundable under any circumstances.

Section 2.14 Incremental Credit Extensions.

(a) At any time and from time to time after the Escrow Release Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make such notice available to each of the Lenders), pursuant to an Incremental Amendment (“Incremental Amendment”) request to effect (i) one (1) or more additional term loan facilities hereunder or increases in the aggregate amount of any Term Facility (each such increase, a “Term Commitment Increase”) from one (1) or more Additional Term Lenders or (ii) additional revolving credit facilities (each such additional facility, an “Incremental Revolving Credit Facility”) or increases in the aggregate amount of the Revolving Credit Commitments

(each such increase, a “Revolving Credit Commitment Increase” and together with any Term Commitment Increase, any Incremental Term Facility and any Incremental Revolving Credit Facility, a “Commitment Increase”) from Additional Revolving Lenders; provided that, unless otherwise provided below, upon the effectiveness of each Incremental Amendment:

(A) except as otherwise agreed by the Additional Lenders providing an Incremental Facility to finance an Acquisition or other investment permitted under this Agreement, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto,

(B) on the date of the incurrence or effectiveness of such Incremental Facility (in the case of the incurrence or effectiveness of an Incremental Revolving Credit Facility, assuming such Incremental Revolving Credit Facility has been drawn in full), the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22 recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b); provided that, to the extent incurred in connection with an Acquisition, at the Borrower’s election, the Borrower’s compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.22 may be determined at the time of the signing of any acquisition agreement with respect thereto or at the time of the closing of such acquisition; provided, further that if the Borrower has made the election to measure such compliance on the date of the signing of an acquisition agreement, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and until the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated or expired (but not for the purposes of calculating any financial covenant), such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated,

(C) each Incremental Term A Facility shall have a final maturity date no earlier than the Term A-1 Termination Date then in effect,

(D) each Incremental Term B Facility and each other Incremental Term Facility (other than an Incremental Term A Facility) shall have a final maturity date no earlier than the U.S. Term B-3 Termination Date then in effect,

(E) the Weighted Average Life to Maturity of any Incremental Term A Loans shall not be shorter than the Weighted Average Life to Maturity of the Term A-1 Loans then outstanding,

(F) the Weighted Average Life to Maturity of any Incremental Term B Loans and any other Incremental Term Loans (other than Incremental Term A Loans) shall not be shorter than the Weighted Average Life to Maturity of the Term B Loans then outstanding,

(G) any Incremental Revolving Loans will mature no earlier than, and will require no scheduled amortization or mandatory reduction of the commitments related thereto prior to, the Revolving Credit Termination Date then in effect and all other terms of any such Incremental Revolving Credit Facility (except with respect to margin, pricing and fees and as set forth in the foregoing clauses and clause (J) below and other than any terms which are applicable only after the then-existing maturity date with respect to the Revolving Facility) shall be substantially identical to the Revolving Facility or otherwise reasonably acceptable to the Administrative Agent,

(H) the interest rate applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the Additional Lenders providing such Incremental Facility or Incremental Loans; provided that, in the case of Incremental Term Loans (other than Incremental Term A Loans) or Incremental Term Facilities (other than Incremental Term A Facilities) that are secured pari passu in right of payment and with respect to security with any then existing U.S. Term B-3 Loans (the “Relevant Existing Facility”), such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the Relevant Existing Facility unless the interest rate with respect to the Relevant Existing Facility is adjusted to be equal to the interest rate with respect to the relevant Incremental Term Loans or Incremental Term Facility, minus 0.50%; provided, further, that in determining the applicable interest rate under this clause (H): (w) original issue discount (“OID”) or upfront fees paid in connection with the Relevant Existing Facility or such Incremental Term Facility or Incremental Term Loans (based on a four-year average life to maturity), shall be included, (x) any amendments to or changes in the Applicable Margin with respect to the Relevant Existing Facility that became effective subsequent to the Amendment No. 7 Effective Date but prior to the time of (or concurrently with) the addition of such Incremental Term Facility or Incremental Term Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Joint Lead Arrangers (or their affiliates) in their respective capacities as such in connection with the Relevant Existing Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Incremental Term Facility or Incremental Term Loans shall be excluded and (z) if such Incremental Term Facility or Incremental Term Loans include any interest rate floor greater than that applicable to the Relevant Existing Facility, and such floor is applicable to the Relevant Existing Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase,

(I) all Incremental Facilities shall rank pari passu or junior in right of payment and right of security in respect of the Collateral (if any) with the Term Loans and the Revolving Loans or may be unsecured; provided that to the extent any such Incremental Facilities are subordinated in right of payment or right of security, or pari passu in right of security and subject to separate documentation, they shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent,

(J) no Incremental Facility shall be guaranteed by any Person which is not a Loan Party,

(K) any mandatory prepayment (other than scheduled amortization payments) of Incremental Term Loans that are pari passu in right of payment with any then-existing Term Loans shall be made on a pro rata basis with such then-existing Term Loans (and all other then-existing Incremental Term Loans requiring ratable prepayment), except that the Borrower and the Additional Lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis),

(L) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying to the effect set forth in subclauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with subclause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.1(e), be accompanied by a reasonably detailed calculation of Consolidated Adjusted EBITDA and Interest Expense for the relevant period),

(M) all fees or other payments owing pursuant to Section 10.13 or as otherwise agreed in writing in respect of such Commitment Increase to the Administrative Agent and the Additional Lenders shall have been paid, and

(N) the other terms and conditions (excluding those referenced in clauses (A) through (M)) of such Incremental Facility shall be substantially identical to, or (taken as a whole) not materially more favorable (as reasonably determined by the Borrower) to the lenders providing such Incremental Facility than those applicable to the Term Loans (except for covenants or other provisions applicable only to periods after the latest final maturity date other than existing Term Loans or Commitments); provided that to the extent the terms of any Incremental Term Loans are not substantially identical to the terms applicable to the relevant Term Facility (except with respect to pricing and fees and to the extent permitted by the foregoing clauses above and other than any terms which are applicable only after the then-existing maturity date with respect to the relevant Term Facility), such terms shall be reasonably satisfactory to the Administrative Agent.

(b) Notwithstanding anything to contrary herein, the aggregate principal amount of all Commitment Increases incurred after the Amendment No. 7 Effective Date shall not exceed (i) (A) during a Secured Covenants Period, $1,500.0 million (less the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to Section 6.14(I)(u) in reliance on this clause (i) of the Incremental Cap) or (B) during an Unsecured Covenants Period, $2,000.0 million (the applicable amount under this clause (i), the “Fixed Dollar Incremental Amount”), plus (ii) during any Secured Covenants Period, an unlimited amount so long as in the case of this clause (ii), the Senior Secured Leverage Ratio does not exceed 2.50:1.00, determined on a Pro Forma Basis after giving effect to such Commitment Increase assuming (x) that all such Indebtedness is secured even if not so secured and (y) in the case of an Incremental Revolving Credit Facility, such Incremental Revolving Credit Facility has been drawn in full and any related transaction as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) (such amount under this clause (ii), the “Ratio-Based Incremental Amount”); provided that, to the extent incurred in connection with an Acquisition, at the Borrower’s election, the Borrower’s compliance on a Pro Forma Basis with the Senior Secured Leverage Ratio under this clause (ii) may be determined at the time of the signing of any acquisition agreement with respect thereto or at the time of the closing of such acquisition; provided, further that if the Borrower has made the election to measure such compliance on the date of the signing of an acquisition agreement, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and until the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated or expires (but not for the purposes of calculating any financial covenant), such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated; provided, further that (x) any Incremental Facility may be incurred under either clause (i) or clause (ii) as selected by the Borrower in its sole discretion, including by designating any portion of any Incremental Facility in excess of an amount permitted to be incurred under clause (ii) at the time of such incurrence as incurred under clause (i), and unless the Borrower otherwise elects, any portion of any Commitment Increase that could be established in reliance on this clause (ii) at the time of incurrence shall be deemed to have been incurred in reliance on the Ratio-Based Incremental Amount without reducing the Fixed Dollar Incremental Amount (the total aggregate amount described under clauses (i) and (ii) hereof, the “Incremental Cap”), (y) the Borrower may redesignate any Incremental Facility originally designated as incurred under clause (i) as having been incurred under clause (ii), so long as at the time of such redesignation, the Borrower would be permitted to incur such Incremental Facility under clause (ii) and (z) upon and following any Secured Covenant Reinstatement Event, the full amount of the Fixed Dollar Incremental Amount may be incurred without reduction for the aggregate principal amount of any Incremental Facilities incurred under the Fixed Dollar Incremental Amount prior to such Secured Covenant Reinstatement Event. Each Commitment Increase shall be in a minimum principal amount of $50.0 million and integral multiples of $1.0 million in excess thereof; provided that such amount may be less than $50.0 million if such amount represents all the remaining availability under the aggregate principal amount of Commitment Increases set forth above. No Lender shall be obligated to provide any Commitment Increase unless it so agrees.

(c) Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount of the relevant Commitment Increase.

(d) Upon the implementation of any Incremental Revolving Credit Facility or Revolving Credit Commitment Increase pursuant to this Section 2.14:

(i) with respect to any Revolving Credit Commitment Increase, (A) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Additional Revolving Lender, and each relevant Additional Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s Participating Interests such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Additional Revolving Lender’s) Participating Interests shall be held on a pro rata basis on the basis of their Revolver Percentage (after giving effect to any Revolving Credit Commitment Increase) and (B) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase), and such other Revolving Lenders

(including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans of such Class pro rata on the basis of their Revolver Percentage (after giving effect to any Revolving Credit Commitment Increase); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence; and

(ii) with respect to any Incremental Revolving Credit Facility, (A) the borrowing and repayment (except for (x) payments of interest and fees at different rates on the existing Revolving Facilities and such Incremental Revolving Credit Facility, (y) repayments required upon the maturity date of the then-existing Revolving Facility and such Incremental Revolving Credit Facility and (z) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (C) below)) of Incremental Revolving Loans after the effective date of such Incremental Revolving Credit Facility shall be made on a pro rata basis with the then-existing Revolving Facility and any other then outstanding Incremental Revolving Credit Facility, (B) all letters of credit made or issued, as applicable, under such Incremental Revolving Credit Facility shall be participated in on a pro rata basis by all Revolving Lenders under such Incremental Revolving Credit Facility and (C) the permanent repayment of Loans with respect to, and termination of commitments under, such Incremental Revolving Credit Facility shall be made on a pro rata basis with the then-existing Revolving Facility and any other then-outstanding Incremental Revolving Credit Facility, except that the Borrower shall be permitted to permanently repay and terminate commitments under any revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later maturity date than such revolving facility.

(e) Effective on the date of each Incremental Revolving Credit Facility the maximum amount of Letter of Credit Usage permitted hereunder shall increase by an amount, if any, agreed upon by the Administrative Agent, the L/C Issuers and the Borrower; provided that the Letter of Credit Usage shall not exceed the Revolving Credit Commitment after giving effect to the Incremental Revolving Credit Facility.

(f) An Incremental Amendment may, subject to Section 2.14(a), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 (including, in connection with a Revolving Credit Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders).

Section 2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one (1) or more offers (each, an “Extension Offer”) made from time to time by the Borrower after the Escrow Release Date to all Lenders holding Term A-1 Loans or U.S. Term B-3 Loans, as applicable, with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;

(ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.3(k) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments in accordance with their Revolver Percentages (and except as provided in Section 2.3(k), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of commitments) of Extended Revolving Loans after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments and (z) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, any commitments with respect to any Incremental Revolving Credit Facility and any original Revolving Credit Commitments) that have more than three (3) different maturity dates;

(iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans;

(iv) (A) the final maturity date of any Extended Term A Loans shall be no earlier than the Term A-1 Termination Date and (B) the final maturity date of any Extended Term B Loans shall be no earlier than the Term B Termination Date;

(v) (A) the Weighted Average Life to Maturity of any Extended Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A-1 Loans extended thereby and (B) the Weighted Average Life to Maturity of any Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the applicable Term Facility, in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) the Extensions shall be in a minimum amount of $50.0 million;

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Section 2.8, 2.9, 2.10 or 2.12, (ii) the amortization schedules (insofar as such schedule affects payments due to Lenders participating in the relevant Facility) set forth in Section 2.7 shall be adjusted to give effect to the Extension of the relevant Facility and (iii) except as required by clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.8, 2.9, 2.10 or 2.12) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one (1) or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments (or a portion thereof), the consent of the L/C Issuers, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15. In addition, if so provided in such amendment and with the consent of the L/C Issuers, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five (5) Business Days prior to the Final Revolving Termination Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage entered into in accordance with Section 4.2 that has a maturity date prior to the later of the Final Maturity Date and the Final Revolving Termination Date so that such maturity date is extended to the later of the Final Maturity Date and the Final Revolving Termination Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16 Refinancing Facilities.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all Net Cash Proceeds of which are used to refinance in whole or in part any Class of Term Loans pursuant to Section 2.8(c)(i). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 3.1 shall be satisfied;

(ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.14(a)(H)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially similar to, or no less favorable to the Borrower and its Subsidiaries, when taken as a whole, than (as reasonably determined by the Borrower), the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to the Term Loans being refinanced unless less favorable terms are added for the benefit of the existing Lenders); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent for posting to the Lenders at least five (5) Business Days prior to the incurrence of such Refinancing Term Loans, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements in this clause (v) shall be conclusive evidence that such terms and conditions satisfy the requirements in this clause (v) unless the Required Lenders through the Administrative Agent notify the Borrower within such five (5) Business Day period that they disagree with such determination (including a reasonable description of the basis upon which they disagree);

(vi) with respect to Refinancing Term Loans secured by Liens on the Collateral that rank pari passu or junior in right of security to the Term Loans, such Liens will be subject to a customary intercreditor agreement;

(vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans; and

(viii) Refinancing Term Loans shall not be secured by any assets of the Borrower and its Subsidiaries other than the Collateral.

(b) The Borrower may approach any Lender or any other person that would be an Eligible Assignee to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing

Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Credit Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Credit Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Credit Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:

(i) before and after giving effect to the establishment of such Replacement Revolving Credit Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 3.1 shall be satisfied;

(ii) after giving effect to the establishment of any Replacement Revolving Credit Commitments and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(iii) no Replacement Revolving Credit Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Credit Termination Date for the Revolving Credit Commitments being replaced;

(iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Credit Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Credit Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Credit Commitments), when taken as a whole, shall be substantially similar to, or no less favorable to the Borrower and its Subsidiaries than (as reasonably determined by the Borrower), those, taken as a whole, applicable to the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Credit Termination Date in effect at the time of incurrence or added for the benefit of the existing Lenders); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent for posting to the Lenders at least five (5) Business Days prior to the incurrence of such Replacement Revolving Credit Commitments, together with a reasonably detailed description of the material terms and conditions of such Replacement Revolving Credit Commitments or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements in this clause (iv) shall be conclusive evidence that such terms and conditions satisfy the requirements in this clause (iv) unless the Required Lenders through the Administrative Agent notify the Borrower within such five (5) Business Day period that they disagree with such determination (including a reasonable description of the basis upon which they disagree);

(v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility;

(vi) Replacement Revolving Credit Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its Subsidiaries other than the Collateral; and

(vii) if such Replacement Revolving Facility is secured by Liens on the Collateral that rank pari passu or junior in right of security to the Revolving Loans, such Liens will be subject to a customary intercreditor agreement.

(d) In addition, the Borrower may establish Replacement Revolving Credit Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Credit Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Credit Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Credit Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 3.1 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Credit Commitments, (ii) the remaining life to termination of such Replacement Revolving Credit Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Credit Commitments shall be no earlier than the termination date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank pari passu or junior in right of security to the Revolving Loans, such Liens will be subject to a customary intercreditor agreement, (v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and (vi) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Credit Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Credit Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Credit Commitments), when taken as a whole, shall be substantially similar to, or no more restrictive to the Borrower and its Subsidiaries than (as reasonably determined by the Borrower), those applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to the Term Loans being refinanced or are added for the benefit of the Lenders). Solely to the extent that an L/C Issuer is not a replacement issuing bank under a Replacement Revolving Facility, it is understood and agreed that such L/C Issuer shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such L/C Issuer to withdraw as an L/C Issuer at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such L/C Issuer in its sole discretion. The Borrower agrees to reimburse each L/C Issuer in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(e) The Borrower may approach any Lender or any other person that would be an Eligible Assignee of a Revolving Credit Commitment to provide all or a portion of the Replacement Revolving Credit Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment. Any Replacement Revolving Credit Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments.

(f) The Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Credit Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Credit

Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Credit Commitment, such Lender will be deemed to have a Revolving Credit Commitment having the terms of such Replacement Revolving Credit Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.16), (i) no Refinancing Term Loan or Replacement Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Credit Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iii) all Refinancing Term Loans, Replacement Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term Loans and other Obligations (other than Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Term Loans, and except to the extent any such Refinancing Term Loans are secured by the Collateral on a junior lien basis in accordance with the provisions above).

Section 2.17 Escrow of Loan Proceeds.

(a) On the Closing Date, the Borrower shall enter into the Escrow Agreement, pursuant to which the Borrower will deposit, or will cause to be deposited, the proceeds of the Term B Loans into the Escrow Account. The Borrower shall grant the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest in the Escrow Account Funds.

(b) The funds held in the Escrow Account will be (i) released to the Borrower or such other Person as the Borrower directs, in accordance with the Escrow Agreement, upon delivery by the Borrower to the Escrow Agent and the Administrative Agent of a certificate of a Responsible Officer certifying that, prior to or substantially concurrently with the release of funds from the Escrow Account, the Escrow Release Conditions have been satisfied or (ii) [reserved].

(c) Promptly following the release of the funds held in the Escrow Account pursuant to Section 2.17(b)(i) hereof, all fees and expenses required to be paid hereunder in connection with the occurrence of the Closing Date and the Escrow Release Date, to the extent invoiced in reasonable detail at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower), shall be paid in full from the funds in the Escrow Account.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue for such Defaulting Lender pursuant to Section 2.13.

(b) The Commitments, Loans and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, Required RC Lenders or Required RC/TLA Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.11); provided that this Section 2.18(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Credit Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(c) If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then:

(i) Such Defaulting Lender’s L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolver Percentages (but excluding the Revolving Credit Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (x) the sum of all the Revolving Exposure owed to all non-Defaulting Lenders does not exceed the total of all non-Defaulting Lenders’ unused Revolving Credit Commitments, (y) the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Default shall have occurred and be continuing at such time;

(ii) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, cash collateralize for the benefit of relevant L/C Issuers such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(iii) If the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized by the Borrower;

(iv) If L/C Exposures of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.13(a) and Section 2.13(b) shall be adjusted to reflect such non-Defaulting Lenders’ L/C Exposure as reallocated; and

(v) If any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuers or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.13(b) with respect to such Defaulting Lender’s L/C Exposure shall be payable to each applicable L/C Issuer until such L/C Exposure is cash collateralized and/or reallocated.

(d) So long as such Defaulting Lender is a Defaulting Lender, the L/C Issuers shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related L/C Exposure will be 100% covered by the unused Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrower and each applicable L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Exposure shall be readjusted to reflect the inclusion of such Lender’s unused Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any L/C Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, subject to Section 10.26 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE 3. CONDITIONS PRECEDENT.

Section 3.1 All Credit Extensions. At the time of each Credit Extension made after the Escrow Release Date under the Revolving Facility hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as of said time, except to the extent the same expressly relate to an earlier date;

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Extension;

(c) after giving effect to any requested extension of credit, the aggregate principal amount of all Revolving Loans and L/C Obligations under this Agreement shall not exceed the aggregate Revolving Credit Commitments; and

(d) (i) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.5 hereof, (ii) in the case of the issuance of any Letter of Credit the applicable L/C Issuer shall have received a duly completed Application, and/or (iii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the applicable L/C Issuer.

Each request for a Borrowing covered under this Section 3.1 and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit covered under this Section 3.1 shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in subsections (a) through (d), both inclusive, of this Section 3.1.

Section 3.2 Initial Credit Extensions and Effectiveness on Closing Date. The obligations of each Term B Lender to make their Term B Loans on the Closing Date and the effectiveness of the Revolving Credit Commitments and Term A Loan Commitments hereunder are subject solely to the satisfaction or waiver of the following conditions precedent:

(a) the Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (or delivered by other electronic transmission, including pdf) unless otherwise specified:

(i) counterparts of this Agreement signed on behalf of the Borrower;

(ii) copies of the certificate of formation, certificate of incorporation, certificate of organization, operating agreement, articles of incorporation, memorandum and articles of association and bylaws, as applicable (or comparable organizational documents) of the Borrower and each WDC Guarantor and any amendments thereto, certified in each instance by its Director, Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority;

(iii) a Term B Note executed by the Borrower in favor of each Lender that has requested such a Note at least ten (10) Business Days in advance of the Closing Date;

(iv) copies of resolutions of the board of directors, manager or similar governing body of the Borrower and each WDC Guarantor approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and such WDC Guarantor’s behalf, all certified as of the Closing Date in each instance by its Director, Secretary, Assistant Secretary or Chief Financial Officer as being in full force and effect without modification or amendment;

(v) copies of the certificates of good standing (if available) for the Borrower and each WDC Guarantor from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization;

(vi) a Guaranty, duly executed by each WDC Guarantor;

(vii) (A) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Borrower and WDC Guarantors and (B) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Young Conaway Stargatt & Taylor, LLP, local counsel to the Borrower and the WDC Guarantors in the state of Delaware; and

(viii) the Escrow Agreement, duly executed by the Borrower, each WDC Guarantor, the Escrow Agent and the Administrative Agent.

(b) the Specified Representations of the Borrower and the WDC Guarantors shall be true and correct in all material respects on and as of the Closing Date;

(c) the Administrative Agent shall have received, no later than 3 Business Days in advance of the Closing Date, all documentation and other information about the Borrower as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Lenders through the Joint Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

(d) the Administrative Agent shall have received (A)(i) the audited consolidated balance sheets and related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of the Borrower as of and for the fiscal years ended July 3, 2015, June 27, 2014 and June 28, 2013 (and the Administrative Agent acknowledges receipt of such audited financial statements), and (ii) the audited consolidated balance sheets and related audited consolidated statements of operations, comprehensive income, equity and cash flows of the Target as of and for the fiscal years ended January 3, 2016, December 28, 2014 and December 29, 2013 (and the Administrative Agent acknowledges receipt of such audited financial statements, (B) the unaudited consolidated balance sheets and related unaudited statements of income, comprehensive income and cash flows of the Borrower for the fiscal quarters ended October 2, 2015 and January 1, 2016 (and the Administrative Agent acknowledges receipt of such financial statements) and (C) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries (including the Target) as of January 1, 2016 and related pro forma statements of income of the Borrower and its Subsidiaries (including the Target) for the six months ended January 1, 2016 and for the six months ended January 2, 2015, prepared after giving effect to the Schrader Acquisition and the Financing Transactions (as defined in the Senior Notes Offering Memorandum) as if those events had occurred on such date (in the case of such balance sheet) or June 28, 2014, the first day of the Borrower’s fiscal year ended July 3, 2015 (in the case of the statement of income); provided that (i) each such pro forma financial statement shall be prepared in good faith by the Borrower and (ii) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R));

(e) the Borrower shall have made arrangements reasonably satisfactory to the Joint Lead Arrangers for the payment of (which amounts may be offset against the proceeds of the Term B Loans) all fees and expenses required to be paid hereunder or under any separate written agreement among the Borrower and the Joint Lead Arrangers to the extent invoiced at least three (3) Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree);

(f) all other actions not identified in clause (a) above that are necessary to establish that the Collateral Agent (for the benefit of the Secured Parties) will have a perfected Lien (subject to Permitted Liens) on the Escrow Account Funds shall have been taken; and

(g) in the case of each Borrowing to be made on the Closing Date, the Administrative Agent shall have received the notice required by Section 2.5.

For purposes of determining compliance with the conditions specified in this Section 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto in reasonable detail. The Administrative Agent shall promptly notify the Lenders and the Borrower in writing of the occurrence of the Closing Date and such notification shall be conclusive and binding.

Section 3.3 Escrow Release Date. (i) The L/C Issuers, the Term A Lenders and the Revolving Lenders shall not be obligated to make their respective Credit Extensions on the Escrow Release Date, (ii) the Borrower agrees that it shall not direct the Escrow Agent to release the Escrow Account Funds and (iii) the Escrow Release Date shall not occur, until:

(a) subject in all respects to the final paragraph of this Section 3.3 and the relevant provisions of Section 6.24 of the Original Loan Agreement, the Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (or delivered by other electronic transmission, including pdf) unless otherwise specified:

(i) copies of the certificate of formation, certificate of incorporation, certificate of organization, operating agreement, articles of incorporation, memorandum and articles of association and bylaws, as applicable (or comparable organizational documents) of each Loan Party and any amendments thereto, certified in each instance by its Director, Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority;

(ii) copies of resolutions of the board of directors, manager or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified as of the Escrow Release Date in each instance by its Director, Secretary, Assistant Secretary or Chief Financial Officer as being in full force and effect without modification or amendment;

(iii) copies of the certificates of good standing (if available) for each Loan Party from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable;

(iv) the results of a recent Lien search with respect to each Grantor to the extent customary in the applicable jurisdiction and reasonably requested by the Administrative Agent with respect to the Grantors;

(v) (A) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Loan Parties and (B) favorable written opinions (addressed to the Administrative Agent and the Lenders) of each of Young Conaway Stargatt & Taylor, LLP, local counsel to the Loan Parties in the state of Delaware, Jones Day, local counsel to the Loan Parties in the state of Texas, and Maples and Calder, local counsel to the Loan Parties in the Cayman Islands, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vi) an executed Solvency Certificate signed on behalf of the Borrower, dated the Escrow Release Date;

(vii) a Guaranty Supplement, duly executed by the SD Guarantor; provided, that if such guarantee cannot be provided as a condition precedent solely because the directors of the SD Guarantor have not authorized such guarantee and the election of new directors to authorize such guarantee has not taken place prior to the Escrow Release Date, such election shall take place and such guarantee shall be provided no later than 5:00 p.m. (New York time) on the Escrow Release Date;

(viii) the Security Agreement, duly executed by each Grantor, together with:

(A) the certificates representing the shares of Equity Interests that do not constitute Excluded Equity Interests and that are required to be pledged by any Grantor pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

(B) each promissory note (if any) required to be pledged to the Collateral Agent by any Grantor pursuant to the Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; and

(C) proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral of the Grantors;

(ix) the Intellectual Property Security Agreements, duly executed by each Grantor party thereto;

(x) the Intercreditor Agreement, duly executed and delivered by each party thereto;

(xi) the Perfection Certificate, duly executed and delivered by the Grantors;

(xii) a Term A Note and a Revolving Note, in each case executed by the Borrower in favor of each Lender that has requested such a Note at least ten (10) Business Days in advance of the Escrow Release Date; and

(xiii) the Global Intercompany Note, duly executed by the Borrower and each of its Subsidiaries and any other certificated intercompany note payable to a Grantor and outstanding as of the Escrow Release Date, duly executed by the parties thereto;

(b) the Specified Representations of the Loan Parties shall be true and correct in all material respects on and as of the Escrow Release Date;

(c) substantially concurrently with the Escrow Release Date, the Schrader Acquisition shall be consummated in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendment, change, consent or supplement or waiver of any provisions thereof, that are materially adverse to the interests of the Initial Lenders or the Joint Lead Arrangers in their respective capacities as such without the consent of the Joint Lead Arrangers, such consent not to be unreasonably withheld, delayed or conditioned; it being understood that (i) any increase or decrease in the purchase price shall not be materially adverse to the interests of the Initial Lenders or the Joint Lead Arrangers so long as (x) the granting of any consent under the Acquisition Agreement that is not materially adverse to the Initial Lenders does not otherwise constitute any amendment, change or waiver, (y) any increase in the purchase price is funded with equity and (z) an amount equal to 100% of any reduction price shall be allocated to reduce the aggregate principal amount of the Term Loans (allocated to the Term A Loans, U.S. Term B Loans and/or Euro Term B Loans as agreed by the Joint Lead Arrangers and the Borrower) and the Bridge Facilities (as defined in the Amended and Restated Commitment Letter dated as of November 13, 2015 by and among the Borrower, the Joint Lead Arrangers and the Initial Lenders) on a pro rata basis;

(d) the Escrow Release Date Refinancing shall have been consummated substantially concurrently with the release of funds from the Escrow Account on the Escrow Release Date;

(e) since October 21, 2015, there shall not have occurred any Company Material Adverse Effect that is continuing; provided that clause (a) of the definition of Company Material Adverse Effect shall be excluded from such definition for the purposes of determining the satisfaction of this clause (e);

(f) such of the representations made by, with respect to or on behalf of the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or the Borrower’s applicable Affiliates have) the right to terminate the Borrower’s (or its Affiliate’s) obligations under the Acquisition Agreement (after giving effect to any applicable notice and cure period) (the “Specified Acquisition Agreement Representations”), shall be true and correct in all material respects;

(g) concurrently with the release of the funds held in the Escrow Account pursuant to Section 2.17(b)(i), the Borrower shall have instructed the Escrow Agent to pay all fees and expenses required to paid hereunder in connection with the occurrence of the Closing Date and the Escrow Release Date from the funds in the Escrow Account, to the extent invoiced in reasonable detail at least three (3) Business Days before the Closing Date or Escrow Release Date, as applicable (or such later date as the Borrower may reasonably agree); provided that if the Escrow Release Date is not a Business Day, then such fees and expenses shall be transferred out of the Escrow Account on the immediately succeeding Business Day;

(h) subject in all respects to the final paragraph of this Section 3.3, all other actions not identified in clause (a) above that are necessary to establish that the Collateral Agent (for the benefit of the Secured Parties) will have a perfected Lien (subject only to Permitted Liens) on the Collateral shall have been taken;

(i) the proceeds of the Senior Secured Notes and the Senior Unsecured Notes shall have been, or shall be substantially concurrently with the Escrow Release Date, released from escrow pursuant to the terms of the Senior Notes Escrow Agreements;

(j) the Administrative Agent shall have received (A) if the Escrow Release Date shall have occurred on or after September 29, 2016, the audited consolidated balance sheets and related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of the Borrower as of and for the fiscal year ended July 1, 2016, (B) if the Escrow Release Date shall have occurred on or after May 16, 2016, (i) the unaudited consolidated balance sheets and related unaudited statements of income, comprehensive income and cash flows of the Borrower for the fiscal quarter ended April 1, 2016, 2016 and (ii) the unaudited consolidated balance sheets and related statements of operations, comprehensive income and cash flows of the Target for each fiscal quarter of the Target ended after the most recently ended fiscal year of the Target for which financial statements have been provided pursuant to Section 3.2(d)(A)(ii) and ended at least 45 days before the Escrow Release Date (but excluding the fourth quarter of any fiscal year of the Target);

(k) the Administrative Agent shall have received, no later than 3 Business Days in advance of the Escrow Release Date, all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Escrow Release Date by the Lenders through the Joint Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act; and

(l) (i) in the case of each Borrowing to be made on the Escrow Release Date, the Administrative Agent shall have received the notice required by Section 2.5 hereof and (ii) in the case of the issuance of any Letter of Credit to be issued on the Escrow Release Date, the L/C Issuers shall have received a duly completed Application.

For purposes of determining compliance with the conditions specified in this Section 3.3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Escrow Release Date specifying its objection thereto in reasonable detail. The Administrative Agent shall promptly notify the Lenders and the Borrower in writing of the occurrence of the Escrow Release Date and such notification shall be conclusive and binding.

Notwithstanding anything to the contrary in this Section 3.3, this Agreement or any other Loan Document, to the extent any security interest in the Collateral (other than any Collateral of the Grantors the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates evidencing equity interests of any material wholly-owned domestic Restricted Subsidiary of the Borrower (except that stock certificates and the accompanying stock power or instrument of the Target’s subsidiaries shall only be required to be delivered on the Escrow Release Date to the extent received from the Target after the Borrower’s use of commercially reasonable efforts to obtain the same)) is not or cannot be provided and/or perfected on the Escrow Release Date after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such security interest shall not constitute a condition precedent under this Section 3.3 on the Escrow Release Date but shall be required to be delivered after the Escrow Release Date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower acting reasonably and not later than 90 days (subject to extensions as may be reasonably agreed to by the Administrative Agent in its sole discretion) after the Escrow Release Date (it being understood that in all instances Mortgages need only be delivered within the period specified in Section 4.2 below).

ARTICLE 4. THE COLLATERAL AND THE GUARANTY.

Section 4.1 Collateral. As of the Escrow Release Date (other than during any Collateral and Guarantee Suspension Period), subject to Section 4.5 below, the Obligations, Hedging Liability and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be secured by (a) valid, perfected, and enforceable Liens on all right, title, and interest of each Grantor in all capital stock and other Equity Interests (other than Excluded Equity Interests) held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of each Grantor in all personal property and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof (other than Excluded Property).

Section 4.2 Liens on Real Property. After the Escrow Release Date (other than during a Collateral and Guarantee Suspension Period), in the event that any Grantor hereafter acquires fee-owned real property having a fair market value in excess of $30 million (as determined by the Borrower in good faith and without requirement of delivery of an appraisal or other third-party valuation) (other than any Excluded Property), within 90 days following the acquisition thereof (or such longer period as to which the Administrative Agent may consent), the Borrower shall, or shall cause such Grantor to (i) execute and deliver to the Collateral Agent (or a security trustee therefor) a Mortgage, title policy, ALTA survey, if required by the title company issuing the title policy (or no-change affidavits in connection with existing surveys), certificates of insurance evidencing the insurance required under this Agreement, and opinions of counsel, in each case similar to the Mortgage, title policy, certificates of insurances and opinions of counsel delivered to the Collateral Agent pursuant to Schedule 6.24 for the purpose of granting to the Collateral Agent a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations and shall pay all taxes and reasonable costs and expenses incurred by the Collateral Agent in recording such Mortgage; provided if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value (without requirement of delivery of an appraisal or other third-party valuation) of such Mortgaged Property, as reasonably determined by the Borrower in good faith and (ii) provide the Collateral Agent with a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Grantor relating thereto).

Section 4.3 Guaranty. As of the Closing Date (other than during a Collateral and Guarantee Suspension Period), the payment and performance of the Obligations, Hedging Liability, and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall at all times be guaranteed by each Restricted Subsidiary (other than the Target Company or an Excluded Subsidiary), including any Immaterial Subsidiary which becomes a Material Subsidiary (each, a “Guarantor” and, collectively, the “Guarantors”) pursuant to a guaranty agreement in substantially the form attached as Exhibit J, as the same may be amended, restated, amended and restated, modified or supplemented from time to time (the “Guaranty”).

Section 4.4 Further Assurances. On and after the Escrow Release Date (other than during a Collateral and Guarantee Suspension Period), the Borrower agrees that it shall, and shall cause each Grantor to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Restricted Subsidiary (other than an Excluded Subsidiary) forms or acquires any after-acquired property or other Restricted Subsidiary (other than an Excluded Subsidiary), or any Immaterial Subsidiary becomes a Material Subsidiary (other than an Excluded Subsidiary) after the Escrow Release Date (other than during a Collateral and Guarantee Suspension Period), on or prior to the later to occur of (a) 60 days following the date of such acquisition or formation or event and (b) the date of the required delivery of the Compliance Certificate following the date of such acquisition, formation or event (or such longer period as to which the Administrative Agent may consent), the Borrower shall cause such Restricted Subsidiary to execute such guaranties and Collateral Documents (or supplements, assumptions or amendments to existing guaranty and Collateral Documents) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Restricted Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith; provided that no control agreements shall be required (other than pursuant to the Escrow Agreement).

Section 4.5 Limitation on Collateral. Notwithstanding anything to the contrary in Sections 4.1 through 4.4, any other provision of this Agreement or any Collateral Document (a) no Grantor shall be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent the cost, burden, difficulty or consequence of granting or perfecting a Lien (including any mortgage, stamp, intangible or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (b) no Grantor shall be required to complete any filings or take any other action (including the execution of a foreign law security or pledge agreement or the act of a foreign intellectual property filing or search) with respect to the grant or perfection of a security interest on any Collateral in any jurisdiction other than the United States; provided that (other than during a Collateral and Guarantee Suspension Period) with respect to any Equity Interests of First-Tier Foreign Subsidiaries that constitute Collateral, Grantors shall also be required to enter into foreign law governed security or pledge agreements in the jurisdiction of organization or incorporation of such First-Tier Foreign Subsidiary if such First-Tier Foreign Subsidiary is organized or incorporated in (x) on and after the Escrow Release Date, the Cayman Islands (including the Cayman Share Mortgage) and (y) after the Escrow Release Date, if one or more First-Tier Foreign Subsidiaries that own non-U.S. assets constituting more than 10.00% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries (based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1) and that the Administrative Agent reasonably believes to be material is organized in a jurisdiction other than the Cayman Islands, such other jurisdictions in which such First-Tier Foreign Subsidiaries are organized; provided, however, that in no event shall a Grantor be required to grant or perfect a security interest in the People’s Republic of China, the Republic of India, Italy, the Republic of Korea, Japan, the State of Israel or any jurisdiction where it may be either impossible or impractical to grant or perfect security interests in Equity Interests or where it is more burdensome or costly in any material respect compared to the United States or the Cayman Islands, (c) no Grantor shall be required to make any filing with respect to any intellectual property rights other than filing the Intellectual Property Security Agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, (d) Liens required to be granted pursuant to Section 4.4 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Escrow Release Date (to the extent appropriate in the applicable jurisdiction), (e) no Grantor shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (f) the security interests in the following Collateral shall not be required to be perfected other than by UCC filing: (i) assets requiring perfection through control agreements or other control arrangements (other than control of pledged Equity Interests to the extent otherwise required by any Loan Document and promissory notes in a principal amount in excess of $30 million); (ii) vehicles and any other assets subject to certificates of title; and (iii) letter of credit rights to the extent not perfected by the filing of a Form UCC-1 financing statement and (g) the Guaranty of the SD Guarantor shall not be secured.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

On the Escrow Release Date and on the dates to the extent required pursuant to Section 3.1, 3.2 and 3.3 hereof, as applicable, the Borrower represents and warrants to each Lender and the Administrative Agent that:

Section 5.1 Financial Statements.

(a) The Borrower’s audited consolidated balance sheet and related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity as of and for the fiscal years ended June 30, 2017, July 1, 2016 and July 3, 2015, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of such dates and for such periods and their results of operations for the periods covered thereby.

(b) [Reserved].

(c) The unaudited consolidated balance sheet and related unaudited statements of income, comprehensive income and cash flows of the Borrower as of and for the fiscal quarter ended December 29, 2017, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(d) [Reserved].

(e) [Reserved].

Section 5.2 Organization and Qualification. The Borrower and each of its Restricted Subsidiaries (i) is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, except to the extent the failure of any Restricted Subsidiary to be in existence and good standing would not reasonably be expected to have a Material Adverse Effect, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, under this clause (iii) where the same would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.3 Authority and Enforceability. The Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes (if any), (solely during any Collateral and Guarantee Period) to grant to the Collateral Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each other Loan Party has the power and authority to enter into the Loan Documents executed by it, to grant to the Collateral Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized by proper corporate and/or other organizational proceedings, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this

Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party, if any, of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party, (b) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of any Loan Party, (c) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of its Property, or (d) result in the creation or imposition of any Lien on any Property of any Loan Party other than the Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents (if applicable) and Permitted Liens, except with respect to clauses (a), (c) or (d), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien would not reasonably be expected to result in a Material Adverse Effect.

Section 5.4 No Material Adverse Change. Since June 30, 2017, there has been no event or circumstance which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 5.5 Litigation and Other Controversies. Except as specifically disclosed in any SEC Documents filed or furnished and publicly available on or before the Amendment No. 7 Effective Date (but excluding any disclosure in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Document and similar statements included in any SEC Document that are solely forward looking in nature) or on Schedule 5.5, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened in writing against the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.6 True and Complete Disclosure. As of the Amendment No. 7 Effective Date, all written information (other than projections and any other forward-looking information of a general economic or industry nature) furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Administrative Agent, any L/C Issuer or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is complete and correct when taken as a whole, in all material respects, and does not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates with respect thereto); provided that, with respect to projected financial information furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries, the Borrower only represents and warrants that such information has been prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections are as to future events and are not viewed as facts or a guarantee of financial performance or achievement and that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may differ significantly from the projections and such differences may be material).

Section 5.7 Margin Stock. Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations. None of the Loan Parties is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

Section 5.8 Taxes. The Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all Tax returns required to be filed by the Borrower and/or any of its Restricted Subsidiaries, except where failure to so file would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower and each of its Restricted Subsidiaries has paid all Taxes payable by them (whether or not shown on any Tax returns, and including in its capacity as withholding agent), except those (a) not overdue by more than thirty (30) days or (b) if more than 30 days overdue, (i) those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP or (ii) those the non-payment of which would not be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect.

Section 5.9 ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan, except where the failure, noncompliance or incurrence of such would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries have no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as would not be reasonably expected to have a Material Adverse Effect.

Section 5.10 Subsidiaries. Schedule 5.10 correctly sets forth, as of the Amendment No. 7 Effective Date, each Subsidiary of the Borrower, its respective jurisdiction of organization or incorporation and the percentage ownership (whether directly or indirectly) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries. As of the Amendment No. 7 Effective Date, all of the Subsidiaries of the Borrower will be Restricted Subsidiaries.

Section 5.11 Compliance with Laws. The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authority in respect of the conduct of their businesses and the ownership of their property, except such noncompliance as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12 Environmental Matters. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Borrower and each of its Restricted Subsidiaries is in compliance with all Environmental Laws and has obtained and is in compliance with all permits issued under such Environmental Laws;

(b) There are no pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened Environmental Claims against the Borrower or any of its Restricted Subsidiaries or any real property, including leaseholds, currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of its Restricted Subsidiaries;

(c) To the knowledge of the Borrower or any of its Restricted Subsidiaries, there are no facts, circumstances, conditions or occurrences that could reasonably be expected to (i) form the basis of an Environmental Claim against or result in an Environmental Liability of the Borrower or any Restricted Subsidiary, or (ii) cause any real property of the Borrower or any Restricted Subsidiary to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or any of its Restricted Subsidiaries under any Environmental Law.

(d) Hazardous Materials have not been Released on, at, under or from any facility currently or, to the knowledge of the Borrower, formerly owned or operated by any Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in any liability of the Borrower or any of its Restricted Subsidiaries.

Section 5.13 Investment Company. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Intellectual Property. The Borrower and each of its Restricted Subsidiaries own all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights, or each has obtained licenses or other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

Section 5.15 Good Title. The Borrower and its Restricted Subsidiaries have good and indefeasible title, to, or valid leasehold interests in, to their material properties and assets as reflected on the Borrower’s most recent consolidated balance sheet provided to the Administrative Agent (except for sales of assets permitted hereunder, and such defects in title or the validity of leasehold interests that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) and is subject to no Liens, other than Permitted Liens.

Section 5.16 Labor Relations. Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened in writing against the Borrower or any of its Restricted Subsidiaries and (ii) to the knowledge of the Borrower and its Restricted Subsidiaries, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Restricted Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Capitalization. Except as set forth on Schedule 5.17, all outstanding Equity Interests of the Borrower and its Restricted Subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and nonassessable, and as of the Amendment No. 7 Effective Date there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no rights of any Person to acquire, any Equity Interests in any Restricted Subsidiary.

Section 5.18 Governmental Authority and Licensing. The Borrower and its Restricted Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding that could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrower, threatened in writing, except where such revocation or denial would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.19 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any other Loan Party of any Loan Document, except (a) for such approvals which have been obtained prior to the Closing Date and remain in full force and effect, (b) filings necessary to perfect Liens created by the Loan Documents and (c) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not be reasonably expected to have a Material Adverse Effect.

Section 5.20 Solvency. As of the Amendment No. 7 Effective Date, as applicable, and after giving effect to the Amendment No. 7 Transactions and the incurrence of the indebtedness and obligations being incurred in connection with this Agreement and the Amendment No. 7 Transactions, (a) the fair value of assets of the Borrower and its Subsidiaries is more than the existing debts of the Borrower and its Subsidiaries as they become absolute and matured, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries is greater than the amount that will be required to pay the probable liability on existing debts of the Borrower and its Subsidiaries as they become absolute and matured, (c) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, contemplated as of the Amendment No. 7 Effective Date and as proposed to be conducted following the Amendment No. 7 Effective Date; and (d) the Borrower and its Subsidiaries are able to meet their debts as they generally become due. For the purposes of this Section 5.20, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 5.21 Anti-Corruption Laws, Sanctions and Anti-Money Laundering.

(a) Anti-Corruption and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower and its Subsidiaries and, in connection with the activities of the Borrower and its Subsidiaries, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and, in connection with the activities of the Borrower and its Subsidiaries, their respective directors and officers and, to the knowledge of a Responsible Officer of the Borrower, its employees, agents and Affiliates are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower or its Subsidiaries or any of their respective directors or officers or (ii) to the knowledge of a Responsible Officer of the Borrower, any of the respective employees or Affiliates of the Borrower or any of its Subsidiaries is a Sanctioned Person or located, organized or resident in a Sanctioned Country.

(b) Patriot Act. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Sanctions, anti-money-laundering laws and Anti-Corruption Laws.

(c) Use of Proceeds. The proceeds of any Loans or Letter of Credit will not (x) be made available to any Person, directly or indirectly, (I) for the purpose of financing or facilitating any activity in any Sanctioned Country, or any activity with any Sanctioned Person or (II) in any other manner, in each case as would result in violation of Sanctions by any Person party to this Agreement or (y) be used for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act, as amended, or any other Anti-Corruption Laws.

Section 5.22 Security Interest in Collateral.

(a) [Reserved].

(b) As of the Amendment No. 7 Effective Date, subject to the terms of the last paragraph of Section 3.3 and other than during a Collateral and Guarantee Suspension Period, the provisions of the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent (or any designee or trustee on its behalf), for the benefit of itself and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken by the applicable Collateral Documents (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Grantor, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and, to the extent required pursuant to Section 3.3 or Section 4.2 of this Agreement, the proper recordation of Mortgages with respect to any real property (other than Excluded Property), in each case in favor of the Collateral Agent (or any designee or trustee on its behalf) for the benefit of itself and the other Secured Parties and the delivery to the Collateral Agent of any certificates representing Equity Interests or promissory notes required to be delivered pursuant to the applicable Collateral Documents), such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents), securing the Obligations, Hedging Liability, and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, in each case as and to the extent set forth therein.

ARTICLE 6. COVENANTS.

The Borrower covenants and agrees that, from and after the Escrow Release Date until the Loans or other Obligations hereunder shall have been paid in full and all Letters of Credit have terminated (other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been cash collateralized or otherwise backstopped (including by “grandfathering” into future credit agreements)) and the Commitments shall have been terminated (the “Termination Date”):

Section 6.1 Information Covenants. The Borrower will furnish to the Administrative Agent (for delivery to the Lenders):

(a) Quarterly Reports. Within 45 days after the end of each fiscal quarter of the Borrower not corresponding with the fiscal year end, commencing with the fiscal quarter ending September 30, 2016, the Borrower’s consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income, comprehensive income and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with GAAP, and setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by the chief financial officer or other financial or accounting officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(b) Annual Statements. Within 90 days after the close of each fiscal year of the Borrower (commencing with the fiscal year ending July 1, 2016), a copy of the Borrower’s consolidated balance sheet as of the last day of the fiscal year then ended and the Borrower’s consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail and showing in comparative form the figures for the previous fiscal year, accompanied by a report thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards (which report shall be unqualified as to scope of such audit and shall not contain any “going concern” or like qualification; provided that such report may contain a “going concern” qualification, explanatory paragraph or emphasis solely as a result of an impending maturity within 12 months of any of the Facilities (including Incremental Facilities, Incremental Equivalent Debt and Refinancing Indebtedness in respect of any of the foregoing)).

(c) Annual Budget. Within 45 days after the commencement of each fiscal year of the Borrower or 60 days for the first fiscal year after the Escrow Release Date, an annual budget for the Borrower and its Subsidiaries for such fiscal year in a form customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet and consolidated statements of profits and losses and capital expenditures as of the end of and for such fiscal year).

(d) Management Discussion and Analysis. Within 45 days after the close of each of the first three (3) fiscal quarters, a management discussion and analysis of the Borrower’s and its Subsidiaries’ financial performance for that fiscal quarter and a comparison of financial performance for that financial quarter to the corresponding fiscal quarter of the previous fiscal year (in form reasonably acceptable to the Administrative Agent, which shall not be unacceptable solely because it does not contain all of the information required to be included in unaudited interim financial statements by Item 303 of Regulation S-K of the Securities Act of 1933, as amended). Within 90 days after the close of each fiscal year, a management discussion and analysis of the Borrower’s and its Subsidiaries’ financial performance for that fiscal year and a comparison of financial performance for that fiscal year to the prior year.

(e) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the chief financial officer or other financial or accounting officer of the Borrower substantially in the form of Exhibit F (w) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default, (x) during a Collateral and Guarantee Period, designating any applicable Domestic Subsidiary as a Material Subsidiary, (y) showing the Borrower’s compliance with the covenants set forth in Section 6.22 and (z) solely in connection with the delivery of financial statements pursuant to Section 6.1(b) for any fiscal year beginning with the first full fiscal year ended after the Escrow Release Date, if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such fiscal year is greater than 1.00:1.00, calculating Excess Cash Flow for such fiscal year and the Senior Secured Leverage Ratio as of the last day of such fiscal year.

(f) Notice of Default or Litigation. Promptly after any senior executive officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) the commencement of, or threat in writing of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(g) Other Reports and Filings. To the extent not required by any other clause in this Section 6.1, promptly, copies of all financial information, proxy materials and other material information which the Borrower or any of its Restricted Subsidiaries has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $350.0 million.

(h) Pro Forma Adjustment Certificate. On or before the date an incurrence ratio under this Agreement is to be tested and for which a Pro Forma Adjustment has been made that is in excess of 1.0% of Consolidated Adjusted EBITDA for the four (4) fiscal quarters of the Borrower then ended and that has not been previously calculated in a prior Compliance Certificate, a certificate of an officer of the Borrower in form reasonably acceptable to the Administrative Agent setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor, which certificate shall be accompanied by financial statements for such acquired business for each fiscal quarter ending during the relevant period, to the extent available.

(i) Environmental Matters. Promptly after the Borrower obtains knowledge thereof, notice of one (1) or more of the following environmental matters which individually, or in the aggregate, may reasonably be expected to have a Material Adverse Effect: (i) any notice of an Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any real property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property; (iii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Law; and (iv) any removal or remedial actions to be taken in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto. In addition, the Borrower agrees to provide the Lenders with copies of all material non-privileged written communications by the Borrower or any of its Subsidiaries with any Person or Governmental Authority relating to any of the matters set forth in clauses (i) through (iv) above, and such detailed reports relating to any of the matters set forth in clauses (i) through (iv) above as may reasonably be requested by, and at the expense of, the Administrative Agent or the Required Lenders.

(j) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that the Administrative Agent and any Lender (through the Administrative Agent) may request such information in their respective capacities as Administrative Agent and Lender only and may not use such information for any purpose other than a purpose reasonably related to its capacity as Administrative Agent or Lender, as applicable.

Information and documents required to be delivered pursuant to this Section 6.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address provided to the Administrative Agent or on an Intralinks or similar site to which the Lenders have been granted access; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (d) of this Section 6.1 may be satisfied by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission.

The Borrower acknowledges and agrees that all financial statements furnished pursuant to clauses (a) and (b) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 10.25 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 6.2 Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers, designated representatives and agents of the Administrative Agent (or any Lender solely if accompanying the Administrative Agent), to visit and inspect any tangible Property of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with its and their officers and independent accountants, all at such reasonable times during normal business hours as the Administrative Agent may request, in each case, subject to Section 10.23; provided that (i) reasonable prior written notice of any such visit, inspection or examination shall be provided to the Borrower and such visit, inspection or examination shall be performed at reasonable times to be agreed to by the Borrower, which agreement will not be unreasonably withheld, (ii) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 6.2 more often than one (1) time during any such fiscal year, the Borrower is not obligated to compensate the Administrative Agent for more than one (1) inspection and examination by the Administrative Agent during any calendar year and any such compensation shall be subject to the limitations of Section 10.13, and (iii) the Administrative Agent may conduct inspections pursuant to this Section 6.2 in its respective capacity as Administrative Agent only and may not conduct inspections or utilize information from such inspections for any purpose other than a purpose reasonably related to its capacity as Administrative Agent. The Administrative Agent shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 6.3 Maintenance of Property, Insurance, Environmental Matters, etc.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep its tangible property, plant and equipment in good repair, working order and condition, (ii) prosecute, maintain and renew its intellectual property, except to the extent permitted herein, except (A) in the case of clause (i) with respect to normal wear and tear and casualty and condemnation and (B) in the case of clauses (i) and (ii) to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect and (iii) maintain in full force and effect with insurance companies that the Borrower believes are financially sound and reputable insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Borrower of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons and shall furnish to the Administrative Agent upon its reasonable request (but not more than once per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried.

(b) Without limiting the generality of Section 6.3(a), the Borrower and its Subsidiaries: (i) shall comply with, and maintain all real property in compliance with, any Environmental Laws; (ii) shall obtain and maintain in full force and effect all permits issued under Environmental Law required for its operations at or on its facilities; (iii) shall cure as soon as reasonably practicable any material violation of applicable Environmental Laws with respect to any of its real properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its real properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at, under, from or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws; except, with respect to clauses (i), (ii), (iv) and (v), to the extent, either individually or in the aggregate, all of the same would not be reasonably expected to have a Material Adverse Effect. With respect to any Release of Hazardous Materials, the Borrower and its Restricted Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released as required by any applicable Environmental Law.

(c) Other than during a Collateral and Guarantee Suspension Period, if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Grantor to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and other-wise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

Section 6.4 Books and Records. The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Restricted Subsidiary, as the case may be.

Section 6.5 Preservation of Existence. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of organization and (b) its franchises, authority to do business and governmental licenses, except, (i) in the case of clause (a) with respect to each Restricted Subsidiary and (ii) in the case of clause (b), in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.5 shall prevent the Borrower or any Restricted Subsidiary from consummating any transaction permitted by Section 6.16.

Section 6.6 Compliance with Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than a Permitted Lien). The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees in connection with the Borrower or its Subsidiaries with Anti-Corruption Laws, applicable Sanctions and the Patriot Act and other applicable anti-money laundering laws.

Section 6.7 ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent of: (a) the occurrence of any Reportable Event with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (c) its intention to terminate or withdraw from any Plan, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

Section 6.8 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all material Taxes (whether or not shown on any Tax return, and including in its capacity as withholding agent) imposed upon it or any of its Property, before becoming delinquent and before any material penalties accrue thereon, unless and to the extent that (a) such Taxes are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided in accordance with GAAP or (b) the failure to pay such Taxes could not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 6.9 Designation of Subsidiaries. The Borrower may at any time after the Escrow Release Date designate (or re-designate) any existing or subsequently acquired or organized Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary and designate (or re-designate) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or re-designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing (including after the reclassification of investments in, Indebtedness of, and Liens on, the applicable Subsidiary or its assets) and (ii) immediately after giving effect to such designation or re-designation, the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recent period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b). The designation (or re-designation) of any Subsidiary as an Unrestricted Subsidiary after the Escrow Release Date shall constitute an investment by the Borrower therein at the date of designation (or re-designation) in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) investment therein. Such designation (or re-designation) will be permitted only if an investment in such amount would be permitted at such time pursuant to Section 6.17. Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or Events of Default set forth in the Loan Documents.

Section 6.10 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans on or after the Amendment No. 7 Effective Date for working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries; provided that in no event shall the proceeds of any Revolving Loan be used to finance, in whole or in part, a Hostile Acquisition. The Borrower and its Subsidiaries shall use the proceeds of the Incremental Facilities for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and any other use not prohibited by the Loan Documents. The Borrower shall use the proceeds of the U.S. Term B-3 Loans on the Amendment No. 5 Effective Date to refinance the U.S. Term B-2 Loans. The Borrower shall use the proceeds of the Term A-1 Loans on the Amendment No. 7 Effective Date, together with the proceeds of the 2024 Convertible Notes and the 2026 Senior Unsecured Notes, to refinance the Term A Loans, to defease, discharge, repurchase or otherwise redeem the Senior Notes and to pay fees and expenses incurred in connection with the Amendment No. 7 Transactions. The proceeds of any Loans or Letter of Credit will not (x) be made available to any Person, directly or indirectly, (I) for the purpose of financing or facilitating any activity in any Sanctioned Country, or any activity with any Sanctioned Person or (II) in any other manner, in each case as would result in violation of Sanctions by any Person party to this Agreement or (y) be used for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act, as amended, or any other Anti-Corruption Laws.

Section 6.11 Transactions with Affiliates. Solely during a Secured Covenants Period, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than between or among the Borrower and/or its Restricted Subsidiaries including any entity that becomes a Restricted Subsidiary as a result of such transaction), except on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary as would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a) individual transactions with an aggregate value of less than $30 million;

(b) transactions permitted by Sections 6.17 and 6.18;

(c) the issuance of capital stock or other Equity Interests of the Borrower or other payment to the management of the Borrower or any of its Restricted Subsidiaries in connection with the Transactions,

pursuant to arrangements described in the following clause (e), or otherwise to the extent permitted under this Article 6;

(d) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of capital stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors (or similar governing body) of the Borrower;

(e) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(f) transactions with joint ventures for the purchase and sale of goods, equipment or services or use of equipment or services entered into in the ordinary course of business;

(g) transactions pursuant to any binding agreement or commitment or executed agreement in existence on the Amendment No. 7 Effective Date as set forth on Schedule 6.11 and any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect as compared to the applicable agreement as in effect on the Amendment No. 7 Effective Date;

(h) [reserved];

(i) loans and other transactions among the Borrower and its Subsidiaries to the extent permitted under this Article 6; provided that any Indebtedness of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations (it being understood that payments shall be permitted thereon unless an Event of Default has occurred and is continuing);

(j) payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrower or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith;

(k) the Transactions;

(l) payments to or from, and any transactions (including without limitation, any cash management activities related thereto) with, (x) Flash Partners Ltd., Flash Alliance Ltd., Flash Forward Ltd. or any other joint venture with Toshiba Corporation or Toshiba Memory Corporation (or any of their Affiliates) or (y) other joint ventures or similar entities which would be subject to this Section 6.11 solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(m) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Borrower and the Restricted Subsidiaries in the reasonable determination of the senior management of Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(n) any other transaction with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Borrower in good faith.

Section 6.12 No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis; provided that the Borrower and its Restricted Subsidiaries may change their fiscal year end one time (with one additional change for purposes of aligning the fiscal year of the Target Company and its Subsidiaries with the current fiscal year of the Borrower or the fiscal year of the Borrower and its Subsidiaries with the fiscal year of the Target Company and any additional changes consented to by the Administrative Agent), subject to any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting (and the parties hereto hereby authorize the Borrower and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

Section 6.13 Change in the Nature of Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower on the Escrow Release Date and other business activities which are extensions thereof or otherwise incidental or related or ancillary to any of the foregoing.

Section 6.14 Indebtedness. (I) Solely during a Secured Covenants Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

(a) Indebtedness created under this Agreement (including pursuant to Section 2.14, Section 2.15 and Section 2.16) and under the other Loan Documents (and any Refinancing Notes incurred to refinance such Indebtedness), Hedging Liability (other than for speculative purposes) and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations of the Borrower and its Restricted Subsidiaries;

(b) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c) intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Section 6.17;

(d) (i) Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets and (ii) Indebtedness incurred in connection with the leases of precious metals and/or commodities; provided that, the aggregate principal amount of Indebtedness outstanding under this clause (d), together with any Refinancing Indebtedness incurred under clause (r) below in respect thereof, shall not exceed the greater of $500 million and 2.50% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(e) Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section 6.14(I); provided that the aggregate amount of Indebtedness outstanding under this clause (e) shall not exceed the greater of $500 million and 2.50% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(f) Contingent Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement; provided that any such Contingent Obligations incurred by the Borrower or any Loan Party with respect to Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party, must be permitted by Section 6.17;

(g) Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners;

(h) (i) unsecured (other than vendor’s liens arising by operation of law) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(i) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition;

(j) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the Transactions and any Permitted Acquisitions or other investments permitted under Section 6.17;

(k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(l) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(m) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the consummation of the Transactions or any Permitted Acquisition or other investment whether consummated prior to the Escrow Release Date or permitted under Section 6.17;

(n) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Borrower permitted by Section 6.18;

(o) Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(p) Indebtedness in existence on the Amendment No. 7 Effective Date and if such Indebtedness is in excess of $50 million as set forth in all material respects on Schedule 6.14 and intercompany Indebtedness in existence on the Amendment No. 7 Effective Date;

(q) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(r) the incurrence by the Borrower or any Restricted Subsidiary of Refinancing Indebtedness which serves to refund or refinance any Indebtedness permitted under clauses (d), (p) (other than the Senior Secured Notes and the Senior Unsecured Notes listed on Schedule 6.14), (s), (u), (v), (w), (x), (y), (aa), (hh) and (ii) of this Section 6.14(I);

(s) Indebtedness of (x) the Borrower or any Subsidiary incurred to finance a permitted Acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in a permitted Acquisition in accordance with the terms of this Agreement or that is assumed by the Borrower or any Restricted Subsidiary in connection with such permitted Acquisition; provided that such Indebtedness under this clause (y) is not incurred in contemplation of such permitted Acquisition; provided further that:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness incurred in reliance on clause (x) of this Section 6.14(I)(s) shall not be secured by a Lien and shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Term B Termination Date;

(C) in the case of any Indebtedness incurred in reliance on clause (x) of this Section 6.14(I)(s) the aggregate principal amount of such Indebtedness that is secured by any Lien, together with all Refinancing Indebtedness in respect thereof, shall not exceed $200 million; and

(D) subject to subclause (C) above, immediately prior to, and after giving effect to such permitted Acquisition, at the Borrower’s option either on the date of execution of the related acquisition agreement or on the date such Acquisition is consummated, the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recently completed period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b);

(t) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit;

(u) secured or unsecured loans or notes issued in lieu of Incremental Facilities (such loans or notes, “Incremental Equivalent Debt”); provided that if secured (i) is secured only by the Collateral and on a pari passu or junior basis with the Obligations and (ii) is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and provided, further that any such Incremental Equivalent Debt (x) otherwise satisfies clauses (A), (B), (E), (F), (H) (solely with respect to such additional secured Indebtedness in the form of term loans that are secured on a pari passu basis with the Obligations), (I), (J), (K) and (N) of Section 2.14(a) as if such Incremental Equivalent Debt were an Incremental Facility and (y) together with any Incremental Facility, does not exceed the Incremental Cap;

(v) senior subordinated or subordinated unsecured Indebtedness of the Borrower or any of the Loan Parties; provided that (i) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms and subordination terms (such subordination terms to be on current market terms)) are not, when taken as a whole, materially more favorable (as reasonably determined by the Borrower in good faith) to the lenders providing such Indebtedness than those applicable to the Facilities (other than any covenants or any other provisions applicable only to periods after the Final Maturity Date (in each case, as of the incurrence of such Indebtedness)) or is otherwise on current market terms for such type of Indebtedness (as reasonably determined by the Borrower in good faith), (ii) such Indebtedness has a final scheduled maturity date no earlier than the Term B Termination Date then in effect, (iii) such Indebtedness has a Weighted Average Life to Maturity no shorter than that of any Term B Facility and (iv) such

Indebtedness is guaranteed only by the Loan Parties; provided further that, after giving effect thereto, (A) the Leverage Ratio does not exceed the greater of the Leverage Ratio that is 0.25x less than the then-applicable Leverage Ratio required under Section 6.22(a) hereof and 3.75 to 1.00, in each case calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (B) no Default or Event of Default under Section 7.1(a), 7.1(j) or 7.1(k) hereof shall have occurred and be continuing or would result therefrom;

(w) senior unsecured Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that (i) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms and subordination terms (such subordination terms to be on current market terms)) are not, when taken as a whole, materially more favorable (as reasonably determined by the Borrower in good faith) to the lenders providing such Indebtedness than those applicable to the Facilities (other than any covenants or any other provisions applicable only to periods after the Final Maturity Date (in each case, as of the incurrence of such Indebtedness)) or is otherwise on current market terms for such type of Indebtedness (as reasonably determined by the Borrower in good faith), (ii) such Indebtedness has a final scheduled maturity date no earlier than the Term B Termination Date then in effect, (iii) such Indebtedness has a Weighted Average Life to Maturity no shorter than that of any Term B Facility, (iv) the maximum aggregate principal amount of such Indebtedness by non-Loan Parties, together with any Indebtedness incurred under clause (ii) in the first proviso in Section 6.14(I)(x) below, does not exceed the greater of $300 million and 1.00% of Consolidated Total Assets and (v) subject to the preceding clause (iv), such Indebtedness is guaranteed only by the Loan Parties; provided further that, after giving effect thereto, (i) the Leverage Ratio does not exceed the greater of the Leverage Ratio that is 0.25x less than the then-applicable Leverage Ratio required under Section 6.22(a) hereof and 3.75 to 1.00, in each case calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (ii) no Default or Event of Default under Section 7.1(a), 7.1 (j) or 7.1(k) hereof shall have occurred and be continuing or would result therefrom;

(x) additional secured Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that (i) after giving effect thereto, the Senior Secured Leverage Ratio does not exceed 2.50:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b), (ii) the maximum aggregate principal amount of such Indebtedness by non-Loan Parties, together with any Indebtedness incurred under clause (iv) in the first proviso in Section 6.14(I)(w) above, does not exceed the greater of $300 million and 1.00% of Consolidated Total Assets and (iii) subject to the preceding clause (ii), such Indebtedness is guaranteed only by the Loan Parties; provided further that (A) no Default or Event of Default under Section 7.1(a), 7.1(j) or 7.1(k) hereof shall have occurred and be continuing or would result therefrom and (B) such Indebtedness (x) is secured by the Collateral only, (y) otherwise satisfies clauses (A), (B), (E), (F), (H) (solely with respect to such additional secured Indebtedness in the form of term loans (other than term A loans) that are secured on a pari passu basis with the Obligations), (I), (J), (K) and (N) of Section 2.14(a) as if such Indebtedness were an Incremental Facility and (z) is subject to an intercreditor agreement substantially similar to the Intercreditor Agreement (with respect to pari passu debt) or other intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(y) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries that are not Loan Parties; provided that the aggregate principal amount of Indebtedness outstanding under this clause (y), together with any Refinancing Indebtedness incurred under clause (r) above in respect thereof, shall not exceed the greater of $400 million and 1.25% of Consolidated Total Assets, measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination;

(z) [reserved];

(aa) Indebtedness represented by the (i) 2024 Convertible Notes and (ii) the 2026 Senior Unsecured Notes;

(bb) [reserved];

(cc) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(dd) obligations of the Borrower or any of its Restricted Subsidiaries incurred in connection with rebate programs;

(ee) Permitted Receivables Financing shall not to exceed $1,000 million at any time outstanding;

(ff) Indebtedness represented by the Convertible Notes;

(gg) Indebtedness of the Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary in the ordinary course of business;

(hh) Indebtedness including working capital facilities, asset-level financings, Capitalized Lease Obligations and purchase money indebtedness incurred by any Foreign Subsidiary of the Borrower; provided that the amount of Indebtedness outstanding under this clause (hh), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (r) above shall not exceed $500 million and 2.50% of Foreign Subsidiary Total Assets;

(ii) Indebtedness incurred in connection with any sale-leaseback transaction, together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (r) above shall not exceed $1,000 million; and

(jj) all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.14(I)(a) through 6.14(I)(ii) above.

(II) When an Unsecured Covenants Period is in effect, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

(a) Indebtedness created under this Agreement (including pursuant to Section 2.14, Section 2.15 and Section 2.16) and under the other Loan Documents (and any Refinancing Notes incurred to refinance such Indebtedness), Hedging Liability (other than for speculative purposes) and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations of the Borrower and its Restricted Subsidiaries;

(b) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c) intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Section 6.17;

(d) (i) Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets and (ii) Indebtedness incurred in connection with the leases of precious metals and/or commodities; provided that, the aggregate principal amount of Indebtedness outstanding under this clause (d), together with any Refinancing Indebtedness incurred under clause (r) below in respect thereof, shall not exceed the greater of $500 million and 2.50% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(e) Indebtedness (other than Priority Debt) of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section 6.14(II); provided that the aggregate amount of Indebtedness outstanding under this clause (e) shall not exceed the greater of $500 million and 2.50% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(f) Contingent Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement;

(g) Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners;

(h) (i) unsecured (other than vendor’s liens arising by operation of law) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(i) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition;

(j) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the Transactions and any Permitted Acquisitions or other investments permitted under Section 6.17;

(k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(l) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(m) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the consummation of the Transactions or any Permitted Acquisition or other investment whether consummated prior to the Escrow Release Date or permitted under Section 6.17;

(n) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Borrower permitted by Section 6.18;

(o) Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(p) Indebtedness in existence on the Amendment No. 7 Effective Date and if such Indebtedness is in excess of $50 million as set forth in all material respects on Schedule 6.14 and intercompany Indebtedness in existence on the Amendment No. 7 Effective Date;

(q) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(r) the incurrence by the Borrower or any Restricted Subsidiary of any Refinancing Indebtedness with respect to any Indebtedness permitted under clauses (d), (p), (w), (x), (aa) and (ii) of this Section 6.14(II);

(s) [reserved];

(t) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit;

(u) [reserved];

(v) [reserved];

(w) unsecured Indebtedness of the Borrower ranking pari passu with or junior to, or that is subordinated to, the Obligations subject to Pro Forma Compliance with Section 6.22 after giving effect to the incurrence of such Indebtedness;

(x) (i) Indebtedness for borrowed money (including any guaranty of Indebtedness for borrowed money) of the Borrower or any Restricted Subsidiary that is secured by Liens on Property of the Borrower or any Restricted Subsidiary and (ii) Indebtedness for borrowed money (including any guaranty of Indebtedness for borrowed money) of Restricted Subsidiaries that are not Guarantors (collectively, “Priority Debt”); provided that the amount of Indebtedness at any time outstanding under this clause (x) shall not exceed the greater of $2,000 million and 12.5% of Consolidated Total Assets; provided further that “Priority Debt” shall exclude (A) any Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or a Restricted Subsidiary and (B) for the avoidance of doubt, any Indebtedness incurred under clauses (d), (ee) and (ii) of this Section 6.14(II);

(y) [reserved];

(z) [reserved];

(aa) Indebtedness represented by the (i) 2024 Convertible Notes and (ii) the 2026 Senior Unsecured Notes;

(bb) [reserved];

(cc) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(dd) obligations of the Borrower or any of its Restricted Subsidiaries incurred in connection with rebate programs;

(ee) Permitted Receivables Financing shall not to exceed $1,000 million at any time outstanding;

(ff) Indebtedness represented by the Convertible Notes;

(gg) Indebtedness of the Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary in the ordinary course of business;

(hh) [reserved];

(ii) Indebtedness incurred in connection with any sale-leaseback transaction, together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (r) above shall not exceed $1,000 million; and

(jj) all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.14(II)(a) through 6.14(II)(ii) above.

For purposes of determining compliance with this Section 6.14 or Section 6.15, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall not be deemed to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.14, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in this Section 6.14 but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 6.15) and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in this Section 6.14, the Borrower may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.14 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant only to such clause or clauses (or any portion thereof); provided that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (I)(a) or (II)(a), as applicable, of this Section 6.14.

Notwithstanding the foregoing (but subject to the provisions of Section 9.12 following a Secured Covenant Reinstatement Event), solely during a Secured Covenants Period, the Borrower will not permit Indebtedness (other than intercompany Indebtedness that is subordinated to such other Indebtedness as previously disclosed to the Joint Lead Arrangers) to be incurred by Western Digital International Ltd. other than up to $500 million of secured or unsecured Indebtedness; provided that within ninety (90) days of the incurrence of such secured or unsecured Indebtedness, 75% of the proceeds thereof shall be applied toward the repayment of the Term Loans of each Class, pro rata, until paid in full.

Section 6.15 Liens. (I) Solely during a Secured Covenants Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below in this Section 6.15 (including clause (II), the “Permitted Liens”):

(a) Liens for the payment of taxes which are not yet due and payable and Liens (or deposits as security) for taxes which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP;

(b) Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case, incurred in the ordinary course of business;

(c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 60 days or if more than 60 days overdue (i) which would not reasonably be expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings;

(d) Liens created by or pursuant to this Agreement and the Collateral Documents;

(e) Liens on property of the Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.14(I)(d) hereof; provided that no such Lien shall extend to or cover other Property of the Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property;

(f) Liens assumed in connection with permitted Acquisitions;

(g) easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person;

(h) Liens in connection with sale-leaseback transactions securing Indebtedness permitted by Section 6.14(I)(ii);

(i) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(j) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1;

(k) any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement and leases, licenses, subleases or sublicenses granted to others that do not (x) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (y) secure any Indebtedness;

(l) licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Borrower or the Restricted Subsidiaries in the conduct of its business (including in the settlement of litigation or entering into cross-licenses);

(m) any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry;

(o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.17 to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.16;

(p) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(q) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens solely on any cash earnest money deposits or escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(t) Liens incurred to secure any obligations; provided that the aggregate principal amount of all such obligations secured by such Liens, together with all Refinancing Indebtedness in respect thereof, shall not exceed the greater of $500 million and 2.50% of Consolidated Total Assets (measured as of the date such Liens are incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(u) Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) Liens existing on the Amendment No. 7 Effective Date or pursuant to agreements in existence on the Amendment No. 7 Effective Date and to the extent securing Indebtedness in excess of $50 million, as described on Schedule 6.15 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Amendment No. 7 Effective Date (and any Refinancing Indebtedness in respect of such obligations permitted by Section 6.14)

and shall not subsequently apply to any other property or assets of the Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof;

(w) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or concurrently therewith; provided further that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(I)(s);

(x) Liens on property at the time the Borrower or a Subsidiary acquired the property or concurrently therewith, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(I)(s);

(y) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(z) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.14 and secured by any Lien referred to in Section 6.15(I)(e), (v), (w) and (x); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 6.15(I)(e), (v), (w) and (x) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(aa) Liens to secure any Indebtedness permitted by Section 6.14(I)(b) to the extent that the Borrower or any other Loan Party is required to post segregated collateral to any clearing agency in respect of any such Indebtedness as required, or as may be required, by the Commodity Exchange Act, any regulations thereto, or any other applicable legislation or regulations in connection therewith;

(bb) Liens to secure (x) Refinancing Indebtedness, (y) Incremental Equivalent Debt and (z) Indebtedness allowed under Section 6.14(I)(x);

(cc) [reserved];

(dd) [reserved];

(ee) assignments of the right to receive income effected as a part of the sale of a business unit or for collection purposes;

(ff) Liens arising under any Permitted Receivables Financing permitted under Section 6.14(I)(ee);

(gg) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(hh) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(ii) Liens arising from precautionary UCC financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement; and

(jj) Liens on assets of a Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiaries permitted by Section 6.14(I).

(II) When an Unsecured Covenants Period is in effect, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following:

(a) Liens for the payment of taxes which are not yet due and payable and Liens (or deposits as security) for taxes which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP;

(b) Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case, incurred in the ordinary course of business;

(c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 60 days or if more than 60 days overdue (i) which would not reasonably be expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings;

(d) Liens created by or pursuant to this Agreement and the Collateral Documents;

(e) Liens on property of the Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.14(II)(d) hereof; provided that no such Lien shall extend to or cover other Property of the Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property;

(f) Liens assumed in connection with permitted Acquisitions;

(g) easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person;

(h) Liens in connection with sale-leaseback transactions securing Indebtedness permitted by Section 6.14(II)(ii);

(i) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(j) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1;

(k) any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement and leases, licenses, subleases or sublicenses granted to others that do not (x) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (y) secure any Indebtedness;

(l) licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Borrower or the Restricted Subsidiaries in the conduct of its business (including in the settlement of litigation or entering into cross-licenses);

(m) any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry;

(o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.17 to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.16;

(p) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(q) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens solely on any cash earnest money deposits or escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(t) [reserved];

(u) Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) Liens existing on the Amendment No. 7 Effective Date or pursuant to agreements in existence on the Amendment No. 7 Effective Date and to the extent securing Indebtedness in excess of $50 million, as described on Schedule 6.15 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Amendment No. 7 Effective Date (and any Refinancing Indebtedness in respect of such obligations permitted by Section 6.14) and shall not subsequently apply to any other property or assets of the Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof;

(w) [reserved];

(x) [reserved];

(y) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(z) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.14 and secured by any Lien referred to in Section 6.15(II)(e) and (v); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 6.15(II)(e) and (v) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(aa) Liens to secure any Indebtedness permitted by Section 6.14(II)(b) to the extent that the Borrower or any other Loan Party is required to post segregated collateral to any clearing agency in respect of any such Indebtedness as required, or as may be required, by the Commodity Exchange Act, any regulations thereto, or any other applicable legislation or regulations in connection therewith;

(bb) Liens to secure Refinancing Indebtedness,

(cc) [reserved];

(dd) Liens to secure Priority Debt permitted by Section 6.14(II)(x);

(ee) assignments of the right to receive income effected as a part of the sale of a business unit or for collection purposes;

(ff) Liens arising under any Permitted Receivables Financing permitted under Section 6.14(II)(ee);

(gg) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(hh) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(ii) Liens arising from precautionary UCC financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement; and

(jj) [reserved].

For purposes of determining compliance with this Section 6.15, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in this Section 6.15 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in this Section 6.15, the Borrower may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.15 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Notwithstanding the foregoing under this Section 6.15, non-Loan Parties will be permitted to incur Indebtedness secured by Liens incurred by non-Loan Parties without limit so long as such Indebtedness is secured only by assets of such non-Loan Parties; provided that solely during a Secured Covenants Period (but subject to the provisions of Section 9.12 following a Secured Covenant Reinstatement Event), in no event shall Indebtedness of non-Loan Parties be secured by Liens on intellectual property with an aggregate value of more than $100 million as reasonably determined by the Borrower.

Section 6.16 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its Property, including any disposition as part of any sale-leaseback transactions except that this Section 6.16 shall not prevent:

(a) the sale and lease of inventory in the ordinary course of business;

(b) the sale, transfer or other disposition of any Property (including, but not limited to, the abandonment or allowing to lapse of intellectual property) that, in the reasonable judgment of the Borrower or its Restricted Subsidiaries, has become uneconomic, obsolete or worn out or is no longer useful in its business;

(c) the sale, transfer, lease, or other disposition of Property of the Borrower and its Restricted Subsidiaries to one another; provided that during any Secured Covenants Period, the fair market value of any Property in respect of any such sale, transfer, lease, or other disposition made by any Loan Party to any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Loan Party that is merged with and into any Restricted Subsidiary that is not a Loan Party pursuant to a merger permitted by Section 6.16(d) hereof shall not exceed $150 million in the aggregate during the term of this Agreement;

(d) the merger, consolidation or amalgamation of any Restricted Subsidiary with and into the Borrower or any other Restricted Subsidiary; provided that, in the case of any merger or consolidation involving the Borrower, (i) the Borrower is the legal entity surviving the merger or consolidation and (ii) such surviving entity is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia; and provided further that during any Secured Covenants Period, the fair market value of any Loan Party that is merged, consolidated or amalgamated with and into any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Property in respect of any sale, transfer, lease, or other disposition by a Loan Party to a Restricted Subsidiary which is not a Loan Party permitted by Section 6.16(c) hereof shall not exceed $150 million in the aggregate during the term of this Agreement;

(e) the disposition or sale of Cash Equivalents;

(f) any Restricted Subsidiary may dissolve if the Borrower determines in good faith that such dissolution is in the best interests of the Borrower, such dissolution is not disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of such dissolved Subsidiary, subject in the case of a dissolution of a Loan Party during any Secured Covenants Period that results in a distribution of assets to a non-Loan Party to the limitations set forth in the provisos in each of clauses (c) and (d) above;

(g) the sale, transfer, lease, or other disposition of Property of the Borrower or any Restricted Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Restricted Subsidiaries not more than $200 million during any fiscal year of the Borrower;

(h) the lease, sublease, license (or cross-license) or sublicense (or cross-sublicense) of real or personal property in the ordinary course of business;

(i) the disposition of intellectual property rights (to the extent constituting discontinuing the use or maintenance of, failing to pursue, or otherwise abandon, allowing to lapse, terminating or putting into the public domain, any intellectual property), in each case, in the ordinary course of business or if the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such disposed of intellectual property is no longer economical or of strategic benefit;

(j) the sale, transfer or other disposal of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(k) the sale, transfer or other disposal of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

(l) any transaction permitted by Section 6.17;

(m) the Transactions (to the extent prohibited by this Section 6.16) and the sale of Property of Loan Parties to non-Loan Party Subsidiaries as part of the Intercompany Transactions;

(n) the unwinding of any Hedge Agreement;

(o) the disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to clauses (a) through (t) (other than this clause (o) and clause (r)) of this Section 6.16;

(p) the sale, transfer or other disposition of Property of the Borrower or any Restricted Subsidiary for fair market value so long as (i) with respect to dispositions in an aggregate amount in excess of the greater of $75 million and 0.25% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents (provided that, for purposes of the 75.00% cash consideration requirement, (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such disposition, (y) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) following the closing of the applicable disposition and (z) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $400 million and 2.25% of Consolidated Total Assets, in each case, shall be deemed to be cash), (ii) the Net Cash Proceeds of such disposition are applied in accordance with Section 2.8(c)(ii) and (iii) no Event of Default has occurred and is continuing or would result therefrom (determined at the time of the agreement);

(q) the sale, transfer or other disposition of any assets acquired in connection with any acquisition permitted under this Agreement (including any Permitted Acquisition) so long as (i) such disposition is made or contractually committed to be made within three hundred and sixty-five (365) days of the date such assets were acquired by the Borrower or such Subsidiary or such later date as the Borrower and the Administrative Agent may agree, (ii) the Borrower and its Restricted Subsidiaries are in compliance, on a

Pro Forma Basis, with Section 6.22(a) and (iii) with respect to dispositions in an aggregate amount in excess of the greater of $75 million and 0.25% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents (subject to the exceptions listed in clauses (w) through (z) of Section 6.16(p) above);

(r) the sale, transfer or other disposition (i) of any assets required by any antitrust authority or other regulatory authority in connection with the Schrader Acquisition or (ii) that are part of any intercompany restructuring in connection with requirements imposed by the Ministry of Commerce of the People’s Republic of China within 24 months of the Escrow Release Date (the “MOFCOM Restructuring”);

(s) dispositions of property pursuant to one or more sale-leaseback transactions in an amount not to exceed $1,000 million and dispositions of precious metals and/or commodities in connection with Indebtedness permitted under Section 6.14(I)(d)(ii) or Section 6.14(II)(d)(ii), as applicable;

(t) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; and

(u) when an Unsecured Covenants Period is in effect, the conveyance, sale, lease, transfer or other disposition of Property by the Borrower and the Restricted Subsidiaries so long as (i) the Borrower or such Restricted Subsidiary does not sell, transfer or dispose of all or substantially all of the properties and assets of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) no Event of Default then exists or would result therefrom.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.16 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.17 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make loans or advances to (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender or advances for the purpose of prepaying depreciation costs of joint ventures), guarantee any obligations of, or make, retain or have outstanding any investments (whether through purchase of Equity Interests or debt obligations) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “investments”), except that this Section 6.17 shall not prevent:

(a) investments constituting receivables created in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of a Person and in settlement of delinquent obligations of, and other disputes with, a Person arising in the ordinary course of business;

(d) (i) the Borrower’s equity investments from time to time in its Restricted Subsidiaries and (ii) investments made from time to time by a Restricted Subsidiary in the Borrower or one (1) or more of its Restricted Subsidiaries; provided that, solely during a Secured Covenants Period, the aggregate amount of any such investments made by any Loan Party in any Restricted Subsidiary which is not a Loan Party plus any intercompany advances by a Loan Party to any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(e) hereof shall not exceed the greater of $300 million and 1.00% of Consolidated Total Assets (measured as of the date of such investment and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) minus amounts utilized under clause (b)(iv) of the definition of “Permitted Acquisition”;

(e) intercompany advances (including in the form of a guarantee for the benefit of such Person) made from time to time from (i) the Borrower to any one (1) or more Restricted Subsidiaries, (ii) from one (1) or more Restricted Subsidiaries to the Borrower and (iii) from one (1) or more Restricted Subsidiaries to one (1) or more Restricted Subsidiaries; provided that, solely during a Secured Covenants Period, the aggregate amount of any such advances made by a Loan Party to a Restricted Subsidiary that is not a Loan Party plus any equity investments by any Loan Party in any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(d) hereof shall not exceed the greater of $300 million and 1.00% of Consolidated Total Assets (measured as of the date of such advance and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) minus amounts utilized under clause (b)(iv) of the definition of “Permitted Acquisition”;

(f) other investments (including investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries), in each case, as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount for all such investments under this clause (f) that, at the time such investment is made, would not exceed the sum of (i) the greater of $900 million and 3.00% of Consolidated Total Assets (measured as of the date of such investment and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) plus (ii) the amount of any returns of capital, dividends or other distributions received in connection with such investment (not to exceed the original amount of the investment) minus (iii) amounts utilized under clause (b)(iii) of the definition of “Permitted Acquisition”;

(g) loans and advances to officers, directors, employees and consultants of the Borrower or any of its Restricted Subsidiaries for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business and advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; provided that the aggregate amount of such loan in advance outstanding at any time shall not exceed $10 million;

(h) to the extent constituting an investment, Hedge Agreements permitted by Section 6.14(I)(a) and (b) or Section 6.14(II)(a) and (b), as applicable;

(i) investments received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(j) investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(k) guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business;

(l) (i) the Schrader Acquisition, (ii) Permitted Acquisitions and (iii) investments by Restricted Subsidiaries that are not Loan Parties in Persons that become Restricted Subsidiaries as a result of such investment;

(m) investments in Restricted Subsidiaries for the purpose of consummating transactions permitted under Section 6.16(o) or any Permitted Acquisition;

(n) investments permitted under Sections 6.14 (excluding clause (I)(c) and (II)(c)), 6.15 (excluding clause (I)(o)(ii) and (II)(o)(ii)), 6.16 (excluding clause (l)) and 6.18;

(o) other investments, loans and advances in addition to those otherwise permitted by this Section in an amount not to exceed the Available Amount in the aggregate at any one time outstanding (so long as (i) no Event of Default has occurred, is continuing or would result therefrom, (ii) the Borrower and its Restricted Subsidiaries are in compliance with Section 6.22 on a Pro Forma Basis, recomputed as of the last day of the most recently ended period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (iii) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, is less than the greater of 0.25x less than the applicable Leverage Ratio set forth in Section 6.22 and 3.75 to 1.00);

(p) investments consisting of consideration received in connection with any disposition or other transfer made in compliance with Section 6.16;

(q) other investments, loans and advances existing on, or contractually committed as of, or pursuant to an agreement executed on or before Amendment No. 7 Effective Date as set forth on Schedule 6.17 (as the same may be renewed, reinvested, refinanced or extended from time to time; provided that the amount of any such investment or binding commitment may be increased (x) as required by the terms of such investment or binding commitment as in existence on the Amendment No. 7 Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under this Agreement;

(r) investments made by any Restricted Subsidiary that is not a Loan Party to the extent such investments are made with the proceeds received by such Restricted Subsidiary from an investment made by a Loan Party in such Restricted Subsidiary pursuant to this Section 6.17;

(s) investments the sole consideration for which is Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(t) guarantees of Indebtedness permitted under Section 6.14 and performance guarantees and Contingent Obligations incurred or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business and any guarantees by the Borrower or any Restricted Subsidiary of operating leases of joint ventures;

(u) additional investments by the Borrower or any of its Restricted Subsidiaries; provided that on the date of consummation of such investment or, at the Borrower’s election to the extent such investment is made in connection with an Acquisition, on the date of the signing of any acquisition agreement with respect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto the Leverage Ratio does not exceed 3.00:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b));

(v) investments in any Subsidiary in connection with intercompany cash management or cash pooling arrangements or related activities arising in the ordinary course of business;

(w) investments in (i) a Restricted Subsidiary that is not a Loan Party or (ii) a joint venture, in each case, to the extent such investment is substantially contemporaneously repaid with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(x) non-cash contributions to joint ventures (including, without limitation, contributions of employees, intellectual property and/or services) in the ordinary course of business;

(y) investments in Flash Partners Ltd., Flash Alliance Ltd. or Flash Forward Ltd. and other joint ventures with Toshiba Corporation or Toshiba Memory Corporation (or any of their Affiliates); provided that solely during a Secured Covenants Period, the use of such investments by such joint venture would have been classified, in accordance with GAAP, as a capital expenditure if such joint venture had been a Subsidiary of the Borrower; and

(z) any investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries, which investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable and any investment in fixed income or other assets by any Captive Insurance Subsidiary consistent with customary practices of portfolio management; and

(aa) any investment not otherwise permitted by this Section 6.17; provided that the fair market value of such investment at the time each such investment is made, in an aggregate amount for all such investments outstanding under this clause (aa), together with the amount of any Distributions permitted under Section 6.18(l) below, does not exceed $2,000 million; and

(bb) when an Unsecured Covenants Period is in effect, any investment so long as (i) no Event of Default has occurred, is continuing or would result therefrom and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22.

For purposes of determining compliance with this Section 6.17, (A) an investment need not be permitted solely by reference to one category of permitted investments (or any portion thereof) described in Sections 6.17(a) through (z) but may be permitted in part under any relevant combination thereof and (B) in the event that an investment (or any portion thereof) meets the criteria of one or more of the categories of permitted investments (or any portion thereof) described in Sections 6.17(a) through (z), the Borrower may, in its sole discretion, classify or divide such investment (or any portion thereof) in any manner that complies with this Section 6.17 and will be entitled to only include the amount and type of such investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided that all investments described in Schedule 6.17 shall be deemed outstanding under Section 6.17(q).

Any investment in any person other than a Loan Party that is otherwise permitted by this Section 6.17 may be made through intermediate investments in Subsidiaries that are not Loan Parties and such intermediate investments shall be disregarded for purposes of determining the outstanding amount of investments pursuant to any clause set forth above. The amount of any investment made other than in the form of cash or cash equivalents shall be the fair market value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Section 6.18 Restricted Payments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to directly or indirectly, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its Equity Interests or (ii) purchase, redeem, or otherwise acquire or retire any of its Equity Interests or any warrants, options, or similar instruments to acquire the same (all the foregoing, “Distributions”); provided that the following shall be permitted:

(a) any Subsidiary of the Borrower may make Distributions to its parent company (and, in the case of any non-Wholly-owned Subsidiary, pro rata to its parent companies based on their relative ownership interests in the class of equity receiving such Distribution);

(b) so long as no Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Distributions, the proceeds of which are used to so redeem, acquire, retire or repurchase and to pay withholding or similar tax payments that are expected to be payable in connection therewith) its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower and its Restricted Subsidiaries, with the proceeds of Distributions from, seriatim, the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Distributions made pursuant to this Section 6.18(b) shall not exceed $40 million in any fiscal year; provided further that (x) such amount, if not so expended in the fiscal year for which it is permitted, may be carried forward for Distributions in the next two (2) fiscal years and (y) Distributions made pursuant to this clause (b) during any fiscal year shall be deemed made first in respect of amounts permitted for such fiscal year as provided above, second in respect of amounts carried over from the fiscal year two (2) years prior to such date pursuant to clause (x) above and third in respect of amounts carried over from the immediately preceding fiscal year prior to such date pursuant to clause (x) above;

(c) the Borrower may repurchase Equity Interests upon exercise of options or warrants if such Equity Interest represents all or a portion of the exercise price of such options or warrants;

(d) repurchases of the Borrower’s common Equity Interests in an aggregate amount not to exceed $50 million;

(e) Distributions in connection with the consummation of the Transactions to the extent contemplated by the Acquisition Agreement and any Distributions in connection with the repurchase of the Convertible Notes and any warrants or similar rights related thereto;

(f) the Borrower may make Distributions in an aggregate amount not to exceed (x) so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 (provided that clauses (A) and (B) shall not prohibit Distributions within 60 days after the date of declaration thereof, if on the date of declaration the Distribution would have complied with clauses (A) and (B)), $725.0 million per fiscal year plus (y) the Available Amount at the time such Distribution is made (so long as (i) no Event of Default has occurred, is continuing or would result therefrom, (ii) the Borrower and its Restricted Subsidiaries are in compliance with Section 6.22 on a Pro Forma Basis, recomputed as of the last day of the most recently ended period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (iii) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, is less than the greater of 0.25x less than the applicable Leverage Ratio set forth in Section 6.22 and 3.75:1.00; provided that clauses (i), (ii) and (iii) shall not prohibit Distributions within 60 days after the date of declaration thereof, if on the date of declaration the Distribution would have complied with clauses (i) and (ii);

(g) the Borrower may make Distributions to (i) redeem, repurchase, retire or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Borrower or any Subsidiary, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Equity Interests of the Borrower (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;

(h) Distributions the proceeds of which will be used to make cash payments in lieu of issuing fractional Equity Interests in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of the Borrower;

(i) to the extent constituting a Distribution, transactions permitted by Sections 6.11 (other than 6.11(b)) and 6.16 (other than 6.16(k));

(j) Distributions by the Borrower of up to 6.0% of the net cash proceeds received by the Borrower from any Qualified Public Offering or any other equity investment (other than Disqualified Equity Interests) in the Borrower;

(k) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio does not exceed 2.75:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) after giving effect thereto, the Borrower may make additional Distributions; provided that clauses (i) and (ii) shall not prohibit Distributions within 60 days after the date of declaration thereof, if on the date of declaration the Distribution would have complied with clauses (i) and (ii);

(l) the Borrower may make Distributions not otherwise permitted by this Section 6.18; provided that the maximum aggregate principal amount of such Distributions made pursuant to this clause (l), together with the outstanding amount of any investments permitted under Section 6.17(aa) above, does not exceed $2,000 million; and

(m) when an Unsecured Covenants Period is in effect, the Borrower and its Restricted Subsidiaries may make Distributions so long as (i) no Event of Default has occurred, is continuing or would result therefrom and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22.

Section 6.19 Limitation on Restrictions. The Borrower will not, and it will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any such Restricted Subsidiary to (A) pay dividends or make any other distributions on its capital stock or other Equity Interests owned by the Borrower or any other Restricted Subsidiary, (B) pay or repay any Indebtedness owed to the Borrower or any other Restricted Subsidiary, (C) make loans or advances to the Borrower or any other Restricted Subsidiary, (D) encumber or pledge any of its assets to or for the benefit of the Administrative Agent or (E) guaranty the Obligations, Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, except for, in each case:

(a) restrictions and conditions imposed by any Loan Document, the 2024 Convertible Notes Documents or the 2026 Senior Unsecured Notes Documents or which (x) exist on the Amendment No. 7 Effective Date and (y) to the extent contractual obligations permitted by subclause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not materially expand the scope of such contractual obligation;

(b) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided that such restrictions and conditions apply only to the Person or property that is to be sold;

(c) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its Subsidiaries or, in the case of secured Indebtedness, the property or assets intended to secure such Indebtedness;

(d) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(e) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.17 and applicable solely to such joint venture entered into in the ordinary course of business and any provisions in joint venture agreements in effect at or entered into on the Amendment No. 7 Effective Date;

(f) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and customary provisions in leases, subleases, licenses, sublicenses, service agreements, product sales, asset sale agreements and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business;

(g) secured Indebtedness otherwise permitted to be incurred under Sections 6.14 and 6.15 that limit the right of the obligor to dispose of the assets securing such Indebtedness;

(h) restrictions that arise in connection with (including Indebtedness and other agreements entered into in connection therewith) (x) any Lien permitted by Section 6.15 and that relate to the property subject to such Lien or (y) any disposition permitted by Section 6.16 applicable pending such disposition solely to the assets subject to such disposition;

(i) customary provisions restricting assignment of, or the creation of any Lien over, any agreement entered into in the ordinary course of business;

(j) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.14 or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by the Borrower);

(k) any encumbrances or restrictions of the type referred to in clauses (A), (B) or (C) above and solely with respect to any Foreign Subsidiary (or, during any Collateral and Guarantee Suspension Period, any non-Guarantor Subsidiary), any encumbrances or restrictions of the type referred to in clauses (D) or (E) above, in each case, imposed by any other instrument or agreement entered into after the Amendment No. 7 Effective Date that contains encumbrances and restrictions that, as determined by the Borrower in good faith, will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(l) any encumbrance or restriction of a Receivables Financing Subsidiary effected in connection with a Permitted Receivables Financing; provided, however, that such restrictions apply only to such Receivables Financing Subsidiary; and

(m) any encumbrances or restrictions of the types referred to in clauses (a) through (l) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.20 Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents . Solely during a Secured Covenants Period, the Borrower will not, and it will not permit any of its Restricted Subsidiaries to:

(a) directly or indirectly make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease, earlier than one year prior to any scheduled final maturity (such actions, a “Restricted Debt Payment”) the principal amount of any Indebtedness that is expressly subordinated to the Loans in an aggregate principal amount in excess of $100 million (other than intercompany Indebtedness), except (i) in connection with the incurrence of Refinancing Indebtedness, (ii) in connection with a conversion or exchange of such Indebtedness to, or for, as applicable, Equity Interests of the Borrower (other than Disqualified Equity Interests), (iii) payments as part of an “applicable high yield discount obligation” catch-up payment, (iv) Restricted Debt Payments in an aggregate amount up to (x) so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22, $100 million plus (y) the Available Amount (so long as (1) no Default or Event of Default has occurred, is continuing or would result therefrom, (2) the Borrower and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22 recomputed as of the last day of the most recently ended period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (3) the Leverage Ratio calculated on a Pro Forma Basis after giving effect to such Restricted Debt Payment, is not greater than the greater of 0.25x less than the applicable Leverage Ratio set forth in Section 6.22 and 3.75:1.00), (v) Restricted Debt Payments so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Leverage Ratio does not exceed 3.00:1.00 (in each case, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) and (vi) in connection with any Indebtedness represented by the Convertible Notes (and any warrants or similar rights related thereto); or

(b) amend, modify, or otherwise change in any manner any of the terms of (i) the documentation governing any Indebtedness that is expressly subordinated to the Loans in an aggregate principal amount in excess of $100 million or (ii) the charter documents of the Borrower or such Restricted Subsidiary, except, in the case of each of clauses (i) and (ii), (x) if the effect of any such amendment, modification or change is not materially adverse to the interests of the Lenders and (y) any amendments with respect to the Convertible Notes to add the Borrower as a co-obligor under the Convertible Notes and to reflect changes related to the Transactions.

Section 6.21 OFAC. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2, and (iii) become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 6.22 Financial Covenants. Solely with respect to the Revolving Facility and the Term A-1 Facility:

(a) Leverage Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, permit the Leverage Ratio to be greater than:

FROM AND INCLUDING	TO AND INCLUDING	THE LEVERAGE RATIO SHALL NOT BE GREATER THAN:
the fiscal quarter ending March 30, 2018	the fiscal quarter ending October 4, 2019	4.25 to 1.00
the fiscal quarter ending January 3, 2020	the fiscal quarter ending October 2, 2020	4.00 to 1.00
the fiscal quarter ending January 1, 2021	All times thereafter	3.75 to 1.00

; provided that following the consummation of (I) a Qualified Acquisition, the aggregate consideration for which is below 0.167x Consolidated Adjusted EBITDA for the four (4) fiscal quarters of the Borrower then ended as set forth in the last Compliance Certificate delivered pursuant to Section 6.1(e), the

Leverage Ratios set forth above shall increase for each of the four (4) fiscal quarters of the Borrower ending following the consummation of a Qualified Acquisition by an amount equal to the product of (x) (i) the Leverage Ratio after giving Pro Forma Effect to such Qualified Acquisition minus (ii) the Leverage Ratio immediately prior to such Qualified Acquisition (which, if negative, shall be deemed zero) multiplied by (y) 1.50 to 1.00; provided further that at no time shall any Leverage Ratio set forth above exceed 4.25 to 1:00 (such increase, a “Formula Based Increase”) and (II) a Qualified Acquisition, the aggregate consideration for which is equal to or exceeds 0.167x Consolidated Adjusted EBITDA for the four (4) fiscal quarters of the Borrower then ended as set forth in the last Compliance Certificate delivered pursuant to Section 6.1(e) (as certified by a Responsible Officer of the Borrower), the Leverage Ratios set forth above shall increase to 4.25 to 1.00 for each of the four (4) fiscal quarters of the Borrower ending following the consummation of a Qualified Acquisition.

(b) Interest Coverage Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower, permit the ratio of Consolidated Adjusted EBITDA for the four (4) fiscal quarters of the Borrower then ended (provided that, if Consolidated Adjusted EBITDA for such period is less than $1, then for purposes of this covenant Consolidated Adjusted EBITDA shall be deemed to be $1) to Interest Expense for the same four (4) fiscal quarters then ended to be less than 3.50 to 1.00.

(c) Pro Forma Compliance. Compliance with the financial covenants set forth in clauses (a) and (b) above shall always be calculated on a Pro Forma Basis.

Section 6.23 Maintenance of Ratings. The Borrower shall use its commercially reasonable efforts to maintain a (i) long-term public credit rating of the Borrower and (ii) a credit rating for the Facilities, in each case, from two of S&P, Moody’s and Fitch; provided that in no event shall the Borrower be required to maintain any specific rating with any such rating agency.

Section 6.24 [Reserved].

Section 6.25 [Reserved].

Section 6.26 Lender Calls. Following the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter ending after the Escrow Release Date, the Borrower will hold a conference call (at a time mutually agreed upon by the Borrower and the Administrative Agent but, in any event, no earlier than the Business Day following the delivery of annual or quarterly financial statements pursuant to Sections 6.1(a) and (b), as applicable, for such fiscal quarter) with all Lenders who choose to attend such conference call, at which conference call shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Borrower and its Subsidiaries; provided that notwithstanding the foregoing, the requirements set forth in this Section 6.26 may be satisfied with a regularly scheduled quarterly public earnings call.

ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES.

Section 7.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default (i) in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of any Loan or Reimbursement Obligation or (ii) in the payment when due of interest on any Loan or any other Obligation payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) Business Days;

(b) default in the observance or performance of any covenant set forth in Sections 6.1(f)(i), 6.5 (with respect to the Borrower), 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21 or 6.22 hereof; provided that no breach or default by the Borrower under Section 6.22 shall constitute an Event of Default with respect to the Term B Facility, unless and until the Required RC/TLA Lenders have accelerated the Revolving Loans and/or Term A-1 Loans and/or terminated the Revolving Credit Commitments in an aggregate amount in excess of $100.0 million or, if less, in an aggregate amount equal to the remaining Revolving Credit Commitments outstanding at such time;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice of such default is given to the Borrower by the Administrative Agent;

(d) any representation or warranty made or deemed made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto proves untrue in any material respect (or in all respects, if qualified by a materiality threshold) as of the date of the issuance or making thereof;

(e) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than pursuant to the terms thereof or as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent as determined by the final, non-appealable judgment of a court of competent jurisdiction), any Lien in favor of the Administrative Agent in any Collateral purported to be covered by any of the Collateral Documents shall be invalid except as expressly permitted by the terms hereof or thereof (other than as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent as determined by the final, non-appealable judgment of a court of competent jurisdiction), any lien subordination provision in respect of material Collateral shall be determined to be invalid or any Loan Party terminates, repudiates in writing or rescinds any Loan Document executed by it or any of its obligations thereunder (other than pursuant to the terms hereof);

(f) default shall occur under any Material Indebtedness, or under any indenture, agreement or other instrument under which the same may be issued, the effect of which default is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due or required to be prepaid, repurchased, defeased or redeemed prior to its stated maturity, or the principal or interest under any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any; provided that this clause (f) shall not apply to termination events or any other similar event under the documents governing Hedge Agreements for so long as such termination event or other similar event does not result in (x) the occurrence of an early termination date or (y) a failure to pay amounts owed resulting from any acceleration or prepayment of any amounts or other Indebtedness payable thereunder; provided further that this clause (f) shall not apply to any Indebtedness represented by the Convertible Notes;

(g) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any of its Restricted Subsidiaries, or against any of its Property, in an aggregate amount in excess of $350 million (except to the extent paid or covered by insurance (other than the applicable deductible) and the insurer has not denied coverage therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days from the entry thereof;

(h) a Reportable Event shall have occurred which could reasonably be expected to result in a Material Adverse Effect; the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $150 million which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $150 million (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any of its Restricted Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any Change of Control shall occur;

(j) the Borrower or any of its Restricted Subsidiaries that are Significant Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, and such period shall continue for a period of sixty (60) days, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, provisional liquidator, liquidator or similar official for it or any substantial part of its Property, or (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

(k) a custodian, receiver, trustee, examiner, provisional liquidator, liquidator or similar official shall be appointed for the Borrower or any of its Restricted Subsidiaries that are Significant Subsidiaries, or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against the Borrower or any Restricted Subsidiary that is a Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required RC Lenders, terminate the remaining Revolving Credit Commitments, and if so directed by the Required Lenders, terminate all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; (c) after a breach or default by the Borrower under Section 6.22, if so directed by the Required RC/TLA Lenders, terminate the remaining Revolving Credit Commitments and declare the principal of and the accrued interest on all outstanding Revolving Loans and Term A-1 Loans to be forthwith due and payable, and thereafter, if so directed by the Required RC/TLA Lenders, terminate all other obligations of the Revolving Lenders and Term A-1 Lenders hereunder on the date stated in such notice (which may be the date thereof) and (d) if so directed by the Required RC Lenders, demand that the Borrower immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under each or any Letter of Credit, whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 7.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the Revolving Credit Commitments and any and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under all outstanding Letters of Credit, whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 7.4 Collateral for Undrawn Letters of Credit.

(a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.8(c)(v) or under Section 7.2 or 7.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b) All amounts prepaid pursuant to clause (a) above shall be held by the Administrative Agent in one (1) or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuers, and to the payment of the unpaid balance of any other Obligations in respect of any Letter of Credit. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the L/C Issuers. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one (1) year or less; provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuers, the Administrative Agent or the Lenders in respect of any Letter of Credit; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in clause (a) above and (ii) no Letters of Credit remain outstanding hereunder, then the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

Section 7.5 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.1(c) hereof promptly upon being requested to do so by the Required Lenders and shall at such time also notify all the Lenders thereof.

ARTICLE 8. CHANGE IN CIRCUMSTANCES AND CONTINGENCIES.

Section 8.1 Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan, but excluding any loss of margin) as a result of:

(a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (excluding a release of the Escrow Account Funds pursuant to Section 2.8(c)(ix) of the Original Loan Agreement),

(b) any failure (because of a failure to meet the conditions of Article 3 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Loan that is a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.5(a) hereof,

(c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise),

(d) any failure by the Borrower to prepay a Eurodollar Loan on the date specified in a notice of prepayment given pursuant to Section 2.8(a)(i) hereto (including where such notice has been revoked by the Borrower or otherwise (unless such notice may be revoked under Section 2.5 and is revoked in accordance therewith)),

(e) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, or

(f) any assignment of a Eurodollar Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 8.5,

then, within ten (10) days after the written demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 8.2 Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law, rule or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans whose interest is determined by reference to Adjusted LIBOR, or to perform its obligations as contemplated hereby with respect to such Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and such Lender’s obligations to make or maintain Eurodollar Loans in the affected currency or currencies under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans in such affected currency or currencies. In the case of Eurodollar Loans denominated in Dollars, such Lender may require that such affected Eurodollar Loans be converted to Base Rate Loans from such Lender automatically on the effective date of the notice provided above, and such Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

Section 8.3 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Loan:

(i) the Administrative Agent determines in good faith and in its reasonable discretion (which determination shall be deemed presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR for such Interest Period, as applicable; or

(ii) the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders (which determination shall be deemed presumptively correct absent manifest error) that deposits in Dollars or Euros, as applicable, are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan; or

(iii) the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders that the Adjusted LIBOR for such Interest Period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Eurodollar Loans impacted by this clause (iii) or clauses (i) or (ii) above, “Impacted Loans”);

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be delivered by the Administrative Agent promptly after such situation ceases to exist), (i) in the event any Borrowing denominated in Dollars is so affected, any notice of continuation/conversion that requests the conversion of such Borrowing to, or continuation of any Borrowing as, a Eurodollar Loan shall be ineffective and (ii) if any notice of Borrowing requests a Eurodollar Loan, the relevant interest rate shall be the Interpolated Rate; provided that the Borrower may revoke any such notice of borrowing (without penalty) prior to such Borrowing upon written notice to the Administrative Agent.

(b) With respect to Term A-1 Loans and/or Revolving Loans, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative

Agent and the Borrower shall endeavor to establish an alternate rate of interest to Adjusted LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.11, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date of the notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required RC/TLA Lenders stating that such Required RC/TLA Lenders object to such amendment; provided that, to the extent such written notice is received from the Required RC/TLA Lenders within such time period, only the consent of the Required RC/TLA Lenders shall be necessary to amend this Agreement to reflect an alternate rate of interest to the LIBOR Screen Rate, and such other related changes to this Agreement as may be applicable. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 8.3(b), only to the extent the LIBOR Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any notice of continuation/conversion that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (y) if any notice of Borrowing requests a Eurodollar Loan, such Loan shall be made as a Base Rate Loan; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 8.4 Yield Protection.

(a) If, on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or L/C Issuer with any request or directive (whether or not having the force of law) of any such Governmental Authority:

(i) shall subject any Lender (or its Lending Office) or L/C Issuer to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 10.1 and (B) Excluded Taxes), with respect to its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or its deposits, reserves or other liabilities or capital attributable to any of the foregoing; or

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or L/C Issuer or shall impose on any Lender (or its Lending Office) or L/C Issuer or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or L/C Issuer of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 30 days after written demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 8.4(a) for any increased costs or reductions suffered more than one hundred and eighty (180) days prior to the date that Lender or L/C Issuer notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include such period of retroactive effect).

(b) If, after the Closing Date, any Lender, L/C Issuer or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or L/C Issuer or any corporation controlling such Lender or L/C Issuer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority has had the effect of reducing the rate of return on such Lender’s, L/C Issuer’s or corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender, L/C Issuer or corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, L/C Issuer’s or corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or L/C Issuer to be material, then from time to time, within 30 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such reduction; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 8.4(b) for any reductions suffered more than one hundred and eighty (180) days prior to the date that Lender or L/C Issuer notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include such period of retroactive effect).

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall, in each case, be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented (but solely to the extent the relevant increased costs or loss of yield would otherwise have been subject to compensation by the Borrower under the applicable increased cost provisions).

(d) A Lender or L/C Issuer claiming compensation under this Section 8.4 shall only be entitled to reimbursement by the Borrower (i) if such Lender or L/C Issuer has delivered to Borrower a certificate claiming compensation under this Section 8.4 and setting forth the additional amount or amounts to be paid to it hereunder at the time of such demand, which shall be conclusive absent manifest error (it being understood that in determining such amount, such Lender may use any reasonable averaging and attribution methods) and (ii) to the extent the applicable Lender is generally requiring reimbursement therefor from similarly situated United States borrowers under comparable syndicated credit facilities; provided that, in connection with asserting any such claim, no confidential information need be disclosed. No failure or delay by a Lender or L/C Issuer in exercising any right or power pursuant to this Section 8.4 shall operate as a waiver thereof.

Section 8.5 Substitution of Lenders. In the event that (a) the Borrower receives a claim from any Lender for compensation under Section 8.4, Section 10.1 or Section 10.4 hereof, (b) the Borrower receives a notice from any Lender of any illegality pursuant to Section 8.2 hereof, (c) any Lender is a Defaulting Lender or (d) any Lender fails to consent to any amendment, waiver, supplement or other modification pursuant to Section 10.11 requiring the consent of all Lenders or each Lender directly affected thereby (and such Lender is so affected), and as to which the Required Lenders or a majority of all Lenders directly affected thereby have otherwise consented (any such Lender referred to in clause (d) above being hereinafter referred to as a “Non-Consenting Lender” and any Non-Consenting Lender and any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, (i) require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Credit Commitments and the Revolving Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower; provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any Governmental Authority, (B) if the assignment is to a Person other than a Lender, the Borrower shall have received the written consent of the Administrative Agent and, in the case of any Revolving Credit Commitment, the L/C Issuers, which consents shall not be unreasonably withheld or delayed, to such assignment, (C) the Borrower shall have paid to the

Affected Lender all monies (together with amounts due such Affected Lender under Section 8.1 hereof as if the Loans owing to it were prepaid rather than assigned and any premium owing to such Affected Lender under Section 2.8(a)(iii)) other than principal, interest and fees owing to it hereunder, (D) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 10.10 owing to such replaced Lender prior to the date of replacement, (E) the assignment is entered into in accordance with the other requirements of Section 10.10 hereof and (F) any such assignment shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Affected Lender, or (ii) terminate the Revolving Credit Commitment of such Affected Lender and repay all Obligations of the Borrower owing to such Lender as of such termination date. Each party hereto agrees that an assignment required pursuant to this Section 8.5 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Affected Lender required to make such assignment need not be a party thereto.

Section 8.6 Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 8.4 hereof (or with respect to any payment by or on behalf of any Loan Party under this Agreement or any other Loan Document, to reduce any liability of the Borrower to such Lender under section 10.1 hereof), or to avoid the unavailability of Eurodollar Loans under Section 8.2 hereof, so long as such designation is not disadvantageous to the Lender.

ARTICLE 9. THE ADMINISTRATIVE AGENT.

Section 9.1 Appointment and Authorization of Administrative Agent. Each Lender hereby appoints JPMorgan Chase Bank, N.A., as the Administrative Agent and Collateral Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers, rights and remedies under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in the Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Notwithstanding the use of “Administrative Agent” as a defined term, the Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of any Lender in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein and therein. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof (other than to the extent provided in Sections 9.1, 9.3, 9.7, 9.11 and 9.12). In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries, other than as provided in Section 10.10(c) with respect to the maintenance of the Register.

Section 9.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, own securities of and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Article 2 hereof to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 9.3 Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 6.1(f) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in the Loan Documents. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of Applicable Law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 9.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5 Liability of Administrative Agent; Credit Decision; Delegation of Duties.

(a) Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or any of its officers, partners, directors, employees or agents, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper party or parties, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of it acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11). In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty, representation or recital made in connection with this Agreement, any other Loan Document or any Credit Extension, or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations; (ii) the performance or observance of any of the terms, conditions, provisions, covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document or any Credit Extension or the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing; (iii) the satisfaction of any condition specified in Article 3 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the execution, validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges, represents and warrants that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one (1) or more sub-agents appointed by the Administrative Agent (and not otherwise reasonably objected to by the Borrower within ten (10) days after notice of such appointment). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.5 and of Section 9.6 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.5 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify the Administrative Agent, to the extent that the Administrative Agent has not been reimbursed by any Loan Party and without relieving any such Loan Party from its obligation to do so, for and against any and all liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents within ten (10) days after the date the Administrative Agent makes written demand therefor; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct or bad faith of, or material breach of the Loan Documents as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s ratable share thereof, in accordance with such Lender’s respective Percentage; and provided further that this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 9.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days written notice thereof to the Lenders and the Borrower (such retiring Administrative Agent, the “Departing Administrative Agent”). The Administrative Agent shall have the right to appoint a financial institution (which shall be a commercial bank with an office in the U.S. having combined capital and surplus in excess of $1 billion) to act as Administrative Agent and/or Collateral Agent hereunder, with the written consent of the Borrower and the Required Lenders (not to be unreasonably withheld, and provided that the consent of the Borrower shall not be required during the continuance of an Event of Default), and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Borrower and the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon the written consent of the Borrower (not to be unreasonably withheld, and provided that the consent of the Borrower shall not be required during the continuance of an Event of Default), to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Departing Administrative Agent and the Departing Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such Departing Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of JPMorgan Chase Bank, N.A. or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation of JPMorgan Chase Bank, N.A. or its successor as Collateral Agent. After any Departing Administrative Agent’s resignation or replacement hereunder as Administrative Agent, the provisions of this Article 9 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

Section 9.8 L/C Issuer. The L/C Issuers shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by them and the documents associated therewith. The L/C Issuers shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article 9, included the L/C Issuers with respect to such acts or omissions (it being understood and agreed that for purposes of this Section 9.8, all references to “Lenders” in this Article 9 shall be deemed to be references to “Revolving Lenders”) and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 9.9 Hedging Liability and Funds Transfer Liability and Deposit Account Liability Obligation Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral as more fully set forth in Section 2.9 and Article 4 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

Section 9.10 No Other Duties. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents or other agents or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.11 Authorization to Enter into, and Enforcement of, the Collateral Documents. Subject to the Intercreditor Agreement, the Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each Secured Party to be the agent for and representative of the Secured Parties and to execute and deliver the Collateral Documents and Guaranty on behalf of and for the benefit of the Secured Parties and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent or Collateral Agent, as applicable, considers appropriate; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any other holder of Obligations with respect to any Hedge Agreement or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations. Neither the Administrative Agent nor the Collateral Agent shall (except as expressly provided in Section 10.11) amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent or the Collateral Agent, as applicable. Subject to the Intercreditor Agreement and except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent or the Collateral Agent, as applicable, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent or the Collateral Agent (or any security trustee therefor), as applicable, under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent or Collateral Agent (or its security trustee), as applicable, in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 9.12 Authorization to Release Liens, Etc. The Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each of the Lenders, without the further consent of any Lender, (and shall, upon the written request of the Borrower) to (and to execute any agreements, documents or instruments necessary to):

(i) release any Lien covering any Property of the Borrower or its Subsidiaries that is the subject of a disposition to a Person that is not a Loan Party that is permitted by this Agreement or that has been consented to in accordance with Section 10.11;

(ii) upon the Termination Date, release the Borrower and each of the Guarantors from its Obligations under the Loan Documents (other than those that specifically survive termination of this Agreement) and any Liens covering any of their Property with respect thereto;

(iii) release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted by this Agreement and the Liens on such Obligations shall be automatically released;

(iv) at the request of the Borrower, subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Sections 6.15(I)(e), (w) or (x) or 6.15(II)(e), as applicable, or, with respect to the replacement of Liens, permitted by Sections 6.15(e), (w) or (x) or 6.15(II)(e), as applicable;

(v) enter into any intercreditor arrangements contemplated by Sections 2.14, 2.15, 6.13, 6.14, and/or 6.15 that will allow additional secured debt that is permitted under the Loan Documents to be secured by a lien on the Collateral on a pari passu or junior basis with the Obligations. The terms of such intercreditor arrangements shall be customary and reasonably acceptable to the Administrative Agent and the Borrower; and

(vi) amend any Collateral Documents, enter into any new Collateral Documents and make any filings related thereto in connection with any Secured Covenant Reinstatement Event.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Grantors on any Collateral shall be automatically released (i) in full, upon the Termination Date, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder) to any Person other than another Grantor, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement, (iii) to the extent such Collateral is comprised of property leased to a Grantor by a Person that is not a Grantor, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.11), (v) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vi) to the extent such Collateral otherwise becomes Excluded Property.

The Lenders hereby irrevocably agree that if (a) all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be transferred, sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to a Person that is not a Loan Party or (b) a Guarantor or any of its successors in interest hereunder becomes an Excluded Subsidiary after the Escrow Release Date, then, in each case, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Person effective as of (or if a Guarantor becomes an Excluded Subsidiary, immediately prior to) the time of such transfer, sale, disposal or occurrence; provided that a release of a Guarantor (other than the SD Guarantor) in connection with such Guarantor becoming an Excluded Subsidiary shall constitute an investment in such Excluded Subsidiary as of the date of such release.

Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, following a Collateral and Guarantee Suspension Date, the Unsecured Covenant Package shall become effective. Notwithstanding the prior sentence, if, after any Collateral and Guarantee Suspension Date, a Secured Covenant Reinstatement Event occurs, the Collateral and Guarantee Suspension Period shall terminate and all Collateral and the Collateral Documents, and all Liens granted or purported to be granted therein, and all guaranties of the Guarantors of the Obligations, shall be reinstated on the same terms as of the applicable Collateral Reinstatement Date, and the Loan Parties shall, at their sole cost and expense, take all actions and execute and deliver all documents including the delivery of new guaranty and pledge and security documents, UCC-1 financing statements and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent or Collateral Agent as necessary to create and perfect the Liens of the Collateral Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, within 90 days of such Secured Covenant Reinstatement Event (or such longer period as the Administrative Agent may agree in its sole discretion) (the first date on which a new pledge and or security document is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”). Upon the occurrence of a Secured Covenant Reinstatement Event, the Secured Covenant Package shall become effective and the Unsecured Covenant Package shall no longer be in effect. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Borrower or any of its Restricted Subsidiaries during a Unsecured Covenants Period shall give rise to a Default or Event of Default on or after a Secured Covenant Reinstatement Event so long as such action or omission was permitted under the Unsecured Covenant Package or otherwise permitted during such Unsecured Covenants Period. Upon the applicable Secured Covenant Reinstatement Event, (i) all Indebtedness incurred during such Unsecured Covenants Period that otherwise would not have been permitted under the Secured Covenant Package will be classified to have been incurred pursuant to Section 6.14(I)(p) (and any Indebtedness incurred by Western Digital International Ltd. during a Unsecured Covenants Period shall be permitted notwithstanding the last paragraph of Section 6.14 and shall not be counted towards the calculation of the cap therein), (ii) all Liens incurred during such Unsecured Covenants Period that otherwise would not have been permitted under the Secured Covenant Package will be classified to have been incurred pursuant to Section 6.15(I)(v) (and any Indebtedness of non-Loan Parties secured by Liens on intellectual property incurred during a Unsecured Covenants Period shall be permitted notwithstanding the last paragraph of Section 6.15 and shall not be counted towards the calculation of the cap therein), (iii) with respect to investments made under the Secured Covenant Package, the amount available to be made as investments will be calculated as though the provisions of Section 6.17 had been in effect prior to, but not during, any Unsecured Covenants Period, (iv) with respect to Distributions made under the Secured Covenant Package, the amount available to be made as Distributions will be calculated as though the provisions of Section 6.18 had been in effect prior to, but not during, any Unsecured Covenants Period, (v) with respect to Restricted Debt Payments made under the Secured Covenant Package, the amount available to be made as Restricted Debt Payments will be calculated as though Section 6.20 had been in effect prior to, but not during, any Unsecured Covenants Period and (vi) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any Unsecured Covenants Period.

For purposes of this Agreement, (i) the period of time between a Collateral and Guarantee Suspension Date and the subsequent Collateral Reinstatement Date is referred to as the “Collateral and Guarantee Suspension Period,” (ii) any period of time prior to the first Collateral and Guarantee Suspension Date, or following the first Collateral and Guarantee Suspension Date and after a Collateral Reinstatement Date but prior to the subsequent Collateral and Guarantee Suspension Date, is referred to as a “Collateral and Guarantee Period”, (iii) the period of time between a Collateral and Guarantee Suspension Date and the date of the subsequent Secured Covenant Reinstatement Event, is referred to as the “Unsecured Covenants Period” and (iv) any period of time prior to the first Collateral and Guarantee Suspension Date, or following the first Collateral and Guarantee Suspension Date and after a Secured Covenant Reinstatement Event but prior to the subsequent Collateral and Guarantee Suspension Date, is referred to as the “Secured Covenants Period”.

Any representation, warranty or covenant contained in any Loan Document relating to any Collateral or Guarantor released pursuant to this Section 9.12 shall no longer be deemed to be repeated with respect to such released Collateral or released Guarantor.

Section 9.13 Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 10.1, each Lender shall indemnify and hold harmless the Administrative Agent against, within ten (10) days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 9.13, include any L/C Issuer. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 9.14 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral (if any) in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (if any) (a) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, as amended, including under Sections 363, 1123 or 1129 thereof, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.11), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE 10. MISCELLANEOUS.

Section 10.1 Taxes.

(a) Payments Free of Withholding. Except as otherwise required by law, each payment by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made without withholding or deduction for or on account of any Taxes. If any such withholding or deduction is so required, such withholding or deduction shall be made by the applicable withholding agent, the amount withheld shall be paid to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and the relevant Loan Party shall pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) after withholding or deduction for Taxes has been made (including such withholding or deduction of Taxes on such additional amount payable under this Section 10.1) is equal to the amount that such Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) would have received had such withholding or deduction not been made.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.1) paid or payable by Administrative Agent or such Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, in the currency in which such payment was made, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority, within ten (10) days after the date the Lender or the Administrative Agent makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

(c) Status of Lenders.

(i) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 10.1(c)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(ii) Without limiting the generality of the foregoing:

(A) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (2) duly completed and signed copies of IRS Form W-9 certifying that such Lender is entitled to an exemption from U.S. backup withholding.

(B) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)	two (2) duly completed and signed IRS Forms W-8BEN or IRS Forms W-8BEN-E, as applicable, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code;

(ii)	two (2) duly completed and signed IRS Forms W-8ECI;

(iii)

in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two (2) duly completed and signed certificates substantially in the form of Exhibit L-1 (any such certificate, a “U.S. Tax Compliance Certificate”)

and (y) two (2) duly completed and signed IRS Forms W-8BEN or IRS Forms W-8BEN-E, as applicable;

(iv)	to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two (2) duly completed and signed IRS Forms W-8IMY of the Lender, together with an IRS FormW-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certifications documents from each beneficial owner, as applicable, provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner; or

(v)	two (2) duly completed and signed copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Administrative Agent to determine any withholding or deduction required to be made.

(C) If a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender, as applicable, shall deliver to the Borrower and (other than in the case of a payment to the Administrative Agent) the Administrative Agent at the time or times prescribed by Applicable Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether the Administrative Agent or such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) Notwithstanding any other provision of this Section 10.1(c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 10.1(c).

(d) Evidence of Payments. After any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 10.1 or Section 10.4, such Loan Party shall deliver official tax receipts evidencing that payment or certified copies thereof (or, if such receipts are not available, other evidence of payment reasonably acceptable to the relevant Lender or Administrative Agent) to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(e) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of Taxes as to which it has been indemnified (including by the payment of additional amounts) pursuant to this Section 10.1 or Section 10.4, it shall pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 10.1 or Section 10.4 giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as applicable and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to such indemnified party the amount paid over to the Borrower plus any penalties, interest or other charges imposed by the relevant Governmental Authority in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(e), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this Section 10.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted and the indemnification payments or additional amounts with respect to such Tax had not been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(f) [Reserved].

(g) Survival. Each party’s obligations under this Section 10.1 and Section 10.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Termination Date.

(h) Lenders. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 10.1, include any L/C Issuer.

Section 10.2 No Waiver; Cumulative Remedies; Collective Action. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.2, Section 7.3 and Section 7.4 for the benefit of all the Lenders and the L/C Issuers, and each Lender and each L/C Issuer hereby agree with each other Lender and each other L/C Issuer, as applicable, that no Lender or L/C Issuer shall take any action to protect or enforce its rights under this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders (such consent not to be unreasonably withheld or delayed); provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any debtor relief law.

Section 10.3 Non-Business Days. Except as otherwise provided herein, if any payment hereunder or date for performance becomes due and payable or performable (in each case, including as a result of the expiration of any relevant notice period) on a day which is not a Business Day, the due date of such payment or the date for such performance shall be extended to the next succeeding Business Day on which date such payment shall be due and payable or such other requirement shall be performed. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4 Documentary Taxes. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent shall timely reimburse the Administrative Agent for the payment of, any and all present or future documentary, court, stamp, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, deliver, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

Section 10.5 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made until the Termination Date.

Section 10.6 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and 10.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7 Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (except pursuant to a valid assignment or participation pursuant to Section 10.10 or as provided in or contemplated by Sections 2.14, 2.15 or 2.16), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 10.7, amounts owed to or recovered by an L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by such L/C Issuer as a Lender hereunder.

Section 10.8 Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by facsimile or email transmission) and shall be given to the relevant party at its physical address, facsimile number or email address set forth below, or such other physical address, facsimile number or email address as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by facsimile, email transmission or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its physical address or facsimile number or email address set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower or the Administrative Agent shall be addressed to their respective physical addresses, facsimile numbers or email addresses set forth below:

to the Borrower: Western Digital Corporation. 3355 Michelson Drive, Suite 100 Irvine, California 92612 Attention: Chief Legal Officer Telephone: (949) 672-7000 Facsimile: (949) 672-9612

to the Administrative Agent:

For delivery of any list of Prohibited Lenders and notices with respect to changes to the list of Prohibited Lenders, email to: JPMDQ_CONTACT@JPMORGAN.COM

For all other notices to the Administrative Agent:

JPMorgan Chase Bank, N.A.

10 South Dearborn

Chicago, IL 60603

Attention: Lamekia Davis

Telephone: (312) 732-2300

Facsimile: (844) 490-5663

Email: JPM.AGENCY.CRI@JPMORGAN.COM with a

copy to Lamekia.Davis@chase.com

With a copy of any notice of any Default or Event

of Default (which shall not constitute notice to the

Borrower) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Duane McLaughlin

Telephone: 212-225-2000

Facsimile: 212-225-3999

Email: dmclaughlin@cgsh.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.8 or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Article 2 hereof shall be effective only upon receipt.

Section 10.9 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 10.10 Successors and Assigns; Assignments and Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 10.10, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.10. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Any Lender may at any time assign to one (1) or more Eligible Assignees all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment(s) and the Loans at the time owing to it.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5.0 million, in the case of any assignment in respect of the Revolving Facility, or less than $1.0 million, in the case of any assignment in respect of the Term Facility (calculated, in each case, in the aggregate with respect to multiple, simultaneous assignments by two (2) or more Approved Funds which are Affiliates or share the same (or affiliated) manager or advisor and/or two (2) or more lenders that are Affiliates) unless each of the Administrative Agent and the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Facility or the Revolving Credit Commitment assigned, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless otherwise waived or reduced by the Administrative Agent in its sole discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) the Eligible Assignee provides the Borrower and the Administrative Agent the forms required by Section 10.1(b) prior to the assignment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.10, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4, 10.1(a) and 10.13 and subject to any obligations hereunder with respect to facts and circumstances occurring prior to the effective date of such assignment. All parties hereto consent that assignments to the Borrower permitted by the terms hereof shall not be construed as violating pro rata, optional redemption or any other provisions hereof, it being understood that, notwithstanding anything to the contrary elsewhere in this Agreement, immediately upon receipt by the Borrower of any Loans and/or Revolving Credit Commitments the same shall be deemed cancelled and no longer outstanding for any purpose under this Agreement, including without limitation, Section 10.11, and in no event shall the Borrower have any rights of a Lender under this Agreement or any other Loan Document.

(c) Register.

(i) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment(s) of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (as to its own interest, but not the interest of any other Lender), at any reasonable time and from time to time upon reasonable prior notice.

(ii) The Administrative Agent shall (A) accept the Assignment and Assumption and (B) promptly record the information contained therein in the Register once all the requirements of clause (a) above have been met. No assignment shall be effective unless it has been recorded in the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Prohibited Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, supplement or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, supplement or waiver described in subclause (A) (to the extent that such Participant is directly affected) or (B) of Section 10.11. Subject to clause (e) of this Section 10.10, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.1, 8.4, 10.1, and 10.4 (subject to the requirements and limitations therein (including the requirements under Section 10.1(c), it being understood that the documentation required to be provided under Section 10.1(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.10. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender.

Each Lender that sells a participation pursuant to this Section 10.10(d), acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Participants, the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Participant pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Borrower shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of a participation for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loan or other Obligations under any Loan Document) to any Person except to the extent such disclosure is necessary in connection with a tax audit or other proceeding to establish that any such Obligations are in registered form for U.S. federal income tax purposes.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 8.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any greater payment under Section 10.1 or Section 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a change in law after the sale of the participation.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Prohibited Lender) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such lender, and this Section 10.10 shall not apply to any pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Ohio Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Assignments to the Borrower and its Subsidiaries. Any Lender may elect to, but is not obligated to elect to, at any time, assign all or a portion of its rights and obligations in respect of the Term B Loans to the Borrower and/or any Subsidiary of the Borrower through Dutch Auctions open to all Lenders on a pro rata basis, subject to the following limitations:

(i) (A) the Revolving Facility shall not be utilized to fund the purchase or assignment and (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of any bids in any Dutch Auction; and

(ii) any Term B Loans acquired by the Borrower or any of its Subsidiaries shall be immediately and automatically cancelled.

(i) Prohibited Lenders. If any assignment or participation under this Section 10.10 is made (or attempted to be made) (i) to a Prohibited Lender without the Borrower’s prior written consent or (ii) to the extent the Borrower’s consent is required under the terms of this Section 10.10 and such consent shall have not been obtained or deemed to have been obtained, to any other Person without the Borrower’s consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) in the case of any outstanding Term Loans, purchase such Loans by paying the lesser of par or the same amount that such Lender paid to acquire such Loans, or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) the Borrower shall be liable to such Lender under Section 8.1 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 10.10 (provided that no registration and processing fee referred to in this Section 10.10 shall be owing in connection with any assignment pursuant to this clause). Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 10.10(i). Nothing in this Section 10.10(i) shall be deemed to prejudice any rights or remedies the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower would suffer irreparable harm if such Lender breaches any of its obligations under Section 10.10(a), 10.10(d) or 10.10(f) insofar as such Sections relate to any assignment, participation or pledge to a Prohibited Lender without the Borrower’s prior written consent. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 10.10(i) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm. The Administrative Agent shall not be responsible or have liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Prohibited Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Prohibited Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Prohibited Lender.

(j) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3)

Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.11 (with such replacement, if applicable, deemed to have been made pursuant to Section 2.16). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment by the Borrower of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.13(b) to the extent demanded in writing prior to the date of such assignment. By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Assumption attached hereto as Exhibit G and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (j) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

Section 10.11 Amendments.

(a) Except as provided in Section 2.14 with respect to any Incremental Facility, Section 2.15 with respect to any Extension and Section 2.16 with respect to any Refinancing Term Loans or Replacement Revolving Facility, (a) no provision of this Agreement or the other Loan Documents may be amended, modified, supplemented or waived unless such amendment, modification, supplement or waiver is in writing and is signed by (i) the Borrower, (ii) the Required Lenders, (iii) if the rights or duties of the Administrative Agent are adversely affected thereby, the Administrative Agent, and (iv) if the rights or duties of the L/C Issuers are affected thereby, the L/C Issuers; provided that:

(A) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall (i) increase any Commitment or extend the expiry date of any such Commitment of any Lender without the consent of such Lender (it being understood that any such amendment, modification, supplement or waiver that provides for the payment of interest in kind in addition to, and not as substitution for or as conversion of, the interest otherwise payable hereunder shall only require the consent of the Required Lenders and that a waiver of any condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment), (ii) reduce the amount of, postpone the date for any scheduled payment of any principal of or interest or fee on, or extend the final maturity of any Loan or of any Reimbursement Obligation or of any fee payable hereunder (other than with respect to a waiver of default interest and it being understood that any change in the definitions of any ratio used in the calculation of such rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees) without the consent of each Lender (but not the Required Lenders) to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder or (iii) change the application of payments set forth in Section 2.9 hereof without the consent of any Lender adversely affected thereby;

(B) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall, unless signed by each Lender, change the definition of Required Lenders in a manner that reduces the voting percentages set forth therein, change the provisions of this Section 10.11, release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) or all or substantially all of the value of the guarantees provided by the Guarantors (except as expressly provided in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders or sharing of Collateral among the Lenders (except in connection with any transaction permitted by the last paragraph of this Section 10.11(a) or Section 10.10(h));

(C) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or otherwise modify Section 2.8 or any other provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the consent of Lenders representing a majority in interest of each affected Class (it being understood that the Required Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered); and

(D) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or modify the provisions of Section 2.3 or any letter of credit application and any bilateral agreement between the Borrower and an L/C Issuer regarding such L/C Issuer’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such L/C Issuer in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such L/C Issuer, respectively.

Notwithstanding anything to the contrary herein, (a) except as set forth in clause (A) above, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder or otherwise give any direction to the Administrative Agent; (b) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.8(d), 2.14, 2.15, 2.16, 10.10(i) or (j); (c) guarantees, collateral security documents and related documents and related documents executed by the Borrower or any of its Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (i) comply with local law or advice of local counsel, (ii) cure ambiguities, omissions, mistakes or defects or (iii) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; (d) the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received, at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (e) Schedules 5.10, 5.17, 6.11, 6.14, 6.15, 6.17 and 6.24 may be updated with the consent of the Borrower and the Administrative Agent following the Closing Date and prior to the Escrow Release Date to reflect circumstances existing on the Escrow Release Date.

Notwithstanding the foregoing, (i) only the consent of the Required RC/TLA Lenders shall be required in respect of amendments, modifications or waivers of the financial covenants set forth in Section 6.22 (or any component definition thereof to the extent applicable thereto) and (ii) only the consent of the Required RC Lenders shall be required with respect to waivers of any conditions to the Borrowing of any Revolving Loans, and any such amendment, modification or waiver may be made without the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders).

In addition, notwithstanding the foregoing, any amendment or waiver of the conditions in Section 3.3 shall require the consent of the Required Lenders as of the date of such amendment or waiver.

In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders (as determined hereunder prior to any such amendment or amendment and restatement), the Administrative Agent and the Borrower (i) to add one (1) or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required RC/TLA Lenders, the Required RC Lenders and other definitions related to such new credit facilities; provided that no Lender shall be obligated to commit to or hold any part of such credit facilities.

(b) [Reserved].

(c) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 10.11 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Revolving Credit Commitments.

Section 10.12 Heading. Section headings and the Table of Contents used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13 Costs and Expenses; Indemnification.

(a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses (on the Closing Date or within thirty (30) days of a written demand therefor, together with reasonable backup documentation supporting such reimbursement request) of (i) the Administrative Agent, L/C Issuers and Joint Lead Arrangers in connection with the syndication of the Facilities and the preparation, execution, delivery and administration of the Loan Documents, (ii) the Administrative Agent and the L/C Issuers in connection with any amendment, modification, supplement, waiver or consent related to the Loan Documents, together with any fees and charges suffered or incurred by the Administrative Agent in connection with collateral filing fees and lien searches and (iii) the Administrative Agent, L/C Issuers and the Lenders (within thirty (30) days of a written demand therefor together with reasonable backup documentation supporting such reimbursement request) in connection with the enforcement of the Loan Documents.

(b) The Borrower further agrees to indemnify the Administrative Agent in its capacity as such, each Joint Lead Arranger, each L/C Issuer and each Lender, their respective Affiliates and controlling Persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of the foregoing against all Damages (including, without limitation, reasonable attorney’s fees and other expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to (x) any Loan Document, any of the transactions contemplated thereby, the Facilities, the syndication of the Facilities, the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit or the Transactions or (y) any Environmental Liability relating to the Borrower or any Restricted Subsidiary, including without limitation, with respect to the actual or alleged presence, Release or threat of Release of any Hazardous Materials at, on, under or from any property currently or formerly owned or operated by the Borrower or any Restricted Subsidiary, other than those in each of the cases of clauses (x) and (y) above which (i) arise from the gross negligence, willful misconduct or bad faith of, or material breach of the Loan Documents by, the party claiming indemnification (or any of its respective directors, officers, employees, advisors, agents and Affiliates), in each case, to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among indemnified persons (other than in connection with any agent or arranger acting in its capacity as the Administrative Agent, an L/C Issuer, a Joint Lead Arranger or any other agent, co-agent, arranger or similar role, in each case in their respective capacities as such, or in connection with any syndication activities) that did not arise out of any act or omission of the Borrower or any of its Affiliates. Notwithstanding the foregoing, each indemnified person shall be obligated to refund and return any and all amounts paid by the Borrower to such indemnified person for fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof. No indemnified person and no Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing in this sentence shall limit any Loan Party’s indemnity and reimbursement obligations to the extent that such special, punitive, indirect or consequential damages are included in any claim by a third party unaffiliated with any of the indemnified persons with respect to which the applicable indemnified person is entitled to indemnification as set forth in the immediately preceding sentence. No indemnified person nor any other party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such indemnified person (or any of its respective directors, officers, employees, advisors, agents and

Affiliates) or such other party hereto, as applicable, in each case to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c) Notwithstanding any of the foregoing clauses (a) or (b) to the contrary, in no event shall the Borrower be obligated to pay for the legal expenses or fees of more than one (1) firm of outside counsel and, if reasonably necessary, one (1) local counsel in any relevant jurisdiction or otherwise retained with the Borrower’s consent (not to be unreasonably withheld or delayed), to the Administrative Agent, or the Administrative Agent, the L/C Issuers, the Joint Lead Arrangers and the Lenders, taken as a whole, as the case may be, except, solely in the case of a conflict of interest under clauses (a)(iii) or (b) above, one (1) additional counsel to all affected persons similarly situated, taken as a whole, and if reasonably necessary, one (1) additional local counsel in each relevant jurisdiction or otherwise retained with Borrower’s consent (not to be unreasonably withheld or delayed) to all affected persons similarly situated, taken as a whole. The obligations of the Borrower under this Section 10.13 shall survive the termination of this Agreement.

Section 10.14 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, but subject to Section 10.2, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of any amount due and payable by the Borrower hereunder. Each Lender or any such subsequent holder of any Obligations agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.15 Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.16 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed by and interpreted in accordance with, the law of the State of New York; provided that, notwithstanding any governing law provision of the Loan Documents, (a) the interpretation of the definition of “Company Material Adverse Effect” (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof either the Borrower or its applicable affiliate has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Schrader Acquisition and (c) the determination of whether the Schrader Acquisition has been consummated in accordance with the terms of Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof shall, in each case, be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 10.17 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.18 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by Applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 10.18 shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by Applicable Law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.19 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one (1) or more Subsidiaries. In the event of any conflict or inconsistency between or among this Agreement and the other Loan Documents, the terms and conditions of this Agreement shall govern and control.

Section 10.20 Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder except as otherwise set forth in this Agreement. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 10.21 USA Patriot Act. Each Lender and each Agent hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender and/or Agent to identify each Loan Party in accordance with the Patriot Act.

Section 10.22 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that (a) any party hereto may otherwise have to bring any proceeding relating to any Loan Document against any other party hereto or their respective properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment or (ii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction or (b) the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may otherwise have to bring any proceeding relating to any Loan Document against any Loan Party or their respective properties in the courts of any jurisdiction in connection with exercising remedies against any Collateral in a jurisdiction in which such Collateral is located. THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.23 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that the Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents, advisors, insurers, insurance brokers, settlement service providers and other representatives on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely in connection with the transactions contemplated or permitted hereby; provided that the Administrative Agent, the Lenders or the L/C Issuers, as the case may be, shall be responsible for their respective Affiliates’ compliance with this clause, (b) to the extent requested by any regulatory authority having jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any similar organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (provided that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential Information relating to the Loan Parties), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender and the Administrative Agent shall promptly notify the Borrower in advance of any such disclosure, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions not less restrictive than those of this Section 10.23, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that, for the avoidance of doubt, to the extent that the list of Prohibited Lenders is made available to all Lenders, the “Information” for purposes of this clause (f)(i) shall include the list of Prohibited Lenders) or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) (x) to any rating agency in connection with rating the Borrower or its Subsidiaries or the facilities evidenced by this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.23 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (j) for purposes of establishing a “due diligence” defense, (k) to the extent that such information is independently developed, so long as not based on information obtained in a manner that would otherwise violate this Section 10.23. In addition, the Agents and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised of and agrees to be bound by the provisions of this Section 10.23. For purposes of this Section 10.23, “Information” means all information received by the Administrative Agent, any Lender or any L/C Issuer, as the case may be, from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including any target company and its Subsidiaries in connection with contemplated or consummated Acquisition or other investment), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 10.23 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree not to disclose any Information to a Prohibited Lender.

Section 10.24 No Fiduciary Relationship. The Borrower acknowledges and agrees that the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Agents and the Lenders, on the one hand, and the Loan Parties, on the other, and in connection therewith and with the process leading thereto, (i) the Agents and the Lenders have not assumed an advisory or fiduciary responsibility in favor of the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether such Agent and/or Lender has advised, is currently advising or will advise the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in this Agreement and the other Loan Documents and (ii) such Agent and/or Lender is acting solely as a principal and not as a fiduciary of the Loan Parties, the Loan Parties’ management, equity holders, Affiliates, creditors or any other Person or their respective Affiliates. Each Agent, each Lender and their Affiliates may have economic interests that conflict with the economic interests of the Borrower or any of its Subsidiaries, their stockholders and/or their Affiliates.

Section 10.25 Platform; Borrower Materials.

(a) The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (within the meaning of the United States federal and state securities laws) with respect to the Borrower or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iii) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE JOINT LEAD ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY JOINT LEAD ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

(b) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of material non-public information and that it will handle material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

Section 10.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.27 Collateral and Guarantee Suspension. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, on and after the Amendment No. 7 Effective Date, each Term A-1 Lender, Additional Term A-1 Lender, Incremental Term A-1 Lender and Revolving Lender agrees (which agreement shall be binding upon each of its successors and assigns (and in connection with any assignment of the Loans or Revolving Credit Commitments of such Lender, by signing the Assignment and Assumption the assignee of the Loans or Revolving Credit Commitments shall be deemed to have signed Amendment No. 7 with respect to the Collateral and Guarantee Release Amendments (as defined in Amendment No. 7))) that the Collateral and Guarantee Release Amendments shall become effective once the conditions precedent set forth in Section 10 of Amendment No. 7 are satisfied, the occurrence of which shall be notified to the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) by the Borrower and such notification shall be conclusive and binding.

ANNEX B

EXHIBIT D-1

TERM A-1 NOTE

$_________	, 20

FOR VALUE RECEIVED, the undersigned, Western Digital Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to _____________ or its registered assigns (the “Lender”) at the principal office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of ______________ Dollars ($______) or, if less, the aggregate unpaid principal amount of the Term A-1 Loan made, continued or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7(a) of the Loan Agreement, together with interest on the principal amount of such Term A-1 Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is one of the Term A-1 Notes referred to in the Loan Agreement dated as of April 29, 2016 among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

Schedules

[See attached.]

Schedule 2.3(a)

Existing Letters of Credit

Issuing Bank	LC Number	Amount	Beneficiary
Bank of Tokyo Mitsubishi UFJ, Ltd.	S502557N	$589,902.00	Travelers Indemnity Company

1

Schedule 5.10

Subsidiaries

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
1.	Amplidata	Belgium	HGST Netherlands B.V.	100.000%
2.	Amplidata, Inc.	Delaware	Amplidata N.V.	100.000%
3.	EasyStore Memory Limited	Ireland	SanDisk Holdings LLC	100.000%
4.	Fabrik, LLC	Delaware	HGST, Inc.	100.000%
5.	Fusion Multisystems Ltd.	Canada	Fusion-io, LLC	100.000%
6.	Fusion-io (Beijing) Info Tech Co., Ltd	China	Fusion-io Singapore Private Ltd	100.000%
7.	Fusion-io Gmbh	Germany	Fusion-io, LLC	100.000%
8.	Fusion-io Holdings S.A.R.L.	Luxembourg	Fusion-io, LLC	100.000%
9.	Fusion-io Poland Sp.z.o.o.	Poland	Fusion-io Holdings S.A.R.L.	100.000%
10.	Fusion-io Singapore Private Ltd	Singapore	Fusion-io, LLC	100.000%
11.	Fusion-io, LLC	Delaware	SanDisk LLC	100.000%
12.	G-Tech, LLC	California	Fabrik, LLC	100.000%
13.	HGSP (Shenzhen) Co., Ltd.	China	HGST Netherlands B.V.	100.000%
14.	HGST (Shenzhen) Co., Ltd.	China	HGST Netherlands B.V.	100.000%
15.	HGST (Thailand) Ltd.	Thailand	HGST Netherlands B.V.	99.999984% of Common 100% of Preferred
16.	HGST Asia Pte. Ltd.	Singapore	HGST Netherlands B.V.	100.000%
17.	HGST Consulting (Shanghai) Co., Ltd.	China	HGST Netherlands B.V.	100.000%
18.	HGST Europe, Ltd.	United Kingdom	Western Digital Ireland, Ltd. Viviti Technologies Pte. Ltd.	100.000%
19.	HGST Japan, Ltd.	Japan	HGST Netherlands B.V.	100.000%
20.	HGST Malaysia Sdn. Bhd.	Malaysia	HGST Netherlands B.V.	100.000%
21.	HGST Netherlands B.V.	Netherlands	HGST Europe, Ltd.	100.000%
22.	HGST Philippines Corp.	Philippines	HGST Netherlands B.V.	100.000%
23.	HGST Singapore Pte. Ltd.	Singapore	HGST Netherlands B.V.	100.000%
24.	HGST Technologies India Private Limited	India	Virident Systems, LLC HGST Technologies Santa Ana, Inc.	100.000%
25.	HGST Technologies Malaysia Sdn. Bhd.	Malaysia	STEC R&D Ltd.	100.000%
26.	HGST Technologies Santa Ana, Inc.	California	HGST, Inc.	100.000%
27.	HGST, Inc.	Delaware	Western Digital Technologies, Inc.	100.000%

2

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
28.	HICAP Properties Corp.	Philippines	HGST Philippines Corp.	100.000%
29.	Keen Personal Media, Inc.	Delaware	Western Digital Corporation	35% (Common Stock) 100.000% (Preferred A Stock) 67% (Preferred B-1 Stock)
30.	M-Systems (Cayman) Limited	Cayman Islands	M-Systems Finance Inc.	100.000%
31.	M-Systems Finance Inc.	Cayman Islands	SanDisk IL Ltd.	100.000%
32.	Pacifica Insurance Corporation	Hawaii	Western Digital Corporation	100.000%
33.	Prestadora SD, S. de R.L. de C.V.	Mexico	SanDisk Latin America Holdings LLC SanDisk Holdings LLC	100.000%
34.	Read-Rite Philippines, Inc.	Philippines	Western Digital Ireland Ltd.	100.000%
35.	Rising Silicon, Inc.	Texas	Western Digital Technologies, Inc.	72.500%
36.	Sandbox Expansion LLC	Delaware	Western Digital Technologies, Inc.	100.000%
37.	SanDisk (Cayman) Limited	Cayman Islands	SanDisk (Ireland) Limited	100.000%
38.	SanDisk (Ireland) Limited	Ireland	SanDisk Manufacturing Unlimited Company	100.000%
39.	SanDisk 3D IP Holdings Ltd	Cayman Islands	SanDisk Technologies LLC	100.000%
40.	SanDisk 3D LLC	Delaware	SanDisk Technologies LLC	100.000%
41.	SanDisk B.V.	Netherlands	SanDisk International Limited	100.000%
42.	SanDisk Bermuda Limited	Bermuda	SanDisk International Holdco B.V.	100.000%
43.	SanDisk Bermuda Unlimited	Bermuda	SanDisk Bermuda Limited	100.000%
44.	SanDisk BiCS IP Holdings Ltd	Cayman Islands	SanDisk Technologies LLC	100.000%
45.	SanDisk Brasil Participações Ltda.	Brazil	SanDisk Latin America Holdings LLC SanDisk Holdings LLC	100.000%
46.	SanDisk C.V.	Netherlands	SanDisk International Holdco B.V. SanDisk Holding B.V.	100.000%
47.	SanDisk China Limited	Ireland	SanDisk Manufacturing Unlimited Company	100.000%
48.	SanDisk China LLC	Delaware	SanDisk Technologies LLC	100.000%
49.	SanDisk Enterprise IP LLC	Texas	SanDisk Malaysia Sdn. Bhd.	100.000%
50.	SanDisk Equipment Y.K.	Japan	SanDisk (Cayman) Limited	100.000%
51.	SanDisk Flash B.V.	Netherlands	SanDisk C.V.	100.000%
52.	SanDisk France SAS	France	SanDisk International Limited	100.000%

3

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
53.	SanDisk G.K.	Japan	SanDisk International Limited	100.000%
54.	SanDisk GmBH	Germany	SanDisk International Limited	100.000%
55.	SanDisk Holding B.V.	Netherlands	SanDisk International Holdco B.V.	100.000%
56.	SanDisk Holdings LLC	Delaware	SanDisk Technologies LLC	100.000%
57.	SanDisk Hong Kong Limited	Hong Kong	SanDisk International Holdco B.V. SanDisk, Limited	100.000%
58.	SanDisk IL Ltd	Israel	SanDisk International Holdco B.V.	100.000%
59.	SanDisk India Device Design Centre Private Limited	India	SanDisk LLC SanDisk Manufacturing Unlimited Company	100.000%
60.	SanDisk Information Technology (Shanghai) Co. Ltd.	China	SanDisk China LLC	100.000%
61.	SanDisk International Holdco B.V.	Netherlands	SanDisk Technologies LLC	100.000%
62.	SanDisk International Limited	Ireland	SanDisk Manufacturing Unlimited Company	100.000%
63.	SanDisk International Middle East FZE	United Arab Emirates	SanDisk International Limited	100.000%
64.	SanDisk Israel (Tefen) Ltd.	Israel	SanDisk IL Ltd.	100.000%
65.	SanDisk Italy S.R.L.	Italy	SanDisk International Limited	100.000%
66.	SanDisk Korea Limited	Korea	SanDisk International Limited	100.000%
67.	SanDisk Latin America Holdings LLC	Delaware	SanDisk Technologies LLC	100.000%
68.	SanDisk LLC	Delaware	SD International Holdings Ltd.	100.000%
69.	SanDisk Malaysia Sdn. Bhd.	Malaysia	SanDisk Manufacturing Unlimited Company	100.000%
70.	SanDisk Manufacturing Americas, LLC	Delaware	Western Digital Technologies, Inc.	100.000%
71.	SanDisk Manufacturing Unlimited Company	Ireland	SanDisk Bermuda Limited SanDisk Bermuda Unlimited	100.000%
72.	SanDisk Operations Holdings Limited	Ireland	SanDisk Manufacturing Unlimited Company	100.000%
73.	SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey	SanDisk International Limited	100.000%
74.	SanDisk Scotland, Limited	United Kingdom	SanDisk International Holdco B.V.	100.000%
75.	SanDisk Semiconductor (Shanghai) Co., Ltd.	China	SanDisk China Limited	100.000%

4

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
76.	SanDisk Spain, S.L.U.	Spain	SanDisk International Holdco B.V.	100.000%
77.	SanDisk Storage Malaysia Sdn. Bhd.	Malaysia	SanDisk Manufacturing Unlimited Company	100.000%
78.	SanDisk Sweden AB	Sweden	SanDisk International Limited	100.000%
79.	SanDisk Switzerland Sarl	Switzerland	SanDisk International Limited	100.000%
80.	SanDisk Taiwan Limited	Taiwan	SanDisk Manufacturing Unlimited Company	100.000%
81.	SanDisk Technologies LLC	Texas	SanDisk LLC	100.000%
82.	SanDisk Trading (Shanghai) Co., Ltd.	China	SanDisk Trading Holdings Limited	100.000%
83.	SanDisk Trading Holdings Limited	Ireland	SanDisk Manufacturing Unlimited Company	100.000%
84.	SanDisk UK, Limited	United Kingdom	SanDisk International Limited	100.000%
85.	SanDisk, Limited	Japan	SanDisk LLC	100.000%
86.	SD International Holdings Ltd.	Cayman Islands	Western Digital International, Ltd.	100.000%
87.	Shenzhen Hailiang Storage Products Co., Ltd.	China	HGST Netherlands B.V.	100.000%
88.	Skyera, LLC	Delaware	HGST, Inc.	100.000%
89.	SMART Storage Systems GmbH	Austria	SanDisk Storage Malaysia Sdn. Bhd.	100.000%
90.	STEC Bermuda, LP	Bermuda	HGST Technologies Santa Ana, Inc. STEC International Holding	100.000%
91.	STEC Europe B.V.	Netherlands	STEC Bermuda, LP	100.000%
92.	STEC Germany GmbH	Germany	STEC Europe B.V.	100.000%
93.	STEC Hong Kong Limited	Hong Kong	STEC Bermuda, LP	100.000%
94.	STEC International Holding, Inc.	California	HGST Technologies Santa Ana, Inc.	100.000%
95.	STEC Italy SRL	Italy	STEC Europe B.V.	100.000%
96.	STEC R&D Ltd.	Cayman Islands	STEC Bermuda, LP	100.000%
97.	Suntech Realty, Inc.	Philippines	Read-Rite Phillipines, Inc.	100.000%
98.	Tegile Systems Private Limited	India	HGST, Inc. SanDisk India Device Design Centre Private Limited	100.000%
99.	Virident Systems International Holdings Ltd.	Cayman Islands	HGST, Inc.	100.000%
100.	Virident Systems, LLC	Delaware	Virident Systems International Holdings, Ltd.	100.000%
101.	Viviti Technologies Pte. Ltd.	Singapore	Western Digital Ireland, Ltd.	100.000%
102.	WD Media (Malaysia) Sdn.	Malaysia	Western Digital Ireland, Ltd.	100.000%

5

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
103.	WD Media (Singapore) Pte. Ltd.	Singapore	Western Digital Ireland Ltd.	100.000%
104.	WD Media, LLC	Delaware	Western Digital Technologies, Inc.	100.000%
105.	Western Digital (Argentina) S.A.	Argentina	Western Digital Latin America, Inc. Western Digital Technologies, Inc.	100.000%
106.	Western Digital (France) SARL	France	Western Digital Technologies, Inc.	100.000%
107.	Western Digital (Fremont), LLC	Delaware	Western Digital Technologies, Inc.	100.000%
108.	Western Digital (I.S.) Limited	Ireland	Western Digital Technologies, Inc. Western Digital Ireland, Ltd.	100.000%
109.	Western Digital (Malaysia) Sdn. Bhd.	Malaysia	Western Digital Ireland, Ltd.	100.000%
110.	Western Digital (S.E. Asia) Pte Ltd	Singapore	Western Digital Technologies, Inc.	100.000%
111.	Western Digital (Thailand) Company Limited	Thailand	Western Digital Ireland Ltd. SD International Holdings Ltd. Western Digital International Ltd.	100.000%
112.	Western Digital (UK) Limited	United Kingdom	Western Digital Technologies, Inc.	100.000%
113.	Western Digital Canada Corporation	Canada	Western Digital Technologies, Inc.	100.000%
114.	Western Digital Capital Global, Ltd.	Cayman Islands	Western Digital Ireland, Ltd.	100.000%
115.	Western Digital Capital, LLC	Delaware	Western Digital Corporation	100.000%
116.	Western Digital Deutschland GmbH	Germany	Western Digital Technologies, Inc.	100.000%
117.	Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil	Western Digital Technologies, Inc. Western Digital Latin America	100.000%
118.	Western Digital Hong Kong Limited	Hong Kong	Western Digital Technologies, Inc.	100.000%
119.	Western Digital Information Technology (Shanghai) Company Ltd.	China	Western Digital Hong Kong	100.000%
120.	Western Digital International Ltd.	Cayman Islands	Virident Systems International Holdings, Ltd.	100.000%
121.	Western Digital Ireland, Ltd.	Cayman Islands	SanDisk Technologies LLC	100.000%
122.	Western Digital Japan Ltd.	Japan	Western Digital Technologies, Inc.	100.000%

6

	Name of Subsidiary	Jurisdiction of Organization	Record Owner	Percentage Ownership by Borrower
123.	Western Digital Korea, Ltd.	Korea	Western Digital Technologies, Inc.	100.000%
124.	Western Digital Latin America, Inc.	Delaware	Western Digital Technologies, Inc.	100.000%
125.	Western Digital Netherlands B.V.	Netherlands	Western Digital Technologies, Inc.	100.000%
126.	Western Digital Taiwan Co., Ltd.	Taiwan	Western Digital Technologies, Inc.	100.000%
127.	Western Digital Technologies, Inc.	Delaware	Western Digital Corporation	100.000%

7

Schedule 5.17

Capitalization

None.

8

Schedule 6.11

Transactions with Affiliates

1.	Joint Venture Agreement Dated November 9, 2015 by and among Unisplendor Corporation Limited, Unissoft (Wuxi) Group Co., Ltd. and Western Digital Corporation.

9

Schedule 6.14

Indebtedness

1.	Amended and Restated Uncommitted Receivables Purchase Agreement dated as of March 25, 2016 among Western Digital Technologies, Inc. and HGST, Inc., each as a Seller, Western Digital Corporation, as Parent, and Bank of West, as Purchaser, in an aggregate facility amount of $100,000,000.

2.	Amended and Restated Receivables Purchase Agreement dated as of April 27, 2011 and amended and restated as of September 21, 2012, as amended as of June 16, 2014 and as further amended as of June 29, 2015, among Western Digital Technologies, Inc. and HGST, Inc., each as a Seller, the other sellers from time to time party thereto and Citibank, N.A., as Buyer, in an aggregate facility amount of $250,000,000.

3.	Supplier Agreement dated as of September 3, 2013 by and between Western Digital Technologies, Inc., and Citibank, N.A., providing for receivables financing by Citibank for certain trade receivables.

4.	Supplier Agreement dated as of November 18, 2011 by and between Western Digital Technologies, Inc. and Citibank, N.A., providing for receivables financing by Citibank, N.A. for certain trade receivables.

5.	SanDisk Corporation and certain of its Subsidiaries entered into a Receivable Purchase Agreement in an amount up to $100 million with Standard Chartered Bank on February 25, 2015.

6.	Guarantee made by Western Digital Corporation in favor of JA Mitsui Leasing, Ltd. in connection with the indebtedness and liability arising under a lease agreement dated as of July 25, 2017 by and between JA Mitsui Leasing, Ltd. and Flash Partners, Ltd.

7.	Guarantee made by Western Digital Corporation in favor of Tokyo Electron Limited on behalf of Flash Partners Limited for the payment of equipment purchases of approximately $88 million.

8.	The Senior Secured Notes and the Senior Unsecured Notes*

*	Expected to be redeemed on or about March 1, 2018.

10

Schedule 6.15

Liens

1.	A security interest granted by HGST, Inc. as lessee De Lage Landen Financial Services, Inc. as lessor in all HGST, Inc.’s invoices and their proceeds specified in Schedule A of the financing statement amendment under the Master Lease Agreement.

2.	A security interest granted by Hitachi Global Storage Technologies, Inc.as lessee to Hewlett- Packard Financial Services Company as lessor in all of Hitachi Global Storage Technologies, Inc.’s Equipment (as defined in the financing statement), rights and claims to payment and chattel paper arising out of such Equipment and all proceeds relating to the Equipment.

3.	A security interest granted by Hitachi Global Storage Technologies, Inc.as lessee to Hewlett- Packard Financial Services Company as lessor in all of Hitachi Global Storage Technologies, Inc.’s Equipment (as defined in the financing statement), rights and claims to payment and chattel paper arising out of such Equipment and all proceeds relating to the Equipment.

4.	A security interest granted by Hitachi Global Storage Technologies, Inc.as lessee to Hewlett- Packard Financial Services Company as lessor in all of Hitachi Global Storage Technologies, Inc.’s equipment and software leased to or financed for Hitachi Global Storage Technologies, Inc. by Hewlett- Packard Financial Services Company and products and proceeds thereof.

5.	Security interests granted by Western Digital Corporation to Avidex Industries, LLC in Western Digital Corporation’s equipment located in the following locations:

a.	1710 Automation Parkway, San Jose, California 95131

b.	1250 Reliance Way, Fremont, California 94539

c.	5601 Great Oaks Parkway, San Jose, California 95119

d.	9950 Federal Drive, Unit 100, Colorado Springs, Colorado 80921

e.	44200 Osgood Road, Fremont, California 94539

6.	Security interests granted by HGST, Inc. to McGrate RentCorp and TRS-Tentelco in HGST, Inc.’s equipment subject to the lease contract between HGST, Inc., McGrate RentCorp and TRS-Tentelco.

7.	Liens in connection with that certain Guarantee made by Western Digital Corporation in favor of The Bank Of Nova Scotia in connection with the indebtedness and liability of Western Digital (Fremont) LLC arising under a master lease agreement for precious metals.

11

8.	Liens in connection with that certain Guarantee made by Western Digital Corporation in favor of The Bank Of Nova Scotia in connection with the indebtedness and liability of HGST, Inc., arising under a master lease agreement for precious metals.

9.	Liens in connection with that certain Amended and Restated Uncommitted Receivables Purchase Agreement dated as of March 25, 2016 among Western Digital Technologies, Inc. and HGST, Inc., each as a Seller, Western Digital Corporation, as Parent, and Bank of West, as Purchaser.

10.	Liens in connection with that certain Amended and Restated Receivables Purchase Agreement dated as of April 27, 2011 and amended and restated as of September 21, 2012, as amended as of June 16, 2014 and as further amended as of June 29, 2015, among Western Digital Technologies, Inc. and HGST, Inc., each as a Seller, the other sellers from time to time party thereto and Citibank, N.A., as Buyer.

11.	Liens in connection with that certain Supplier Agreement dated as of September 3, 2013 by and between Western Digital Technologies, Inc., and Citibank, N.A.

12.	Liens in connection with that certain Supplier Agreement dated as of November 18, 2011 by and between Western Digital Technologies, Inc. and Citibank, N.A.

13.	Security interests granted Western Digital Technologies Inc. to IBM Credit LLC in Western Digital Technologies Inc.’s equipment described in the IBM Credit LLC Agreement 017577.

14.	A security interest granted by Fusion-io, LLC to U.S. Bank Equipment Finance (a division of U.S. Bank National Association), in one of Fusion-io, LLC’s copier together with replacements, parts, repairs, etc.

15.	A security interest granted by Virident Systems, Inc. to Webbank, in all of Virident Systems, Inc.’s computer equipment, peripherals and other equipment, financed to Virident Systems, Inc. by Webbank.

16.	Liens in connection with that certain Receivable Purchase Agreement dated as of February 25, 2015 entered into by SanDisk Corporation and certain of its Subsidiaries with Standard Chartered Bank

17.	Liens securing the Senior Secured Notes.*

*	Expected to be redeemed on or about March 1, 2018.

12

Schedule 6.17

Advances, Investments and Loans

1.	The information set forth on Schedule 5.10 is incorporated herein by reference.

2.	Western Digital Capital, LLC and Western Digital Capital Global, Ltd. have made investments in certain early stage companies in the data storage industry in an aggregate amount of $43 million. In addition, Western Digital Capital Global, Ltd. has committed to invest in venture funds totaling $10.4 million.

3.	Joint Venture Contract regarding Unis-WDC Storage Co. Ltd. among Unisplendour Corporation Limited and Unissoft (Wuxi) Group Co., Ltd. and Western Digital Corporation dated as of November 9, 2015.

4.	Each of Western Digital Technologies, Inc. and SanDisk LLC has a 25% interest in Secure Content Storage Association, LLC.

5.	Western Digital Technologies, Inc. and SanDisk LLC have made investments (including loans) in or to third parties (excluding Flash Ventures (as defined below)) totalling $56 million. In addition, Western Digital Technologies, Inc. has committed to invest in venture funds totalling $5.7 million, and SanDisk LLC holds a 33.3% interest in SD-3C LLC.

6.	Investments in three business ventures with Toshiba Corporation (“Toshiba”): Flash Partners Ltd. (“FPL”), Flash Alliance Ltd. (“FAL”) and Flash Forward Ltd. (“FFL,” and together with FPL and FAL, “Flash Ventures”). Subsidiaries of Western Digital Corporation have a 49.9% ownership interest in the Flash Ventures, and Toshiba (or subsidiaries of Toshiba) own 50.1% of each of the Flash Ventures.

7.	Note Agreement, dated as of June 8, 2006, as amended by Amendment #1 to Note Agreement, dated December 31, 2011, and Amendment #2 to Note Agreement, dated December 30, 2013, by and among Flash Partners, Ltd., Toshiba Corporation and SanDisk Corporation in the amount of $737 million (as of December 29, 2017).

8.	Note Agreement, dated as of June 26, 2008, as amended by Amendment #1 to Note Agreement, dated December 31, 2013, by and among Flash Alliance, Ltd., Toshiba Corporation and SanDisk Corporation in the amount of $101 million (as of December 29, 2017).

9.	Flash Forward Amended and Restated Note Agreement, dated as of February 17, 2012, as amended by Amendment #1 to Flash Forward Amended and Restated Note Agreement, dated November 27, 2013, Amendment #2 to Flash Forward Amended and Restated Note Agreement, dated May 22, 2014 and Amendment #3 to Flash Forward Amended and Restated Note Agreement effective October 28, 2014, by and among Flash Forward, Ltd., Toshiba Corporation and SanDisk Corporation in the amount of $429 million (as of December 29, 2017).

13